Exhibit 10.2

EXECUTION VERSION

SUBLEASE

This Sublease is entered into as of this 25th day of January, 2012 (the “Execution Date”), by and between Conversent Communications of Massachusetts, Inc., d/b/a EarthLink Business, a Delaware corporation (“Sublandlord”), and Demandware, Inc., a Delaware corporation (“Subtenant”).

W I T N E S S E T H

WHEREAS, the following facts are true:

A. By Lease Agreement dated July 2, 2008 (“Master Lease”), Sublandlord leases approximately 75,495 rentable square feet of space located on the Fifth and Sixth Floors at Five Wall Street, Burlington, Massachusetts 01803 (“Leased Premises”) from Burlington Office Park V Limited Partnership (“Landlord”). A copy of the Master Lease is attached hereto as Exhibit A.

B. Sublandlord and Subtenant now desire to enter into a sublease whereby Subtenant will lease approximately 37,481 rentable square feet consisting of the entire Sixth Floor of the Leased Premises as defined in the Master Lease from Sublandlord (“Subleased Premises”), upon and subject to the terms, covenants and conditions herein contained.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and terms contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Sublease of Subleased Premises. Sublandlord hereby subleases to Subtenant, and Subtenant hereby takes from Sublandlord the Subleased Premises and agrees to be bound by all rights and obligations of Sublandlord as Tenant under the Master Lease, as such apply to the Subleased Premises.

2. Term. The term of this Sublease is approximately ninety four (94) months (“Sublease Term”) commencing on the date on which both of the following have occurred: (i) Sublandlord’s substantial completion of any work as outlined and required in Article 3 below, and delivery of the Subleased Premises to Subtenant broom-clean and free of all occupants and personal property except as set forth on Exhibit B attached hereto, and (ii) Landlord’s written consent to this Sublease in form reasonably similar to the form attached hereto (“Commencement Date”), and expiring on the earlier of (a) the permitted termination date under Sublandord’s “Early Termination Option” in Exhibit N of the Master Lease or (b) October 31, 2019 (as applicable, the “Expiration Date”). Sublandlord and Subtenant shall memorialize in writing, at the request of either, the actual Commencement Date after the same has been established. In the event Sublandlord exercises its “Early Termination Option” under Exhibit N of the Master Lease, Sublandlord shall notify Subtenant in the same manner as Sublandlord is required to notify Landlord, and Subtenant must vacate the Subleased Premises no later than the first day of month eighty four (84) of the Master Lease term (November 1, 2015). Neither Sublandlord nor Subtenant shall have any liability or responsibility to the other solely in connection with Sublandlord’s election to exercise its right of early termination, and any fee due Landlord in connection therewith is the sole responsibility of Sublandlord. If Subtenant has not vacated the Subleased Premises by the Expiration Date, the Subtenant will pay Sublandlord for the Holdover as outlined in Article 6.1.16 of the Master Lease. Exhibit “F” of the Master Lease is expressly excluded from this Sublease and for purposes of Exhibit “F” and the renewal rights granted therein Subtenant shall not be considered “Tenant” as otherwise described in Article 7(b) below.

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3. Condition of Subleased Premises. On the Commencement Date, Sublandlord shall deliver the Subleased Premises, and Subtenant agrees to accept the Subleased Premises, in its “as is” broom clean condition as of the date hereof. Sublandlord shall not be obligated to perform any work or furnish any materials in, to or about the Subleased Premises in order to prepare the Subleased Premises for use or occupancy by Subtenant or otherwise except as set forth in herein and/or Exhibit C attached hereto. All work performed by Sublandlord under this Section 3 shall be performed in a good and workmanlike manner in accordance with all applicable laws. Sublandlord, at its cost and prior to the Commencement Date, shall be responsible for demising the Subleased Premises in accordance with the terms of this Section 3. Sublandlord shall, at its sole cost and expense, barricade the stairwell and remove the video conference equipment in accordance with Exhibit C (the “Stairwell Treatment”) attached hereto. Subtenant shall have no responsibility for any code regulations/sprinkler/demising work associated with the Stairwell Treatment. Any necessary HVAC and/or electrical demising work shall be performed by Sublandlord at its sole cost and expense so the Subleased Premises is delivered as its own floor with separate electrical demising and proper HVAC balancing. Furthermore, Sublandlord at its sole cost and expense shall remove all video conferencing equipment from the Premises prior to the date which is 180 days following the Execution Date (the “Video Equipment Removal Date”). In the event that Sublandlord does not remove such video conferencing equipment by the Video Equipment Removal Date, in addition to the abatement set forth in Article 4, Rent shall abate for one additional day for every day beyond the Video Equipment Removal Date that Sublandlord fails to remove the video conferencing equipment. Subtenant shall have the right to perform modifications to the Subleased Premises during the course of the Sublease Term in accordance with the Master Lease. Any

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improvements will be paid by Subtenant and are subject to both Sublandlord and Landlord’s reasonable approval rights, not to be unreasonably withheld, conditioned, or delayed in the case of Sublandlord. Subtenant agrees that in executing this Sublease, it has not relied upon any statements, representations, covenants or warranties made by Sublandlord or any person acting on behalf of Sublandlord other than those, if any, expressly set forth in this Sublease, and on such investigations, examinations and inspections as Subtenant has chosen to make or has made.

4. Rent. Subtenant shall pay to Sublandlord as rent for the Subleased Premises Base Rent in the amounts set forth below:

Sublease Term	Monthly Rent Installment	Cost per rentable square foot, net of Tenant Electricity
Commencement Date through the first 5 months of the Term	$0.00	$0.00
The succeeding 5 months of the Term	$81,052.66	$25.95
The succeeding 12 months of the Term	$82,614.37	$26.45
The succeeding 12 months of the Term	$84,176.08	$26.95
The succeeding 12 months of the Term	$85,737.78	$27.45
The succeeding 12 months of the Term	$87,299.49	$27.95
The succeeding 12 months of the Term	$88,861.20	$28.45
The succeeding 12 months of the Term	$90,422.91	$28.95
The remainder of the Term through 10/31/2019	$91,984.62	$29.45

(a) In addition to the Base Rent, Subtenant covenants and agrees to pay, from and after the Commencement Date, the amounts specifically defined in Article 4.2 of the Master Lease as Operating Cost Escalation, as such apply to the Subleased Premises, except that the Base Year for Operating Expenses shall be calendar year 2012 and the Base Year Real Estate Taxes shall be fiscal year 2013 (i.e. July 1, 2012 to June 30, 2013). Sublandlord shall bill Subtenant for each item of Operating Cost Escalation promptly after Sublandlord receives the corresponding bill from Landlord for items which were incurred or arose on and after the Commencement Date, and Subtenant shall pay each amount so billed within ten (10) business days after being billed therefore.

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(b) If the Commencement Date shall be other than the first day of a month or the expiration or sooner termination of the Term is other than on the last day of a month, the monthly installments of Base Rent and any Additional Rent payable hereunder for the last month of the Term shall be prorated on a per diem basis based on the actual number of days in such month. By way of clarification, if the Commencement Date occurs after January 11, 2012, the 5 months of free rent contemplated under the rent table above shall commence on the Commencement Date and expire 151 days thereafter, and all subsequent rent increases shall occur on the dates set forth in said rent table, and only the final month will be prorated.

(c) All amounts payable by Subtenant pursuant to this Sublease, including, without limitation, Base Rent, Operating Cost Escalation, and all other costs, charges, sums and deposits payable by Subtenant hereunder (collectively, “Rental”), shall constitute rent under this Sublease and shall be payable to Sublandlord or its designee at such address as Sublandlord shall from time to time direct in writing.

(d) Subtenant shall pay the Rental without setoff, offset or deduction of any kind whatsoever and, in the event of Subtenant’s failure to pay the Rental when due, Sublandlord shall have all of the rights and remedies provided for in the Master Lease in the case of nonpayment of rent.

5. Liability of Sublandlord. Sublandlord hereby acknowledges that this Sublease does not relieve it from its liability for the payment of rent and the performance and observance of all of the terms, conditions, covenants and obligations under the Master Lease. Sublandlord further acknowledges that this Sublease shall not be construed to modify, waive, impair, or affect any of the terms, provisions or conditions of the Master Lease.

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6. Use. Subtenant shall use and occupy the Subleased Premises for office space and ancillary uses in accordance with the uses permitted under the Master Lease and for no other purpose.

7. Subordination to and Incorporation of Terms of Master Lease.

(a) This Sublease and all of Subtenant’s rights hereunder are and shall remain in all respects subject and subordinate to (i) all of the conditions and provisions of the Master Lease as such apply to the Subleased Premises (ii) any and all amendments or modifications to the Master Lease or supplemental agreements relating thereto hereafter made between the Landlord and Sublandlord which do not in any respect contravene any express rights granted to Subtenant hereunder, and (iii) any and all matters to which the tenancy of Sublandlord, as tenant under the Master Lease, is or may be subordinate as of the date hereof. The foregoing provisions shall be self-operative and no further instrument of subordination shall be necessary to effectuate such provisions.

(b) Except as otherwise expressly provided in this Sublease, Subtenant assumes and shall keep, observe and perform every term, provision, covenant and condition on Sublandlord’s part pertaining to the Subleased Premises which is required to be kept, observed and performed pursuant to the Master Lease and which arises or accrues during the Term, except that Subtenant shall have no obligation to remove alterations installed by Sublandlord or restore the Subleased Premises to any condition other than its condition on the Commencement Date, excluding those alterations specifically requested by Subtenant. The provisions of this Sublease shall be

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interpreted wherever possible so as to be consistent with the provisions of the Master Lease; in the event, however, of an irreconcilable inconsistency, the provisions of this Sublease shall control. To the extent applicable as provided in this Sublease, wherever in the Master Lease the word “Tenant” appears, for the purposes of this Sublease, the word “Subtenant” shall be substituted, and references to the “Landlord” shall be deemed to include the “Sublandlord.”

(c) With respect to any request for overtime services, Subtenant may make such request in Sublandlord’s name directly to the Landlord, provided such request is made in writing in accordance with the terms of the Master Lease and a duplicate copy of such request is simultaneously given to Sublandlord.

(d) Sublandlord shall have the same rights and remedies with respect to a breach of this Sublease by Subtenant as the Landlord has with respect to a breach of the Master Lease, as if the same were more fully set forth at length herein, and Sublandlord shall have, with respect to Subtenant, this Sublease and the Subleased Premises, all of the rights, powers, privileges and immunities as are had by the Landlord under the Master Lease. Sublandlord herein shall not be responsible for any breach of the Master Lease by the Landlord or any non-performance or non-compliance with any provision thereof by the Landlord, but Sublandlord shall comply with the provisions of Article 14 hereof.

(e) Provided Subtenant is not in default under this Sublease (subject to applicable notice and cure periods), Sublandlord covenants and agrees not to voluntarily cancel or surrender the Master Lease, including without limitation exercising Sublandlord’s termination right under Exhibit N of the Master Lease, or consent to any modification, amendment or supplement to the Master Lease except as herein permitted, without the prior written consent of Subtenant. If the

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Master Lease is terminated for any reason whatsoever, whether by operation of law or otherwise, except through the default of Sublandlord, Sublandlord shall not be liable in any manner whatsoever for such termination. Sublandlord shall promptly forward to Subtenant any default or termination notice with respect to the Master Lease received by Sublandlord and this Sublease shall terminate in the event of any such termination of the Master Lease. A termination of the Master Lease due to the default of Sublandlord, other than a default caused by Subtenant under this Sublease, shall be considered a voluntary cancellation or surrender of the Master Lease under this Article 7.

8. Attornment. If the Master Lease and Sublandlord’s leasehold in the Subleased Premises shall be terminated, other than as a result of casualty or condemnation or sale in lieu thereof, Subtenant shall, if so requested in writing by Landlord, attorn to Landlord and shall, during the Term, perform all of the terms, covenants and conditions of this Sublease on the part of Subtenant to be performed. In the event of any such attornment, Landlord shall not be (a) liable for any act or omission or default of any prior sublessor (including, without limitation, Sublandlord); or (b) subject to any offsets or defenses which Subtenant might have against any prior sublessor (including without limitation, Sublandlord); or (c) bound by any rent or additional rent which Subtenant might have paid for more than the current month to any prior sublessor (including, without limitation, Sublandlord); or (d) bound by any amendment or modification of this Sublease made without Landlord’s consent. The foregoing shall be self-operative without the necessity of the execution of any further instruments by Subtenant but Subtenant agrees, upon the demand of Landlord, to execute, acknowledge and deliver any instrument or instruments confirming such attornment.

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9. Right of First Offer. In the event Sublandlord elects to vacate the Fifth (5th) Floor Premises, Sublandlord will provide Subtenant with written notification to that effect. Subtenant shall have a Right of First Offer to sublease the Fifth (5th) Floor on the same terms (including rent) as set forth in this Sublease, exercisable within fifteen (15) days from the date notification is sent. For clarification purposes, such space shall be added to the definition of Subleased Premises herein and considered as part thereof, and the applicable rent shall be the actual rent then in effect under Article 4 above during the specific month Subtenant exercises its Right of First Offer and subleases additional space on the Fifth (5th) Floor. As an example, if Subtenant increases the Subleased Premises in the 33rd month of this Sublease, the cost per each additional rentable square foot, net of Tenant Electricity, shall be $27.45.

10. Signage. Subtenant will be provided with lobby signage on the building directory and on the 6th Floor at the Subleased Premises per building standards, but notwithstanding anything to the foregoing contained in this Sublease, the provision of such signage is the sole responsibility of Landlord, and not Sublandlord, subject to Sublandlord’s obligations under Section 14 below.

11. Quiet Enjoyment. Sublandlord covenants that as long as Subtenant shall pay the Rental due hereunder and shall duly perform all the terms, covenants and conditions of this Sublease on its part to be performed and observed, Subtenant shall peaceably and quietly have, hold and enjoy the Subleased Premises during the Term without molestation or hindrance by Sublandlord, subject to the terms, provisions and conditions of the Master Lease and this Sublease.

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12. Representations, Warranties, and Covenants.

(a) Sublandlord represents and warrants to Subtenant as follows as of the date of execution and delivery of this Sublease: (i) the Master Lease is in full force and effect in accordance with, and subject to, all of the terms, covenants, conditions and agreements contained therein; (ii) the Master Lease has not been modified, amended or supplemented; (iii) Sublandlord has not received any notice of, and is not aware of, any default by the Sublandlord under the Master Lease, which default remains uncured; (iv) Sublandlord holds the entire tenant’s interest in the Subleased Premises under the Master Lease free and clear of any liens, claims, mortgages, charges or encumbrances, subleases and occupancies (other than this Sublease and the Master Lease), other than matters to which the tenancy of the Sublandlord, as tenant under the Master Lease, is or may be subordinate; and (v) subject to receipt of approval of the Landlord to this Sublease, Sublandlord has full right, power and authority to enter into this Sublease.

(b) Subtenant hereby represents and warrants to Sublandlord that the Subtenant has full right, power and authority to enter into this Sublease.

13. Services and Repairs. Notwithstanding anything to the contrary set forth in this Sublease, Sublandlord shall have no obligation to render or supply any services to Subtenant, including, without limitation (a) the furnishing of electrical energy, heat, ventilation, water, air conditioning, elevator service, cleaning, window washing, or rubbish removal services, (b) making any alterations, repairs or restorations to the Subleased Premises or the Building, (c) complying with any laws or requirements of any governmental authorities, or (d) taking any action that Landlord has agreed to provide, make, comply with, or take, or cause to be provided, made, complied with, or taken under the Master Lease (collectively “Services and Repairs”). Subtenant hereby agrees that Subtenant shall look solely to Landlord for the performance of any and all of such Services and Repairs, subject to the terms and conditions of this Sublease,

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including but not limited to Section 14 below, and the Master Lease. Sublandlord hereby grants to Subtenant Sublandlord’s rights under the Master Lease to receive from the Landlord the Services and Repairs to the extent that Sublandlord is entitled (i) to receive same under the Master Lease, and (ii) to grant same to Subtenant. Sublandlord shall in no event be liable to Subtenant nor shall the obligations of Subtenant hereunder be impaired or the performance thereof excused because of any failure or delay on the Landlord’s part in furnishing the Services and Repairs, unless such failure or delay results from Sublandlord’s default under the Master Lease (which default is not caused by or attributable to any corresponding default of Subtenant under this Sublease).

14. Enforcement of Master Lease. Sublandlord shall use reasonable efforts (but shall have no obligation to bring a formal action or proceeding) to enforce on behalf of Subtenant, Sublandlord’s rights under the Master Lease with respect to the Subleased Premises. Subtenant shall also have the right to take such action in its own name. If (a) any such action against the Landlord in Subtenant’s name is barred by reason of lack of privity, non-assignability or otherwise, and (b) the failure of Landlord to perform its obligations under the Master Lease would have a material adverse affect upon the Subleased Premises or Subtenant’s permitted use thereof, then subject to and upon the following terms, Subtenant may bring such action in Sublandlord’ s name and Sublandlord shall execute all documents reasonably requested in connection therewith, provided (i) the same is without cost and expense to Sublandlord, (ii) Subtenant shall provide the indemnification to Sublandlord required pursuant to its obligations under the Master Lease, and (iii) Subtenant is not in default hereunder.

15. Assignment and Subleasing. Subtenant shall be permitted to assign the Sublease or sublease all or any portion of the Subleased Premises during the Sublease Term to any related

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entity, parent, subsidiary, or affiliate of Subtenant or any entity which directly or indirectly controls, is controlled by or under common control of the Subtenant or to any corporation or other entity with succeeds to all or substantially all of the assets and business of Subtenant conducted from the Subleased Premises or to any entity that performs services for Subtenant without having the obligation of securing Sublandlord’s prior approval or consent (“Related Entities”), though reasonable prior notice to Sublandlord is required. Transfers of stock and other changes of control shall not constitute “assignments” of Subtenant’s interest hereunder. Subtenant may assign all or sublease all or any portion of the Subleased Premises to any other entity or person upon receipt of Sublandlord’s prior consent, which consent shall be in Sublandlord’s sole discretion. Notwithstanding the foregoing, nothing contained in this Article XV herein shall be considered a waiver of Sublandlord’s obligations under the Master Lease in connection with any desired assignment or sublease

If this Sublease is assigned, or if the Subleased Premises or any part thereof is sublet or occupied by someone other than Subtenant, Sublandlord may, after default by Subtenant, collect rent and other charges from such assignee, subtenant or other occupant, and apply the net amount collected to Rental and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed to be a waiver of the requirements of this Article 15 or an acceptance of the assignee, subtenant or other occupant as subtenant under this Sublease. The consent by Sublandlord to an assignment or subletting shall not in any way be construed to relieve Subtenant from obtaining consent to any further assignment or subletting. No assignment or subletting shall, in any way, release, relieve or modify the liability of Subtenant under this Sublease and Subtenant shall be and remain liable under all of the terms, conditions, and covenants hereof.

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16. Intentionally Deleted.

17. Insurance.

(a) Subtenant, at Subtenant’s sole cost and expense, shall maintain for the benefit of Sublandlord and Landlord such policies of insurance (and in such form) as are required by the Master Lease with respect to the Subleased Premises.

(b) Each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty. To the extent that such insurance is in force and collectible and to the extent permitted by law, Sublandlord and Subtenant each hereby releases and waives all right to recovery against the other or anyone claiming through or under the other by way of subrogation or otherwise, and Subtenant also releases and waives all right to recover against Landlord.

18. Notices. All notices, consents, approvals or other communications (collectively a “Notice”) required to be given under this Sublease or pursuant to law shall be in writing and, unless otherwise required by law, shall be either personally delivered (against a receipt), or sent by reputable overnight courier service, or given by registered or certified mail, return receipt requested, postage prepaid, addressed to the party which is to receive such Notice as follows: in the case of Notices to Sublandlord, to EarthLink, Inc., 100 Chestnut Street, Suite 600, Rochester, NY 14604, attention Real Estate Department, with a copy to EarthLink, Inc., 1375 Peachtree Street, Atlanta, GA 30309, attention General Counsel; and in the case of Notices to Subtenant at 5 Wall Street, Burlington, Massachusetts 01803 (provided, however, that after the Commencement Date, Notices addressed to Subtenant shall be sent to the Subleased Premises), with a copy to WilmerHale, 60 State Street, Boston, Massachusetts 02109, Attn: Paul Jakubowski, Esq. or such other address as either may designate by Notice to the other.

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19. Broker and Brokerage Fees. Sublandlord and Subtenant warrant and represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen in connection with this Sublease, except T3 Advisors and Newmark Knight Frank (collectively, the “Broker”). Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder’s fees, or other compensation made by any other agent, broker, salesman or finder as a consequence of said party’s actions or dealings with any such agent, broker, salesman, or finder. Sublandlord agrees to pay Broker a brokerage commission pursuant to a separate agreement.

20. No Waivers. Failure by either party in any instance to insist upon the strict performance of any one or more of the obligations of the other party under this Sublease, or to exercise any election herein contained, or acceptance of payment of any kind with knowledge of a default by the other party, shall in no manner be or be deemed to be a waiver by such party of any defaults or breaches hereunder or of any of its rights and remedies by reason of such defaults or breaches, or a waiver or relinquishment for the future of the requirement of strict performance of any and all of the defaulting party’s obligations hereunder.

21. Intentionally Deleted.

22. Security Deposit. Subtenant shall pay to Sublandlord a security deposit equal to the amount of three (3) months Base Rent to secure the performance of the Subtenant’s obligations hereunder (the “Security Deposit”). In the event of a default by Subtenant beyond applicable notice and cure periods, Sublandlord may, but shall not be obligated to, apply all or

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portions of the Security Deposit on account of Subtenant’s obligations hereunder. In the event that Sublandlord applies all or a portion of the Security Deposit to Subtenant’s obligations hereunder, Subtenant shall be obligated, within ten (10) days of receipt of notice from Sublandlord, to deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to the full applicable amount as set forth in this Section. Failure to deposit such cash within such time period shall be a default under the terms of this Sublease. Provided that Subtenant is not in default under this Sublease beyond applicable notice and cure periods on the First Reduction Date (as defined below) or Second Reduction Date (as defined below) as applicable, the required amount of the Security Deposit shall be reduced to an amount equal to the sum of two (2) months Base Rent on November 1, 2013 (the “First Reduction Date”), and an amount equal to the sum of one (1) month Base Rent on November 1, 2016 (the “Second Reduction Date”), and Sublandlord shall promptly refund to Subtenant the applicable amount of such Security Deposit reductions on such dates. Furthermore, provided that Subtenant is not in default under this Sublease beyond applicable notice and cure periods, any balance remaining upon termination or expiration of this Sublease shall be promptly returned to Subtenant. Subtenant shall not have the right to apply the Security Deposit in payment of the last month’s rent. No interest shall be paid by Sublandlord on the Security Deposit. Sublandlord shall not be required to keep the Security Deposit in a segregated account, and the Security Deposit may be commingled with other funds of Sublandlord.

23. Entire Agreement, Miscellaneous.

(a) All of the terms and provisions of this Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

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(b) All prior negotiations and agreements relating to this Sublease and the Subleased Premises are merged into this Sublease. This Sublease may not be amended, modified or terminated, in whole or in part, nor may any of the provisions be waived, except by a written instrument executed by the party against whom enforcement of such amendment, modification, termination or waiver is sought and unless the same is permitted under the terms and provisions of the Master Lease.

(c) This Sublease shall have no binding force and effect and shall not confer any rights or impose any obligations upon either party unless and until both parties have executed it. Under no circumstances shall the submission of this Sublease in draft form by or to either party be deemed to constitute an offer for the subleasing of the Subleased Premises.

(d) This Sublease and all the obligations of Subtenant to pay Rental and perform all of its other covenants and agreements hereunder shall in no way be affected, impaired, delayed or excused because Sublandlord or Landlord are unable to fulfill any of their respective obligations hereunder, either explicit or implicit, if Sublandlord or Landlord is prevented or delayed from so doing by reason of strikes or labor troubled by accident, adjustment of insurance or by any cause whatsoever reasonably beyond Sublandlord’s or Landlord’s reasonable control

(e) Each and every right and remedy of Sublandlord under this Sublease shall be cumulative and in addition to every other right and remedy herein contained or now or hereafter existing at law or in equity, by statute or otherwise.

(f) This Sublease shall not become effective unless the Landlord grants its written consent under the Master Lease to this Sublease Agreement between Sublandlord and Subtenant.

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Signatures appear on following page.

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IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the date and year first above written.

SUBLANDLORD: CONVERSENT COMMUNICATIONS OF MASSACHUSETTS, INC.		SUBTENANT: DEMANDWARE, INC.

By:	/s/ Bradley A. Ferguson	By:	/s/ Scott J. Dussault
Name:	Bradley A. Ferguson	Name:	Scott J. Dussault
Title:	EVP & CFO	Title:	CFO

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LANDLORD’S CONSENT TO SUBLEASE

THIS LANDLORD’S CONSENT TO SUBLEASE (this “Agreement”) is entered into as of the 14th day of February, 2012 among Burlington Office Park V Limited Partnership, with a notice address c/o The Gutierrez Company, One Wall Street, Burlington, Massachusetts 01803, Attention: Arthur J. Gutierrez, Jr., President (“Landlord”), Conversent Communications of Massachusetts, Inc., d/b/a EarthLink Business, with a notice address of Earthlink, Inc., 1375 Peachtree Street NE, Atlanta, Georgia, 30309 (“Tenant”), and Demandware, Inc., with a notice address of 5 Wall Street, Burlington, Massachusetts 01803 (“Subtenant”).

Recitals

A.	Reference is made to that certain lease dated July 2, 2008 (the “Master Lease”) between Tenant and Landlord of certain premises of approximately 75,495 rentable square feet of space on the fifth and sixth floors (the “Premises”) comprising a portion of the building (the “Building”) located on that certain parcel of real property known and numbered Five Wall Street, Burlington, MA 01803 (the “Property”);

B.	Landlord is the current owner of the Property and the current landlord under the Master Lease and Tenant is the current tenant under the Master Lease;

C.	Tenant desires to sublease approximately 37,481 rentable square feet consisting of the entire sixth floor of the Premises (the “Sublease Premises”) to Subtenant as of the commencement date set forth in that certain sublease dated as of January 25, 2012, a copy of which is attached hereto as Exhibit “A” (the “Sublease”);

D.	Pursuant to Section 6.1.6 of the Master Lease, Tenant has requested Landlord’s consent to the Sublease, and Tenant and Subtenant have executed this Agreement to induce Landlord to render such consent; and

E.	Landlord desires to consent to such Sublease, strictly in accordance with the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the parties hereto agree as follows:

Agreement

1. Capitalized Terms. Each capitalized term appearing but not defined herein shall have the meaning, if any, ascribed to such term in the Master Lease.

2. Recitals. The recitals above are true and correct and are incorporated herein by reference.

3. Consent. Landlord hereby consents to the Sublease in general – i.e., Landlord does not consent to any particular term or provision of the Sublease.

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4. Limitations. Nothing contained in this Agreement shall (a) be construed to modify, waive, affect, release or discharge any of the provisions, covenants, or conditions in the Master Lease; or (b) be construed to enlarge or increase Landlord’s obligations or Tenant’s rights under the Master Lease or otherwise.

5. Sublease Subordinate to Master Lease. The Sublease shall be subject and subordinate at all times to the Master Lease and all of its provisions, covenants, and conditions. Subtenant acknowledges and agrees that all of Subtenant’s rights under the Sublease shall be subject to Landlord’s rights and reservations set forth herein and in the Master Lease. In case of any conflict between the provisions of the Master Lease and the provisions of the Sublease, the provisions of the Master Lease shall govern.

6. Subtenant’s Use of Sublease Premises. Subtenant shall observe, comply with, and perform all of those terms, conditions and covenants in the Master Lease that are applicable to the use of the Sublease Premises.

7. No Privity of Contract; No Right to Exercise Any Options. This Agreement does not create, and Subtenant does not have, any privity of contract, nor any other relationship with Landlord (other than the contractual relationship created by this Agreement). In no event shall Subtenant have the right to exercise any options (including, without limitation, any extension, renewal, expansion, or purchase options), or any other elective rights (including, without limitation, any right of first offer and/or right of first refusal) that Tenant may possess according to the terms of the Master Lease.

8. Amendment to Sublease. Tenant and Subtenant agree not to amend or modify the terms of the Sublease (and, if entered into in violation of this covenant, such amendment or modification shall not be valid) without obtaining the prior written consent of Landlord thereto (and Landlord’s mortgagee), which approval shall not be unreasonably withheld or delayed.

9. No Consent by Landlord to Any Work. Nothing herein contained shall be construed as consent by Landlord to any proposed work to be performed in the Premises or Sublease Premises by either Tenant or Subtenant, or both of them. Any such work shall be subject to obtaining Landlord’s consent pursuant to the Master Lease and shall be performed in compliance with the provisions of said Master Lease. Notwithstanding the foregoing, Landlord hereby approves the work outlined on Exhibit C of the Sublease, provided that Tenant shall be responsible to restore, at Landlord’s election exercisable by giving written notice to Tenant on or before such date which is thirty (30) days prior to the Term Expiration Date of the Master Lease, any changes made to the communicating stair between floors five and six of the Premises, on or before the Term Expiration Date of the Master Lease, all at Tenant’s sole cost and expense.

10. Breach or Violation of Any Provision of the Master Lease. Any breach or violation of any provisions of the Master Lease by Subtenant shall be deemed to be and shall constitute a default by Tenant thereunder.

11. Assignment/Subletting. This Agreement shall not relieve Tenant (or Subtenant) of the obligation to obtain Landlord’s consent (and Landlord’s mortgagee’s consent) to any further assignment or subletting, all in accordance with the terms of the Master Lease.

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12. Insurance. Subtenant shall name Landlord as an additional insured party under any liability insurance policy which Subtenant is required to maintain under the Sublease with respect to the Sublease Premises, and Subtenant shall deliver to Landlord, and to Landlord’s mortgagee, a certificate of such insurance within thirty (30) days after the execution of this Agreement. Nothing in this paragraph, however, shall relieve Tenant from its obligation to carry the full insurance required of its under the Master Lease.

13. Indemnification. Each and every obligation of Subtenant to indemnify Tenant under the Sublease shall also extend to and be for the benefit of Landlord. Additionally, all indemnities given by Tenant under the Master Lease are hereby deemed to be triggered not only by the acts or omissions of Tenant, its employees, agents, invitees, independent contractors, and other like parties, but also, by the acts or omissions of Subtenant, its employees, agents, invitees, independent contractors, and other like parties.

14. Landlord’s Subrogation to the Rights of Tenant. Tenant and Subtenant hereby agree that, if Subtenant should be in default of any of Subtenant’s obligations under the Sublease, which default also constitutes a default by Tenant under the Master Lease, then Landlord shall be permitted after written notice to Tenant to avail itself of all of the rights and remedies available to Tenant in connection therewith. Without limiting the generality of the foregoing, Landlord shall be permitted (by assignment of a cause of action or otherwise) to institute an action or proceeding against Subtenant in the name of Tenant in order to enforce Tenant’s rights under the Sublease, and shall also be permitted to take all ancillary actions (e.g., serve default notices and demands) in the name of Tenant as Landlord shall reasonably determine to be necessary. Tenant agrees to cooperate with Landlord, and to execute such documents as shall be reasonably necessary, in connection with the implementation of the foregoing rights of Landlord. Tenant and Subtenant expressly acknowledge and agree that the exercise by Landlord of any of the foregoing rights and remedies: (a) shall not constitute an election of remedies, (ii) shall not in any way impair Landlord’s entitlement to pursue other rights and remedies directly against Tenant, and (iii) shall not establish any privity of contract or any other relationship between Landlord and Subtenant, or in any way create a landlord/tenant relationship between Landlord and Subtenant.

15. Termination of Master Lease. If the Master Lease shall be terminated for any reason, or Landlord shall accept a surrender of the same, then, subject to the terms set forth in this paragraph 15, the Sublease and the term and estate thereby granted shall terminate upon written notice from Landlord to Subtenant, and Subtenant shall vacate the Sublease Premises on the effective date of such termination or surrender. Notwithstanding anything to the contrary contained in the Master Lease or the Sublease, in the event of the termination of the Master Lease (including, without limitation, following rejection of the Master Lease in any bankruptcy or similar proceeding or following Tenant’s exercise of its termination right pursuant to Exhibit N of the Master Lease) or Master Landlord’s reentry and repossession of the Premises prior to the expiration of the Term, the Master Landlord shall serve upon Subtenant written notice that the Master Lease has been terminated together with a statement of any and all sums which would at that time be due under the Master Lease but for such termination, and of all other defaults, if any, under the Master Lease. Subtenant shall thereupon have the option to obtain a reinstatement of the Master Lease in accordance with and upon the following terms and conditions:

(a) Upon the written request of Subtenant, within thirty (30) days after receipt of such notice from Master Landlord that the Master Lease has been terminated or Master Landlord has reentered and repossessed the Premises, the Master Landlord shall reinstate the Master Lease of the entire Premises with Subtenant, provided Subtenant cures any previously uncured defaults of Sublandlord under the Master Lease beyond applicable notice and cure periods which are reasonably susceptible of cure by Subtenant prior to the reinstatement of the Master Lease, and reimburses Master Landlord for all of Master Landlord’s costs and expenses arising from Sublandlord’s defaults under the Master Lease, including, without limitation, Master Landlord’s reasonable attorneys fees.

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(b) Such reinstatement of the Master Lease shall be effective as of the date of termination of the Master Lease, and shall be for the remainder of the Term (which shall include the right to exercise any applicable extension options subject to the terms and provisions of the Master Lease) and at the rent and upon all the agreements, terms, covenants and conditions thereof. In addition to curing prior defaults of Sublandlord as provided in paragraph (a) above, such reinstatement shall require Subtenant to perform any unfulfilled obligations of Sublandlord under the Master Lease first arising, or continuing, after the event of default which occasioned the termination of the Master Lease. Upon the execution of such reinstatement of the Master Lease, Subtenant shall expressly assume in writing all obligations as tenant under the Master Lease from and after the date thereof, including, without limitation, the obligation to pay any and all sums thereafter arising under the Master Lease

16. Landlord’s Legal and Other Costs. Tenant hereby acknowledges its obligation under the Master Lease to promptly reimburse Landlord, as Additional Rent, for any administrative fee incurred by Landlord in connection with Landlord’s mortgagee reviewing and approving the Sublease and this Agreement, if applicable, not to exceed $500.00 as set forth in Section 6.1.6 of the Lease. Landlord agrees not to charge a review fee in connection with its own reviewing of the Sublease and producing this Agreement.

17. Landlord’s Share of Excess Rent. Tenant hereby acknowledges its obligation, pursuant to Section 6.1.6 of the Master Lease, to pay to Landlord, immediately upon receipt thereof, 50% of the excess of the Rent Differential (as defined in the last paragraph of Section 6.1.6 of the Master Lease), if applicable.

18. Miscellaneous.

a.	No Recording. Tenant and Subtenant each agrees not to record this Agreement.

b.	Entire Agreement. This Agreement contains the entire agreement between Landlord, Tenant and Subtenant with respect to its subject matter, and incorporates and supersedes all prior negotiations, discussions and agreements between the parties. This Agreement may be amended only by subsequent written agreement between Landlord, Tenant and Subtenant.

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c.	Brokers. Tenant and Subtenant each agree that any fees or commissions due to any broker or finder with regard to the Sublease Premises or the Sublease shall be paid by Tenant or Subtenant as they may agree. Tenant and Subtenant agree to indemnify, defend (with counsel reasonably satisfactory to Landlord), and hold Landlord harmless from and against any loss, liability and expense (including, without limitation, reasonable attorneys’ fees and disbursements) arising out of claims for fees or commissions with regard to the Sublease Premises or the Sublease.

d.	Construction. This Agreement shall be governed by, and construed in accordance with, the laws of the state in which the Property is located. Time is of the essence of each and every provision of this Agreement. If any provision of this Agreement shall be held to be invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected thereby and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

e.	Counterparts. This Agreement may be executed in one or more counterparts all of which when taken together will constitute a single agreement. All signatures need not appear on any one counterpart.

f.	Effectiveness of Agreement. This Agreement is submitted to Tenant and Subtenant on the understanding that it will not be considered an offer and will not bind Landlord in any way until (a) Tenant and Subtenant have duly executed and delivered duplicate originals hereof and of the Sublease to Landlord, (b) Landlord has executed and delivered one of such originals of this Agreement to Tenant and Subtenant, and (c) Landlord’s mortgagee has executed and delivered one of such originals of this Agreement (specifically, the Consent of Mortgagee attached hereto and made a part hereof) to Landlord, whereupon Landlord shall deliver a fully-executed copy thereof to Assignor, Tenant, and Subtenant.

g.	Binding on Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto, and upon their respective successors and assigns; provided, however, that nothing in this paragraph shall be interpreted to create any rights of assignment or transfer that do not already exist pursuant to the Master Lease and/or this Agreement.

(Signature on Next Page)

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IN WITNESS WHEREOF, the undersigned have executed this Agreement under seal as of the date first above set forth.

LANDLORD:
BURLINGTON OFFICE PARK V
LIMITED PARTNERSHIP
		By:	The Gutierrez Company,
Its General Partner

/s/ [Illegible]		By:	/s/ Arthur J. Gutierrez,, Jr.
Witness		Arthur J. Gutierrez, Jr., President

ACCEPTED AND AGREED TO:
TENANT/SUBLANDLORD:
CONVERSENT COMMUNICATIONS OF MASSACHUSETTS, INC.

By:	/s/ Bradley A. Ferguson		/s/ Henry Smith
Witness
Name:	Bradley A. Ferguson
Title:	EVP & CFO

SUBTENANT:
DEMANDWARE, INC.

BY:	/s/ Scott J. Dussault		/s/ Sheila Flaherty
Witness
Name:	Scott J. Dussault
Title:	CFO

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EXHIBIT “A”

ATTACH COPY OF EXECUTED SUBLEASE

25

Exhibit A

Lease Agreement between Conversent Communications of Massachusetts, Inc., d/b/a EarthLink Business, and Burlington Office Park V Limited Partnership

See attached

LEASE

Between

Burlington Office Park V Limited Partnership

and

Conversent Communications of Massachusetts, Inc. d/b/a One

Communications,

a Massachusetts corporation

for

75,495 Rentable Square Feet

within Five Wall Street

Burlington, Massachusetts

INDEX

ARTICLE 1 - REFERENCE DATA		1

1.1	SUBJECTS REFERRED TO:	1

1.2	EXHIBITS	4

ARTICLE 2 - PREMISES AND TERM		5

2.1	PREMISES	5

2.2	TERM	5

ARTICLE 3 - CONSTRUCTION		6

3.1	INITIAL CONSTRUCTION	6

3.2	PREPARATION OF PREMISES FOR OCCUPANCY	9

3.3	GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION	10

3.4	REPRESENTATIVES	11

3.5	ARBITRATION BY ARCHITECTS	11

3.6	WARRANTY OF TENANT’S WORK	11

ARTICLE 4 - RENT		12

4.1	RENT	12

4.2	OPERATING COST ESCALATION	12

4.3	PAYMENTS	19

ARTICLE 5 - LANDLORD’S COVENANTS		19

5.1	LANDLORD’S COVENANTS DURING THE TERM	19

5.2	INTERRUPTIONS	22

ARTICLE 6 - TENANT’S COVENANTS		22

6.1	TENANT’S COVENANTS DURING THE TERM	22

ARTICLE 7 - CASUALTY AND TAKING		31

7.1	CASUALTY AND TAKING	31

7.2	RESERVATION OF AWARD	32

7.3	ADDITIONAL CASUALTY PROVISIONS	32

ARTICLE 8 - RIGHTS OF MORTGAGEE		33

8.1	PRIORITY OF LEASE	33

8.2	LIMITATION ON MORTGAGEE’S LIABILITY	34

8.3	MORTGAGEE’S ELECTION	34

8.4	NO PREPAYMENT OR MODIFICATION, ETC.	34

8.5	NO RELEASE OR TERMINATION	35

8.6	CONTINUING OFFER	35

8.7	MORTGAGEE’S APPROVAL	35

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ARTICLE 9 - DEFAULT		35

9.1	EVENTS OF DEFAULT	35

9.2	TENANTS OBLIGATIONS AFTER TERMINATION	36

ARTICLE 10 - MISCELLANEOUS		38

10.1	TITLES	38

10.2	NOTICE OF LEASE	38

10.3	RELOCATION	38

10.4	NOTICES FROM ONE PARTY TO THE OTHER	38

10.5	BIND AND INURE	38

10.6	NO SURRENDER	39

10.7	NO WAIVER, ETC.	39

10.8	NO ACCORD AND SATISFACTION	39

10.9	CUMULATIVE REMEDIES	39

10.10	PARTIAL INVALIDITY	39

10.11	LANDLORD’S RIGHT TO CURE	40

10.12	ESTOPPEL CERTIFICATE	40

10.13	WAIVER OF SUBROGATION	40

10.14	BROKERAGE	40

10.15	COVENANTS INDEPENDENT	41

10.16	ACCESS	41

10.17	ENTIRE AGREEMENT	41

10.18	GOVERNING LAW	41

10.19	ADDITIONAL REPRESENTATIONS -	41

10.20	GENERATOR	42

ARTICLE 11 - SECURITY		43

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Date of Lease Execution: July 2, 2008

REFERENCE DATA

1.1	SUBJECTS REFERRED TO:

Each reference in this Lease to any of the following subjects shall incorporate the data stated for that subject in tins Section 1.1.

Landlord:	Burlington Office Park V Limited Partnership

Managing Agent:	The Gutierrez Company

Landlord’s and Managing Agent’s Address:	Burlington Office Park One Wall Street Burlington, Massachusetts 01803

Landlord’s Representatives:	John A. Cataldo, Arthur J. Gutierrez, Jr. and Douglas L. Fainelli

Tenant:	Conversent Communications of Massachusetts, Inc. d/b/a One Communications, a Massachusetts corporation

Tenant’s Address (for Notice & Billing):	For non-legal correspondence: 100 Chestnut Avenue, Suite 600 Rochester, New York, 14604

Legal correspondence: Five Wall Street Burlington, Massachusetts 01803 Attention: General Counsel

Tenant’s Representative:	Trish Grunberg, Director, Real Estate & Support Services

During Construction:	Trish Grunberg, Director, Real Estate & Support Services

Post Construction:	Trish Grunberg, Director, Real Estate & Support Services

Building:	Five Wall Street, Burlington, Massachusetts

Floor(s):	Fifth (5th) and Sixth (6th) Floors

Rentable Floor Area of Tenant’s Space:	75,495 Rentable Square Feet (RFS), consisting of approximately 38,014 RSF on the fifth floor of the Building (“Phase 2”) and approximately 37,481 RSF on the sixth floor of the Building (“Phase 1”).

Total Rentable Floor Area of the Building:	181,680 Square Feet

Scheduled Term Commencement Date:	November 1, 2008 (Phases 1 and 2)

Outside Delivery Date:	Per Section 3.2

Term Expiration Date:	Eleven (11) years following the Commencement Date determined in accordance with Section 3.2, subject to extension in accordance with Exhibit “F” or subject to earlier termination pursuant to Sections 3.2, 7 and 9 or Exhibit “N”.

Fixed Rent (Exclusive of Tenant Electricity):	Year 1: $2,517,758.25/year (subject to abatement as contemplated by Section 4.1); $209,813.19/mo.; $33.35/RSF

Year 2: $2,555,505.75/year; $212,958.81/mo.; $33.85/RSF

Year 3: $2,593,253.25/year; $216,104.44/mo.; $34.35/RSF

Year 4: $2,631,000.75/year; $219,250.06/mo.; $34.85/RSF

Year 5: $2,668,748.25/year; $222,395.69/mo.; $35.35/RSF

Year 6: $2,706,495.75/year; $225,541.31/mo.; $35.85/RSF

Year 7: $2,744,243.25/year; $228,686.94/mo.; $36.35/RSF

Year 8: $2,781,990.75/year; $231,832.56/mo.; $36.85/RSF

Year 9: $2,819,738.25/year; $234,978.19/mo.; $37.35/RSF

Year 10: $2,857,485.75/year; $238,123.81/mo.; $37.85/RSF

Year 11: $2,895,273.25/year; $241,269.44/mo.; $38.35/RSF

Rent Abatement:	See Section 4.1 hereof.

Annual Estimated Operating Costs (for the Building):	$9.50 per rentable square foot

Estimated Cost of Electrical Service to Tenant’s Space (Excluded from Fixed Rent):	$1.35/RSF - payable by Tenant pursuant to Exhibit “D”, Paragraph IX.

First Fiscal Year for Tenant’s Paying Operating Costs Escalation:	Calendar Year Ending December 31, 2009 (operating expenses) $2.50 RSF (real estate taxes);

Security:	$2,500,000.00, subject to reduction pursuant to Article 11 hereof.

Guarantor:	Not Applicable.

Permitted Uses:	General Office Use and other lawful uses that are ancillary and accessory thereto

Real Estate Broker(s):	Newmark, Knight & Frank and Grubb & Ellis Company

Public Liability Insurance -Bodily Injury and Property Damage:	Each Occurrence: $1,000,000 Aggregate: $2,000,000

Special Provisions:	Option to Extend (per Exhibit “F”) Right of First Refusal (per Exhibit “I”) Early Termination Option (per Exhibit “N”)

1.2	EXHIBITS

The Exhibits listed below in this Section are incorporated in this Lease by reference and are to be construed as part of this Lease:

EXHIBIT A	Plan Showing Tenant’s Space
EXHIBIT B	Plans and Specifications of Base Building Work
EXHIBIT C	Plans and Specifications of Tenant’s Work
EXHIBIT D	Landlord’s Services
EXHIBIT E	Rules and Regulations
EXHIBIT F	Option to Extend
EXHIBIT G	Form of Notice of Lease
EXHIBIT H	Definition of Market Rent
EXHIBIT I	Right of First Refusal
EXHIBIT J	Form of SNDA
EXHIBIT K	Form of Estoppel Certificate
EXHIBIT L	Form of Change Order
EXHIBIT M	Form of Letter of Credit
EXHIBIT N	Early Termination Option
EXHIBIT N-l	Schedule of Landlord’s Transaction Costs
EXHIBIT O	Form of Guaranty

ARTICLE 2

PREMISES AND TERM

2.1	PREMISES

Subject to and with the benefit of the provisions of this Lease, Landlord hereby leases to Tenant and Tenant leases from Landlord, Tenant’s Space in the Building, excluding exterior faces of exterior walls, the common facilities area and building service fixtures and equipment serving exclusively or in common other parts of the Building, Tenant’s Space (including Phase 1 and Phase 2), with such exclusions but with such appurtenances as hereinafter provided, is hereinafter collectively referred to as the “Premises”.

Tenant shall have, as appurtenant to the Premises, the right to use in common with others entitled thereto, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice: (a) the common areas and facilities included in the Building or on the parcel of land on which the Building is located (“the Lot”), including, without limitation, a fitness center, locker rooms and a cafe located within the Building, and the common areas and facilities included within Burlington Office Park I (the “Park”), and all means of access to and from the Building to the common areas and facilities, including without limitation the service, loading and parking areas allocable to the Building (i.e., Tenant shall be entitled to up to 400 non-reserved parking spaces and six (6) “reserved” covered spaces located on the Lot, without additional compensation from Tenant), all sidewalks, roads, driveways and the like, to the extent all of the foregoing are from time to time designated by Landlord; and (b) the Building service fixtures and equipment serving the Premises.

Landlord reserves the right from time to time, without unreasonable interference with Tenant’s use (a) to install, repair, replace, use, maintain and relocate for service to the Premises and to other parts of the Building or either, building service fixtures and equipment wherever located in the Building, and (b) to alter or relocate any other common area or facility, provided that substitutions are substantially equivalent or better. Landlord’s exercise of the foregoing rights shall not materially increase Tenant’s obligations or diminish Tenant’s rights hereunder, or materially interfere with Tenant’s parking rights.

2.2	TERM

To have and to hold for a period (the “Term”) commencing when the Premises are deemed Ready for Occupancy as provided in Section 3.2 (said date being hereafter referred to as the “Commencement Date”) and continuing until the Term Expiration Date, unless sooner terminated as provided in Section 3.2, Section 7.1, Article 9, or Exhibit “N” or extended as provided in Exhibit “F”.

ARTICLE 3

CONSTRUCTION

3.1	INITIAL CONSTRUCTION

Landlord shall, at its sole cost and expense, cause (i) certain base Building improvements to be substantially completed in accordance with the plans and specifications attached hereto as Exhibit “B” (the “Base Building Work”) and (ii) certain leasehold improvements to be substantially completed in the Premises in accordance with the final approved plans and specifications prepared by Landlord’s architect and approved by Tenant as hereinafter provided, which preliminary plans and specifications are attached hereto as Exhibit “C” and made a part hereof (the “Tenant’s Work”; the Base Building Work and the Tenant’s Work shall collectively be referred herein at times as the “Landlord’s Work”) prior to the Scheduled Term Commencement Date set forth in Section 1.1 hereof. All of the work shall be performed by Landlord’s general contractor, Gutierrez Construction Co., Inc. (“GCCI”) utilizing its standard building materials and finishes for the Building, which are consistent with industry standard for a Class A building, except as otherwise may be provided in Exhibits “B” and “C”. In connection therewith, Landlord agrees to provide ah space planning and design services.

Landlord shall, at Landlord’s sole cost and expense, prepare and deliver to Tenant final architectural plans and associated specifications (excluding mechanical, electrical and plumbing) for the Tenant’s Work incorporating said preliminary plans and specifications attached hereto at Exhibit “C” (collectively, the “Tenant’s Plans”) for the planned improvements of the Premises (specifically including Phases 1 and 2) by July 23, 2008, provided Tenant furnishes to Landlord no later than July 9, 2008 all Tenant fit-out requirements for construction of the improvements in the Premises. In connection therewith, Tenant agrees to furnish to Landlord a list of any “long lead” items that may affect the timely completion of the Premises, which such items shall include, for example, doors, aluminum frames, chiller, vertical fan coils, generator, 600 amp switch, UPS, lights, carpet and any other item having a delivery time of four (4) or more weeks by July 10, 2008, Landlord and Tenant agreeing to finalize the “long lead” items as soon as possible such that Landlord may release/award the same together with mechanical, electrical, plumbing and drywall subcontracts, by July 10, 2008. Other items shall be released/awarded once Landlord and Tenant have approved the Tenant’s Plans as hereinafter provided, but in no event shall such other critical path items be awarded later than August 6, 2008. Landlord may, at its election, permit Tenant to review and provide input during the preparation of Tenant’s Plans and may provide Tenant with preliminary plans and specifications as they are made available to Tenant. Upon receipt, Tenant shall have ten (10) days to comment upon the Tenant’s Plans and shall be deemed approved in the event that Tenant fails to respond within such ten (10) day period. Landlord and Tenant shall use good faith, diligent efforts to agree on the Tenant’s Plans in a timely manner (i.e. by August 2, 2008).

In reaching such agreement, Landlord and Tenant shall each approve portions of Tenant’s Plans that are acceptable and shall note their respective objections to the portions that are unacceptable to each of them so as to enable Landlord to continue construction and order materials in a timely manner. In connection with Tenant’s review of the Tenant’s Plans, or if Tenant fails to deliver comments to the Tenant’s Plans (or any modifications thereto), Landlord may require by prompt written notice to Tenant an adjustment in the Scheduled Term Commencement Date (such adjustment to be determined by Landlord in its reasonable judgment). Landlord’s notice to Tenant shall include reasonable detail describing the cause of the adjustment and the resulting extension of time caused by Tenant’s delay (a “Tenant Plan Delay Day(s)”). Any such extension in time, whether mutually agreed to by Landlord and Tenant or determined by their respective architects in the event of dispute pursuant to Section 3.5, shall result in Tenant’s Plan Delay Days as hereinbefore determined, in addition, Landlord will not approve Tenant’s Plans (or changes to Tenant’s Plans) which involve any construction, alterations or additions requiring unusual expense to readapt the Premises to normal office use on the Term Expiration Date, unless Tenant first gives assurances acceptable to Landlord that such readaptation shall be made prior to such termination without expense to Landlord. All revisions and modifications to the Tenant’s Plans shall be made promptly by Landlord and revised sets of Tenant’s Plans shall be forthwith furnished to Tenant upon Landlord’s receipt thereof, Landlord hereby agreeing to inform Tenant during the plan approval process and, in any event, prior to the installation thereof, of any such items that may require unusual expense to readapt the Premises as aforesaid. All revisions and modifications to the Tenant’s Plans shall be made promptly by Landlord and revised sets of Tenant’s Plans shall be forthwith furnished to Tenant upon Landlord’s receipt thereof. Landlord and Tenant hereby further agree to acknowledge in writing when final approval by Landlord and Tenant of Tenant’s Plans has occurred. No changes or modifications to Tenant’s Plans being constructed by Landlord pursuant thereto shall be made without Tenant’s consent, such consent not to be unreasonably withheld or delayed by Tenant.

Landlord shall cause the Premises to be completed in accordance with Tenant’s Plans. After final approval of Tenant’s Plans by Landlord and Tenant, the Tenant may request changes to Tenant’s Work by altering, adding to, or deducting from Tenant’s Work as set forth in the agreed form of Tenant’s Plans (each such requested change shall be submitted pursuant to the form of Change Order attached hereto as Exhibit “L” and shall be referred to herein as a “Change Order”). A Change Order requested by Tenant in Tenant’s Work may also necessitate an adjustment in the Scheduled Term Commencement Date and may result in Tenant Alteration Delay Days (as hereinafter defined), in accordance with and subject to the terms and conditions set forth below. Landlord shall notify Tenant in writing of the cost of the Change Order (and effect on the Cost of Tenant’s Work) and if such requested Change Order shall result in Tenant Alteration Delay Days, and therefore an adjustment in the Scheduled Term Commencement Date. Tenant shall have three (3) business days to accept such Change Order (and the resulting cost and timing changes as set forth in Landlord’s notice) or to withdraw the requested Change Order. Failure by Tenant to respond within such three (3) business days shall be deemed a rejection of the Change Order. In addition, Landlord agrees to provide Tenant, upon Tenant’s request, with sufficient itemization and back-up documentation to facilitate analysis and to confirm the cost of any such changes in the Tenant’s Work initiated by Tenant. Tenant shall pay to Landlord an amount equal to the actual Cost of Change Orders less credits for any Tenant’s Work deleted, in excess of an allowance (the “Allowance”) equal to $42.66/RSF, or $3,220,616.70 in total (the “Allowance”; hereinafter, collectively the “Cost of Tenant’s Work”). Included in all costs shall be a contractor’s fee of six percent (6%). The Cost of Tenant’s Work shall be fully paid by Tenant (and/or credited against the Allowance, as applicable) within fourteen (14) business days of receipt of an invoice from Landlord but after all of the Allowance has been exhausted by Tenant. In the event that Tenant does not fully utilize the Allowance, any remaining amount shall be credited against the Fixed Rent until all such amounts have been utilized.

In the event that Tenant requests a Change Order which would, due to materials or equipment having long delivery times or due to resulting sequencing delays, and notwithstanding Landlord’s diligent efforts, result in a delay in the Scheduled Term Commencement Date, then Tenant shall be deemed to have agreed that it will pay Fixed Rent (as hereinafter provided in Section 4.1) and additional rent hereunder for a number of days equal to the actual number of days (the “Tenant Alteration Delay Days”) as certified by Landlord and its architect, and agreed to by Tenant and Tenant’s architect, by which the Scheduled Term Commencement Date would be delayed by such alterations or additions, giving due consideration to Landlord’s obligation to use diligent efforts to accelerate construction to make up for lost time due to delays. Landlord agrees to promptly provide Tenant with written notice of such determination, such notice to include reasonable detail describing the cause of the delay and the number of Tenant Alteration Delay Days as certified by Landlord and its architect. Should Tenant disagree with the calculation of Tenant Alteration Delay Days as hereinabove determined, then such disagreement shall be resolved pursuant to the provisions of Section 3.5 hereof.

All Tenant improvements, changes and additions comprising the Tenant’s Work shall be part of the Premises and shall remain therein at the end of the Term), except for Tenant’s business fixtures, equipment (including generators purchased out of the Allowance), furniture (including furniture purchased out of the Allowance) and personal property (which such personal property shall include, without limitation, demountable partitions, equipment and telephone, security or computer systems), all of which fixtures, equipment, furniture and personal property shall remain the property of the Tenant and shall be removed at the expiration of the Term; and such other items shall be removed or left as the Landlord and Tenant agree in writing at the tune of Landlord’s approval of the Tenant’s Plans as hereinafter provided. Tenant agrees to repair, at its sole cost and expense, any damage to the Premises caused by any such removal by Tenant in accordance with this paragraph and Section 6.1.2 hereof.

Tenant (including its contractors, agents or employees) shall have access to the Premises, four (4) weeks prior to the Scheduled Term Commencement Date applicable to each Phase of the Premises so as to prepare the Premises for occupancy by Tenant (including for telephone/data, security and furniture installations), provided that (i) Tenant’s contractors, agents or employees work in a harmonious labor relationship with Landlord’s general contractor; (ii) reasonable prior notice is given to Landlord specifying the work to be done, and (iii) no work, as reasonably determined by Landlord, shall be done or fixtures or equipment installed by Tenant in such manner as to materially interfere with the completion of the work being done by or for Landlord in the Premises or the Building. During any such early access period, no Fixed Rent or additional rent or other charges shall accrue or be payable, but otherwise the performance of any such work by Tenant shall be subject to all the terms, covenants and conditions contained in this Lease.

In connection with the initial construction and delivery of the Premises to Tenant, Landlord agrees to provide Tenant with the following allowances, in addition to the Allowance: (i) up to $600,000 to be used for systems furniture or furnishings for Tenant’s network operations center or training facility, which such furniture shall remain the property of Tenant, unless there is a continuing, uncured Event of Default (as defined in Section 9.1 of this Lease) in which event such furniture shall automatically become the property of Landlord; (ii) up to $250,000 to be used to offset moving expenses; and (iii) up to $25,000 for building signage as hereinafter provided in Section 6.1.20. Tenant shall furnish to Landlord reasonable back up documentation evidencing the foregoing prior to any payment by Landlord. The parties agree to execute a bill of sale to confirm furniture ownership, at the request of either party.

Further, Landlord agrees to provide Tenant with the ability to amortize up to an additional $250,000 over the Term at a rate equal to eight percent (8%) per annum to be used for telephone/data infrastructure. Tenant agrees to provide Landlord with reasonable back up documentation evidencing the foregoing prior to any payment by Landlord. The parties shall execute an amendment to this Lease, in mutually agreeable form, evidencing any such amortization and resulting Rent changes.

3.2	PREPARATION OF PREMISES FOR OCCUPANCY

Landlord agrees to use reasonable good faith efforts to have the Premises Ready for Occupancy (as hereinafter defined) on or before the Scheduled Term Commencement Date which such date shall, however, be extended for a period equal to that of any delays due to governmental regulations, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord’s control (each, a “Force Majeure Delay”), or any Tenant Delay (as hereinafter defined). For purposes of this Lease, a “Tenant Delay” shall mean any one of the following: (i) changes requested by Tenant to approved final plans for the Tenant’s Work; (ii) Tenant’s failure to supply information as reasonably requested by Landlord in order to complete construction in a timely manner (e.g. the “long lead” items described in Section 3.1), (iii) Tenant’s failure to approve the Tenant’s Plans in a timely manner (e.g. Tenant Plan Delay Days), (iv) Tenant Alteration Delay Days; or (v) a written request of Tenant to stop work. The Premises shall be deemed ready for occupancy (“Ready for Occupancy”) on the earlier of:

(a)	the date on which Tenant begins conducting business on any portion of the Premises; or

(b)	the date on which all of the following have occurred: (i) the Landlord’s Work is substantially completed in compliance with the approved final plans therefor as certified by Landlord’s architect, except for punch list items relating to Tenant’s Work which do not interfere with Tenant’s use of the Premises for its operation and Landlord has obtained a Certificate of Occupancy (which may be temporary) for the Premises and has provided Tenant with a copy thereof; provided, however, that if Landlord is unable to substantially complete construction by the Scheduled Term Commencement Date due to any Tenant Delay, then notwithstanding any language to the contrary set forth herein, the Premises shall be deemed “Ready for Occupancy” on the date the Premises would have been substantially completed, but for a Tenant Delay, subject to Tenant’s right to dispute the same as hereinafter provided; and (ii) all approvals and permits from the appropriate governmental authorities required for the legal occupancy of the Premises have been obtained.

If the Premises are not deemed Ready for Occupancy on or before the Outside Delivery Date (as defined below) for whatever reason, Tenant may (i) cancel this Lease at any time thereafter while the Premises are not deemed ready for occupancy by giving notice to Landlord of such cancellation which shall be effective ten (10) days after such notice, unless within such ten (10) day period Landlord delivers the Premises ready for occupancy as defined herein, in which event such notice of cancellation shall be rendered null and void and of no further force or effect, or (ii) to enforce Landlord’s covenants to construct the Premises in accordance with the terms of this Lease. In the event Tenant elects to enforce Landlord’s agreement to construct the Premises in accordance with this Lease, Tenant shall also have the right to terminate this Lease if Landlord fails to complete the Premises within the period of time set by any court of competent jurisdiction for such work to be completed, or within such additional period of time from the date of Landlord’s default as may be mutually agreed to by Landlord and Tenant. The foregoing rights shall be the Tenant’s sole remedy at law or in equity for Landlord’s failure to have the Premises ready for occupancy as required hereunder.

For purposes hereof, the Outside Delivery Date shall be deemed to refer to that certain date which is sixty (60) days following the Scheduled Term Commencement Date, as such date may be extended for a period equal to that of (i) any delays due to a Force Majeure, or (ii) the number of delay days caused by a Tenant Delay.

Landlord and Tenant agree to resolve any disputes under this Article 3 pursuant to the provisions of Article 3.5 hereof, unless the parties agree otherwise.

3.3	GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION

All construction work required or permitted by this Lease, whether by Landlord or by Tenant, shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authorities (hereafter collectively referred to as the “Codes”), and the requirements of all insurers of the Building. Further, Landlord agrees to ensure that, as of the Scheduled Term Commencement Date, all base building systems (i.e., HVAC, plumbing, electrical, elevators, etc.) shall be in good order and repair. Either party may inspect the work of the other at reasonable times and shall promptly give written notice of observed defects, provided that any inspection or right to inspect is solely for the benefit of the party having such right, and shall not constitute a representation or warranty to the other party or create any liability with respect to the party performing the inspection or having such right. Landlord’s obligations under Section 3.1 shall be deemed to have been performed when the Premises are deemed Ready for Occupancy except for items which are incomplete or do not conform with the requirements of Section 3.1 and as to which Tenant shall, in either case, provide written notice to Landlord on or around the date when the Premises are deemed Ready for Occupancy. If Tenant does not occupy the Premises for the Permitted Uses within thirty (30) days after they are deemed Ready for Occupancy as provided in Section 3.2, a certificate of completion by a licensed architect or registered engineer shall be conclusive evidence that Landlord has performed all such obligations except for items stated in such certificate to be incomplete or not in conformity with such requirements.

3.4	REPRESENTATIVES

Each party authorizes the other to rely in connection with their respective rights and obligations under this Article 3 upon approval and other actions on the party’s behalf by Landlord’s Representative(s) in the case of Landlord or Tenant’s Representative in the case of Tenant or by any person designated in substitution or addition by notice to the party relying.

3.5	ARBITRATION BY ARCHITECTS

Whenever there is a disagreement between the parties with respect to construction by Landlord of Tenant’s Work, such disagreement shall be definitively determined by the following procedure: Each of Landlord and Tenant shall appoint one (1) architect, such two (2) architects will then (within five (5) business days of their appointment) appoint a third architect licensed in the Commonwealth of Massachusetts with not less than ten (10) years experience. Each architect shall establish within ten (10) days of their appointment the matter in dispute. In case of any dispute with respect to dollar amounts or lengths of time or dates such as the date of Substantial Completion, the dollar amount or length of time or date shall be the average of the two (2) closest determinations by the three (3) architects, with the determination of the architect which was not closest to another architects’ determination excluded from such calculation. In case of any dispute not involving dollar amounts or lengths of time or dates (i.e. the approval of plans) the determination by at least two (2) of the three (3) architects shall be required in order to resolve the matter in dispute. Landlord and Tenant shall each bear the cost of the architect selected by them respectively and shall share equally the cost of the third architect. During such arbitration period, the parties agree to cooperate with one another so as to proceed with construction and with their respective obligations hereunder in a timely manner. Each determination under this Section 3.5 shall be binding upon Landlord and Tenant.

3.6	WARRANTY OF TENANT’S WORK

Notwithstanding anything to the contrary contained in this Lease, Landlord hereby warrants and guarantees that the Tenant’s Work shall be free from defects in workmanship and materials for a period of one (1) year after the Commencement Date. Upon expiration of said one (1) year period, Landlord shall assign to Tenant any and all warranties and guarantees with respect to Tenant’s Work and, to the extent that any such warranties and guarantees are not assignable, Landlord agrees to enforce the same for the benefit of Tenant, at Tenant’s sole cost and expense. Tenant shall not be responsible to pay for any such warranties of less than one (1) year duration or enforcement by Landlord against its own employees or against Gutierrez Construction Co., Inc., or against any of its other affiliates (including their respective employees). Landlord agrees to repair, at its sole cost and expense, any latent defects in Landlord’s Work promptly after receipt of notice therefrom from Tenant, provided that such notice from Tenant is received by Landlord within three (3) years from their discovery by Tenant. In connection therewith, Tenant shall notify Landlord promptly after it becomes aware of any such latent defects. Any repairs or replacements or alterations to Tenant’s Work (other than latent defects) after said initial one (1) year period shall be chargeable to Tenant in accordance with and subject to the provisions of Section 4.2 hereof.

ARTICLE 4

RENT

4.1	RENT

Tenant agrees to pay, without any offset or reduction whatever, Fixed Rent equal to l/12th of the annual Fixed Rent set forth in Section 1.1 hereof in equal installments in advance on the first day of each calendar month included in the Term; and for any portion of a calendar month at the beginning or end of the Term, at the rate payable for such portion in advance. The term “Rent” shall at all times be used herein to mean Fixed Rent plus additional rent or other sums of money payable under this Lease (including, without limitation, Section 4.2 hereof and electricity pursuant to Exhibit “D”, Paragraph IX of Exhibit D).

Notwithstanding the foregoing, Landlord and Tenant agree that so long as there is not then an uncured, continuing material Event of Default hereunder, Landlord shall abate the monthly Fixed Rent from and after the Commencement Date through the following dates: Phase 1 shall be abated for two full months (January 1, 2009, assuming that the Scheduled Term Commencement Date occurs on November 1, 2008 and is not delayed due to Building construction issues not caused by Tenant) and Phase 2 shall be abated until September 1, 2009. If Tenant at any time during such period is in material default under this Lease beyond any applicable notice and cure periods, Tenant shall immediately pay to Landlord all sums previously abated hereunder and such abatement shall automatically cease. Tenant shall be responsible for any electricity and any other services consumed in the Premises during such tune not comprising “Fixed Rent” hereunder.

4.2	OPERATING COST ESCALATION

With respect to the First Fiscal Year for Tenant’s Paying Operating Cost Escalation, or fraction thereof, and any Fiscal Year or fraction thereafter, Tenant shall pay to Landlord, as additional rent, Tenant’s share of the Operating Cost Escalation (as defined below), if any, on or before, the thirtieth (30th) day following receipt by Tenant of Landlord’s Statement (as defined below). As soon as practicable after the end of each Fiscal Year ending during the Term and after Lease termination, Landlord shall render a statement (“Landlord’s Statement”) in reasonable detail and according to usual accounting practices certified by Landlord and showing for the preceding Fiscal Year or fraction thereof, as the case may be, Landlord’s Operating Costs,

EXCLUDING the principal, interest and amortization on mortgages for the Building, and Lot or leasehold interests therein, depreciation, improvements made to the Building, the Lot or the Park that do not lower operating costs, and the cost of special services rendered to tenants (including Tenant) for which a special charge is made,

BUT INCLUDING, without limitation: real estate taxes on the Building and Lot; installments and reasonable interest on assessments for public betterments or public improvements; expenses of any proceedings for abatement of taxes and assessments with respect to any Fiscal Year or fraction of a Fiscal Year; reasonable premiums for insurance; reasonable compensation and all fringe benefits for fully time employees at the Building, workmen’s compensation, insurance premiums and payroll taxes paid by Landlord to, for or with respect to all persons engaged in the operating, maintaining, or cleaning of the Building and Lot; water, sewer, gas, telephone and the electricity to operate the base building heating, ventilating, air conditioning systems, elevators and parking lot lighting, and other utility charges not billed directly to tenants by Landlord or the utility companies (the cost for the electricity consumed by the tenant for interior lighting, plugs, equipment, supplemental air conditioning and fixtures in shall be billed monthly to Tenant by Landlord as set forth in Paragraph IX of Exhibit “D”); measurable and market costs of building and cleaning supplies and equipment (including rental); reasonable cost of maintenance, cleaning and repairs, including without limitation the services provided in Exhibit “D” hereof; cost of snow plowing or removal, or both, and care of landscaping; payments to independent contractors under service contracts for cleaning, operating, managing, maintaining and repairing the Building and Lot (which payments may be to affiliates of Landlord provided the same are at reasonable rates consistent with the type of occupancy and the services rendered); the Building’s pro rata share (i.e. approximately 39.45% as hereinafter provided) of the cost of operating, maintaining and repairing the common areas and facilities within the Park (such as, but not limited to, snow plowing, sanding, sand removal, lot sweeping, landscaping, common area and street lighting, and management); and all other reasonable and necessary expenses paid in connection with the operation, cleaning, maintenance, and repair of the Building and Lot, or either, and properly chargeable against income. If Landlord (i) installs a new or replacement capital item for the purposes of (i) reducing Landlord’s Operating Costs, or (ii) is required to perform capital repairs or replacements or to install capital items in order to comply with changes in applicable law from and after the Commencement Date, or (iii) or is required pursuant to Section 5.1.3 to perform capital repairs or replacements which are chargeable to Tenant to the extent provided by the provisions of this Section, the costs thereof as reasonably amortized by Landlord over their useful life in accordance with generally accepted accounting principles, with legal interest (not to exceed the then “Prime Rate” published in the Wall Street Journal plus two percent (2%) per annum) (“Agreed Interest Rate”) on the unamortized amount, shall be included in “Landlord’s Operating Costs”. In such event, Tenant shall pay Tenant’s share of such amortization payment for each month after such improvement is completed until the first to occur of the expiration of the Term or the end of the term over which such costs are required to be amortized. Landlord agrees that all of such services to be included in Landlord’s Operating Costs shall be obtained by Landlord at commercially reasonable, competitive market rates consistent with the operation and management of comparable Class A office buildings in the suburban Boston area.

Notwithstanding anything to the contrary contained herein, in no event shall Landlord’s Operating Costs include (nor shall Tenant have any obligation to pay any Operating Cost Escalation on account of) the following:

(a)	Costs, expenses and fees relating to solicitation of, advertising for and entering into leases and other occupancy arrangements for space in the Park, including but not limited to legal fees, space planners’ fees, real estate brokers’ leasing commissions and advertising and marketing expenses.

(b)	Costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Park (or any part thereof), costs of any disputes between Landlord and its employees, disputes of Landlord with building management, or outside fees paid in connection with disputes with other tenants, invitees or adjacent property owners.

(c)	Costs of correcting defects in the Building or the Building equipment or replacing defective equipment solely to the extent such costs relate to items covered by warranties of manufacturers, suppliers or contractors or are otherwise borne by parties other than Landlord and for which Landlord receives reimbursement.

(d)	Costs of installations paid by or constructed for specific tenants or other occupants.

(e)	Interest, points, other finance charges and principal payments on mortgages, and other costs of indebtedness, if any.

(f)	All amounts which are specifically charged to or otherwise paid by any other tenant or other occupant of the Building or the Park, or for items or services which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement.

(g)	Any bad debt loss, rent loss or reserves for bad debts or rent loss.

(h)	The salary and indirect compensation (including, without limitation, all fringe benefits, workmen’s compensation, insurance premiums and payroll taxes) of any employee above the trade of property manager, and the wages and indirect compensation of any employee to the extent such employee devotes his or her time to property other than the Building.

(i)	Amounts, if any, paid as ground rental by Landlord.

(j)	Expenses related to third-party landlord-tenant disputes.

(k)	Any cost of any service or items sold or provided to tenants of the Building or Park or other occupants for such service or has been or is entitled to be reimbursed by insurance or otherwise compensated by parties (e.g. easement holders) other than tenants of the Building and for which Landlord receives reimbursement.

(l)	The costs of repair, replacement, or restoration work occasioned by any casualty or condemnation above the deductible amount on the insurance policy.

(m)	Any depreciation allowance or expense, expense reserve and other non-cash items.

(n)	The costs of repairs, alterations and general maintenance necessitated by the negligence or willful misconduct of Landlord or its agents, employees, or contractors or repairs, alterations, and general maintenance necessitated by the negligence or willful misconduct of any other tenant (including Tenant) or occupant of the Building or any of their respective agents, employees, contractors, invitees, or licensees.

(o)	Interest or penalties due to the late payment of taxes, utility bills or other such costs, unless caused by Tenant, in which event Tenant shall be responsible for same.

(p)	Any amount payable by Landlord by way of indemnity or for damages or which constitute a fine or penalty, including interest or penalties for late payment, unless caused by Tenant, in which event Tenant shall be responsible for same.

(q)	Any other cost or expense which, under generally accepted accounting principles, consistently applied, would not be a normal maintenance or operating expense of the Building, including bad debt expenses and charitable contributions and donations.

(r)	Costs incurred to maintain the structural integrity of the Building, except in the event caused by the Tenant as set forth in Section 5.1.3 hereof.

In case of services which are not rendered to all areas of the Building on a comparable basis, the proportion allocable to the Premises shall be the same proportion which the Rentable Floor Area of Tenant’s Space bears to the total rentable floor area to which such service is so rendered (such latter to be determined in the same manner as the Total Rentable Floor Area of the Building), or shall be re-allocated by Landlord on a reasonable basis taking into consideration such factors as usage of a particular tenant in the Park and/or such other pertinent factors as reasonably determined by Landlord. Tenant shall be responsible to pay its share of Landlord’s Operating Costs for the Building based upon the proportion that the Rentable Floor Area of Tenant’s Space bears to the Total Rentable Floor Area of the Building (i.e. 41.55%). Tenant shall also be responsible to pay its pro rata share of Park-related costs, which shall be allocated by Landlord in a commercially reasonable mariner based upon the following: upon the ratio of the square footage of the Premises to the aggregate square footage of all completed buildings in the Park (e.g. 460,588 RSF), as such buildings are completed from time to time (i.e. the Building’s current share of Park-related costs is approximately 39.45%). As of this date, the Park consists of approximately 460,588 RSF, specifically consisting of the following:

One Wall Street:	192,000 RSF
Two and Ten Wall Street (Retail):	34,908 RSF
Twenty Wall Street:	52,000 RSF
Five Wall Street:	181,680 RSF

Total: 460,588 RSF

“Operating Cost Escalation” shall be equal to the difference, if any, between:

(s)	the product of Landlord’s Operating Costs per rentable square foot as indicated in Landlord’s Statement times the Rentable Floor Area of Tenant’s Space; and

(t)	the product of the Annual Estimated Operating Costs (as reduced pursuant to this Section 4.2) per rentable square foot times the Rentable Floor Area of Tenant’s Space.

If, with respect to any Fiscal Year or fraction thereof during the Term, Tenant is obligated to pay Operating Cost Escalation, then Tenant shall pay, as additional rent, on the first day of each month of each ensuing Fiscal Year thereafter, until Landlord’s Statement for an ensuing Fiscal Year reflects that Tenant is not obligated to pay Operating Cost Escalation, “Estimated Monthly Escalation Payments” equal to l/12th of the annualized Operating Cost Escalation for the immediately preceding Fiscal Year. Estimated Monthly Escalation Payments for each ensuing Fiscal Year shall be made retroactively from the first day of such Fiscal Year and on account of the payment to be made pursuant to the first sentence of this Section 4.2 for such Fiscal Year, with an appropriate additional payment or refund to be made at the time such payment is due for the previous year,

The term “Fiscal Year” as used in this Article shall mean the period of twelve (12) consecutive months commencing on January 1st and ending on December 31st.

The term “real estate taxes” as used above shall mean all taxes of every kind and nature assessed by any governmental authority on the Lot, the Building and improvements, or both, and in the common areas of the Park, which the Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Lot, the Building and improvements, or both, and the Park, subject to the following: there shall be excluded for such taxes all income taxes, excess profits taxes, excise taxes, franchise taxes, gift, estate, succession, inheritance and transfer taxes, provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Lot, Building and improvements, or both, a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term “real estate taxes”.

If the total of the monthly payments paid by Tenant with respect to any Fiscal Year exceeds the actual Operating Cost Escalation for such Fiscal Year, then, such excess shall be refunded by Landlord to Tenant no later than thirty (30) days after the end of the Fiscal Year in question, unless the Term shall expire on or prior to said 120-day period, in which event Landlord shall refund such excess on the last day of the Term.

Tenant shall have the right, but not the obligation, to contest (or request that Landlord so contest on behalf of all tenants of the Building) in good faith by appropriate proceedings diligently pursued the imposition or amount of any real estate taxes assessed against the Lot or the Building or such personal property taxes payable by it hereunder, including the right on behalf of, and in the name of the Landlord, to seek abatements thereto. The Landlord shall reasonably cooperate with Tenant, at Tenant’s sole expense, in any such contest or abatement proceedings. In the event that Tenant determines not to contest such taxes and Landlord desires to file such contest (or Tenant requests that Landlord file such contest), Landlord shall give written notice of that fact to all affected tenants, including Tenant, and shall have the sole right as to such tax bill to contest in good faith by appropriate proceedings diligently pursued the imposition or amount of any real estate taxes assessed against the Lot or the Building or such other taxes payable by Tenant hereunder, including the right to seek abatements thereto. In such event, the Tenant shall reasonably cooperate with Landlord, at no cost to Tenant, in any such contest or abatement proceedings. Landlord shall also reasonably cooperate and assist Tenant, at no cost to Landlord, in procuring any applicable tax credits or incentives.

If Landlord shall receive on behalf of the Lot or the Building a rebate or abatement on any tax with respect to which a payment is made by Tenant, then after deducting therefrom any costs reasonably incurred by Landlord in obtaining such rebate or abatement, all of such net rebate or abatement relating to the Lot or the Building shall be returned to Tenant to the extent that such rebate or abatement relates to payment made by the Tenant and not reimbursed by Landlord. If Tenant shall receive on behalf of the Lot or the Building a rebate or abatement on any tax with respect to which a payment is made by Tenant, then after deducting therefrom any costs reasonably incurred by Tenant in obtaining such rebate or abatement, all of such net rebate or abatement related to the Lot, the Building or to personal property taxes assessed against the Tenant’s property shall be retained by Tenant, as its sole property, to the extent such rebate or abatement relates to a payment made by Tenant and not reimbursed by Landlord. The remaining portion of such net rebate or abatement shall promptly be returned to Landlord.

In the event that Landlord receives a refund on account of real estate taxes after the expiration of the Term, which refund relates to a Fiscal Year during the Term, the amount of such refund fairly allocable to Tenant shall be refunded to Tenant by Landlord within thirty (30) days of its receipt of such refund. All references to real estate taxes “for” a particular Fiscal Year shall be deemed to refer to real estate taxes due and payable during such Fiscal Year without regard to when such impositions are assessed or levied.

All records pertaining to Landlord’s Operating Costs hereunder shall be maintained by the Landlord for a period of three (3) years following the expiration of the Fiscal Year to which such records relate. Tenant shall have the right, through its representatives, to examine, copy and audit such records at reasonable times, but no more than once per Fiscal Year, upon not less than thirty (30) days prior written notice to Landlord given within one hundred and twenty (120) days of receipt of Landlord’s Statement, otherwise Tenant’s right to dispute such charges shall be waived. Such records shall be maintained at Landlord’s Address set forth in Section 1.1, or such other place within the Commonwealth of Massachusetts as Landlord shall designate from time to time for the keeping of such records. The costs of such audits shall be borne by Tenant; provided, however, that if such audit establishes that the actual Operating Cost Escalation for the Fiscal Year in question is less than the Landlord’s final determination of the Operating Cost Escalation as set forth in the Landlord’s Statement submitted to Tenant by at least five percent (5%) (and so long as the discrepancy amount exceeds $10,000.00), then Landlord shall pay the reasonable cost of such audit. If, as a result of such audit, it is determined that Tenant must pay additional amounts to Landlord on account of the Operating Cost Escalation, or that Tenant has overpaid Landlord on account of the Operating Cost Escalation, then the undercharged or overpaid party shall reimburse the other party for the payment due within thirty (30) days of the final determination.

Notwithstanding anything contained in this Lease to the contrary, the responsibility for the payment of all real estate taxes with respect to the Building and the Park shall be upon the Landlord and the Landlord agrees to pay the same as required by law. Landlord shall provide Tenant with copies of all tax bills and a computation of Tenant’s pro rata share thereof, as aforesaid. In the event that any special assessments are assessed and payable, Tenant’s pro rata share of the same shall be calculated as if such assessments were being paid by Landlord over the longest period of time permitted by applicable law.

Landlord shall have the right from time to time to change the periods of accounting under this Section 4.2 to any annual period other than the Fiscal Year and upon any such change all items referred to in this Section shall be appropriately apportioned. In all Landlord’s Statements, rendered under this Section, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of a Landlord’s Statement shall be included therein on the basis of Landlord’s best good faith estimate, and with respect thereto Landlord shall render promptly after determination a supplemental Landlord’s Statement, and appropriate adjustment shall be made according thereto. All Landlord’s Statements shall be prepared on an accrual basis of accounting.

Notwithstanding any other provision of this Section 4.2, if the Term expires or is terminated as of a date other than the last day of a Fiscal Year at the end of the Term, Tenant’s last payment to Landlord under this Section 4.2 shall be made on the basis of Landlord’s best good faith estimate of the items otherwise includable in Landlord’s Statement and shall be made on or before the later of (a) twenty (20) business days after Landlord delivers such estimate to Tenant, or (b) the last day of the Term, with an appropriate payment or refund to be made upon submission of Landlord’s Statement, Without limitation, the obligation of Tenant to pay the Operating Cost Escalation with respect to any Fiscal Year during the Term (or portion thereof) or the Landlord’s obligation to make a refund therefore, as applicable, shall survive the expiration or earlier termination of the Term.

4.3	PAYMENTS

All payments of Fixed Rent and additional rent shall be made to Managing Agent, or to such other person as Landlord may from time to time designate by written notice to Tenant. If any installment of rent, fixed or additional, or on account of leasehold improvements is paid after the due date thereof, at Landlord’s election, it shall bear interest at the Agreed Interest Rate from such due date, which interest shall be immediately due and payable as further additional rent; provided, however, Landlord hereby acknowledges and agrees that Tenant shall have two (2) grace periods of an additional five (5) days per each calendar year of the Term before which such interest shall be charged by Landlord.

ARTICLE 5

LANDLORD’S COVENANTS

5.1	LANDLORD’S COVENANTS DURING THE TERM

Landlord covenants during the Term:

5.1.1 Building Services - To furnish, through Landlord’s employees or independent contractors, the services listed in Exhibit “D” (which are common services provided to all tenants of the Building).

5.1.2 Additional Building Services - To furnish, through Landlord’s employees or independent contractors, reasonable additional Building operation services upon reasonable advance request of Tenant at reasonable and competitive rates from time to time established by Landlord to be paid by Tenant;

5.1.3 Repairs - Except as otherwise provided in Article 7, except as resulting from Tenant’s negligence or misuse, except as resulting from settling or sagging within standard engineering tolerance (provided that the settling or sagging does not affect the surface or structural integrity of the Building or in any way materially affect the ordinary and customary use of the Premises, or any part thereof by Tenant), Landlord shall maintain the structural integrity of the Building, Landlord shall also be responsible for (i) all exterior maintenance, repairs and replacements necessary to keep in good condition and working order all common areas of the Park, and the trees, shrubs, plants, landscaping, parking areas, driveways and walkways on the Lot or elsewhere in the Park, including but not limited to, all lighting and other fixtures and equipment serving such parking areas, driveways and walkways, (ii) providing the services and performing the maintenance work set forth in Section 4.2 and Article 7 hereof, and (iii) performing necessary repairs and replacements to maintain the watertight integrity of the Building, including but not limited to the roof, exterior wall, windows and skylights. Landlord shall also maintain, repair and replace the HVAC equipment in the Building, such that it shall be in good operating condition throughout the Term, reasonable wear and tear excepted. Landlord shall make all of such repairs and replacements necessary to maintain the foregoing in good condition and working order and in compliance with all laws and all costs and expenses under this Section 5.1.3 shall be chargeable to Tenant to the extent provided by the provisions of Section 4.2, except that Landlord shall be responsible at its sole cost and expense (except as aforesaid relating to Tenant’s negligence and misuse), to repair, maintain and replace throughout the Term the Building structure, including the footings, foundation and columns, All other repairs and maintenance reasonably required within the Premises, except as specifically otherwise provided for herein, shall be the responsibility of Tenant.

In the event that Tenant gives notice to Landlord of a condition which Tenant believes requires Landlord’s repairs or a condition which, if left uncorrected, will necessitate Landlord’s repair, then, in accordance with the terms of this Section 5.1.3, Landlord shall respond promptly to investigate such condition, and, if such repairs are Landlord’s obligation hereunder, Landlord shall commence promptly to repair same and to diligently complete said repair. Tenant agrees during the Term to provide Landlord notice as soon as reasonably possible of any condition known to Tenant which might require, or if left uncorrected will necessitate, Landlord’s repair pursuant to this Section 5.1.3. Tenant shall have the right to require, at reasonable times and with reasonable advance notice, a representative of Landlord to inspect the Premises for repairs which may be the responsibility of Landlord;

5.1.4 Quiet Enjoyment - That Landlord has the right to make this Lease and that Tenant, on paying the rent and performing its obligations hereunder, shall peacefully and quietly have, hold and enjoy the Premises throughout the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to all the terms and provisions hereof;

5.1.5 Landlord’s Insurance - Beginning with the commencement of Landlord’s Work and thereafter throughout the Term, Landlord shall purchase and keep in force, broad-form commercial general liability insurance, or the equivalent then-customary form providing comparable coverages, written out on an occurrence basis containing provisions adequate to protect the Landlord from and against claims for bodily injury, including death and personal injury and claims for property damage occurring within the Park and/or the Building, such insurance having body injury and property damage combined limits of not less than five million dollars ($5,000,000) per occurrence increased as necessary so as to be at least comparable with other Class A buildings in the area that are equivalent to the Building and customarily carried by other landlords similarly situated as Landlord. In addition, Landlord shall procure and continue in force during the Term, as the same may be extended hereunder, fire and extended coverage insurance, including vandalism, sprinkler leakage and malicious mischief, upon the Building on a full replacement cost basis, agreed cost value endorsement with agreed values for the Building and tenant improvements initially installed by Landlord (i.e. Tenant’s Work), as determined annually by the Landlord’s insurer. Landlord shall also procure and continue in force during the Term, as the same may be extended hereunder, rental interruption insurance for twelve (12) months or the maximum amounts permitted. Copies of certificates of insurance evidencing the foregoing shall be furnished to Tenant prior to Commencement Date. All insurance required of Landlord pursuant to this Section shall be effected under policies issued by insurers or recognized responsibility (which are rated A or A+ by Best’s Rating Service or a comparable rating by an equivalent service). The coverages required by this Section 5.1.5 may be provided by a single “package policy” or by a combination of “package policy” and umbrella;

5.1.6 Landlord’s Workmen’s Compensation Insurance - To keep all Landlord’s employees working in the Premises covered by workmen’s compensation insurance in statutory amounts;

5.1.7 Landlord’s Indemnity - Landlord covenants and agrees to defend, with counsel reasonably acceptable to Tenant, save harmless and indemnify Tenant from any liability for injury, loss, accident or damage to any person or property on the Premises, in the Building or the Lot, or elsewhere in the Park, and from any claims, actions, proceedings and expenses and costs in connection therewith (including, without implied limitation, reasonable counsel fees), to the extent arising from the negligent acts, omissions and/or or willful acts of Landlord, its agents, employees, contractors or licensees, not caused by the negligent acts, omissions and/or willful acts of Tenant, its agents, employees, contractors or licensees. In no event shall Landlord be obligated to indemnify Tenant for any willful or negligent act or omission of Tenant or of any of Tenant’s employees, agents, contractors or licensees. In no event shall Landlord be obligated to indemnify Tenant for any willful or negligent act or omission of Tenant or of any of its employees, agents or contractors. Notwithstanding anything to the contrary contained in this Lease, in no event shall Landlord be liable to the other for any indirect, consequential, special, exemplary, incidental or punitive damages arising from or relating to this Lease. The covenants and indemnifications set forth in this Section 5.1.7 shall survive the expiration or earlier termination of this Lease; Have your insurance vender review.

5.1.8 Hazardous Materials - Landlord represents and warrants that, to the best of Landlord’s knowledge, after due inquiry as of the date of this Lease and as of the Commencement Date, that the Premises and rest of the Building do not contain any Hazardous Materials (as defined herein), except as may be contained in customary cleaning supplies or in such other related construction supplies (e.g. paint); and

5.1.9 Tenant’s Costs - In case Tenant shall, without any fault on its part, be made party to any litigation commenced by or against Landlord or by or against any parties in possession of the Premises or any part thereof claiming under Landlord, Landlord agrees to pay for all costs, including without implied limitation, reasonable counsel fees incurred by or imposed upon Tenant in connection with such litigation and to pay all such reasonable costs and fees incurred in connection with the successful enforcement by Tenant of any obligations of Landlord under this Lease.

Except as specifically provided to the contrary in Section 4.2, Landlord shall charge Tenant to the extent provided under the provisions of Section 4.2 for the costs incurred by Landlord in connection with the services and/or repairs set forth in Section 5.1.1, 5.1.2, 5.1.3 (except as expressly provided therein with respect to structural repairs), 5.1.5 and 5.1.6 above, except as otherwise specifically provided in this Lease.

5.2	INTERRUPTIONS

Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from power losses or shortages or from the necessity of Landlord’s entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building or Lot. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any service or performing any other covenant or duty to be performed on Landlord’s part, by reason of any cause reasonably beyond Landlord’s control, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided below or in Article 7, shall Tenant be entitled to any abatement or reduction of rent by reason thereof.

Notwithstanding any terms of this Lease to the contrary, if any Building service is interrupted for a period of five (5) consecutive business days, due solely to the negligence or willful acts of Landlord, its agents, servants, employees, contractors or subcontractors (and not due to acts or failure to act by Tenant, its agents, servants, employees, contractors or subcontractors), and provided that Landlord receives its Rent due from the rental interruption insurance which Landlord shall maintain throughout the Term, and such failure adversely and materially effects Tenant’s use of the Premises for Tenant’s normal business operations, then there shall be an abatement on a square footage pro rata basis of Fixed Rent and additional rent from and after said time period, until such services are restored. Landlord agrees to use its commercially reasonable efforts to restore such services as soon as reasonably possible. In no event shall Tenant have any abatement or termination right if any such interruption is due to the actions of Tenant or its employees or agents as aforesaid.

Landlord reserves the right to stop any service or utility system when necessary by reason of accident or emergency or until necessary repairs have been completed. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

Except as set forth herein and in Article 7, the foregoing rights shall be Tenant’s sole remedy at law or in equity for the interruptions described in this Section 5.2.

ARTICLE 6

TENANT’S COVENANTS

6.1	TENANT’S COVENANTS DURING THE TERM

Tenant covenants during the Term and such further time as Tenant occupies any part of the Premises:

6.1.1 Tenant’s Payments - Except during Tenant’s early entry pursuant to Section 3.2 above, to pay when due (a) all Fixed Rent and additional rent, (b) all taxes which may be imposed on Tenant’s personal property in the Premises (including, without limitation, Tenant’s furniture, fixtures and equipment) regardless to whomever assessed, unless there is an uncured, continuing Event of Default of this Lease and the furniture purchased as part of the Allowance becomes the property of Landlord pursuant to Section 3.1 of this Lease, at which time Landlord shall be responsible for the payment of any taxes associated therewith, (c) all charges by public utility for telephone and other utility services (including service inspections therefore and the charges as may be imposed pursuant to Exhibit “D” hereof) rendered to the Premises not otherwise required hereunder to be furnished by Landlord without charge and not consumed in connection with any services required to be furnished by Landlord without charge, and (d) as additional rent, all charges of Landlord for services rendered pursuant to Sections 5.1.1, 5.1.2, 5.1.3 (except as expressly set forth therein), 5.1.5 and 5.1.6 hereof;

6.1.2 Repairs and Yielding Up - Except as otherwise provided in Article 7 and Section 5.1.3, to keep the Premises in good order, repair and condition, reasonable wear and tear and damage by fire, casualty or act of God, the effect of eminent domain and Hazardous Materials not stored, used, released or disposed of by Tenant, its agents, employees, contractors or invitees only excepted, and at the expiration or termination of this Lease peaceably to yield up the Premises and all changes and additions therein after initial construction and as designated by Landlord pursuant to its right to do so as improvements to be removed on termination in such order, repair and condition, first removing all goods and effects of Tenant and any items, the removal of which is required by Section 3.1 above or specified to be removed at Tenant’s election and which Tenant elects to remove, and repairing all damage caused by such removal and restoring the Premises and leaving them clean and neat; any property not so removed shall be deemed abandoned and may, upon ten (10) business days’ prior written notice to Tenant, be removed and disposed of by Landlord, in such manner as Landlord shall determine, and Tenant shall pay Landlord the entire cost and expense incurred by it by effecting such removal and disposition and in making any incidental repairs and replacements to the Premises for use and occupancy during the period after the expiration of the Term; it being agreed that the acceptance of reasonable use and wear shall not apply so as to permit Tenant to keep the Premises in anything less than suitable, tenantable and usable condition, considering the nature of the Premises and the use reasonably made thereof, or in less than good and tenantable repair; for avoidance of doubt, Landlord acknowledges that the original buildout of the Premises shall not be deemed improvements that must be removed by Tenant at the end of the Term;

6.1.3 Occupancy and Use - To use and occupy the Premises only for the Permitted Uses; and not to injure or deface the Premises, Building or Lot or Park; and not to permit in the Premises any auction sale, nuisance, or the emission from the Premises of any objectionable noise or odor; nor any use thereof which is improper, offensive, contrary to law or ordinances, or invalidates or increases the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building unless Tenant agrees to pay the cost of the increased premiums or required alteration or addition;

6.1.4 Rules and Regulations - To comply with the Rules and Regulations set forth in Exhibit “E” and all other reasonable Rules and Regulations hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Building, Lot and Park and their facilities and approaches, it being understood that Landlord shall not be liable to Tenant for the failure of other tenants of the Building or Park to conform to such Rules and Regulations, provided that Landlord enforces such rules against all tenants of the Building in a nondiscriminatory fashion;

6.1.5 Compliance with Laws and Safety Appliances - To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any particular manner of use made by Tenant other than Tenant’s Permitted Use and to procure all licenses and permits so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant’s Permitted Uses. Tenant shall have the right, upon giving notice to the Landlord, to contest any obligation imposed upon it pursuant to the provisions of this Section 6.1.5, and provided the enforcement of such requirement or law is stayed during such contest and such contest will not subject the Landlord to penalty or jeopardize the title to the Premises or otherwise affect the Premises in any adverse way. Landlord shall cooperate with Tenant in such contest and shall execute any documents reasonably required in the furtherance of such purpose. Notwithstanding the foregoing, or any other contrary provision set forth in tins Lease, Tenant shall not be required to construct or pay the cost of complying with any private restrictions, laws or insurance underwriter’s requirements requiring construction of improvements to the Premises or to any other portion of the Building, unless such compliance is necessitated solely because of Tenant’s particular and unique use of the Premises or any alterations to the Premises made by or for Tenant;

6.1.6 Assignment and Subletting -Tenant shall have the right, subject to the requirement of obtaining Landlord’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed by Landlord, to assign this Lease or sublet the whole or any portion of the Premises, which assignment or sublease shall be only for the Permitted Uses, it being understood that Tenant shall, as additional rent, reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord (or its mortgagee) (not to exceed $500.00 per request) in connection with any request by Tenant for consent to assignment or subletting. No assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee). Such consent by Landlord to any of the foregoing in a specific instance (i) shall be reasonable, subject to the provision hereinafter provided, and (ii) shall be subject to the prior written approval of Landlord’s mortgagee(s) (except as hereinafter provided with respect to a Permitted Transferee). Landlord’s consent shall not be treated as having been withheld unreasonably if, in connection with any such proposed assignment or subletting: (i) the terms of the proposed assignment or subletting do not prohibit further assignments of the Lease or subletting of the Premises without the written consent of Landlord, the granting of winch consent shall be subject to the terms and conditions hereof, and in any event shall not be unreasonably withheld, conditioned or delayed; and (ii) in connection with an assignment of this Lease, the assignee does not agree directly with Landlord, by written instrument in form reasonably satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment and subletting without the written consent of Landlord, subject to the terms and conditions of this Section. Tenant hereby acknowledges and agrees that the foregoing is not intended to be an exclusive list of the reasons for which Landlord may reasonably withhold consent to a proposed request by Tenant for consent to assignment or subletting. No consent to any of the foregoing in a specific instance shall operate as waiver in any subsequent instance. If an assignment or subletting is proposed to be made and Landlord’s consent is required as hereinabove provided, Tenant shall give Landlord prior notice of such proposal, which such notice shall include such information (including creditworthiness information) as Landlord may reasonably request relative to facts which would bear upon the factors entering into the determination whether Landlord’s approval is to be granted.

Notwithstanding any provision contained in this Lease to the contrary, no consent of Landlord (or Landlord’s mortgagee) shall be required for the assignment of this Lease or the subletting of any portion (or the whole) of the Premises, (i) to a subsidiary of Tenant, (ii) to a corporation or other entity into or with which Tenant has merged, been reorganized or been consolidated or to which substantially all of Tenant’s stock or assets are transferred, (iii) to any corporation or other entity which controls, is controlled by, or is under common control with Tenant, or (iv) to any corporation or other entity with winch Tenant is otherwise affiliated (all of the foregoing hereinafter sometimes collectively shall be referred to as “Permitted Transfers”, and any person to whom any Permitted Transfer is made hereinafter sometimes shall be referred to as a “Permitted Transferee”). In any event, the following conditions shall apply: (x) the Guaranty attached hereto in Exhibit “O” of this Lease (which shall be provided to Landlord simultaneously with the execution of this Lease) shall remain in place; and (y) such Permitted Transferee agrees directly with Landlord by written instalment to be bound by all of the obligations of Tenant; in the event of any such assignment or subletting for which no consent by Landlord is required hereunder, Tenant shall not be obligated to share Rent Differential as hereinafter set forth. For purposes of this Lease, and if applicable, a transfer or issuance of Tenant’s stock over the New York Stock Exchange, the American Stock Exchange, any other public exchange or NASDAQ shall not be deemed an assignment, subletting or other transfer of this Lease or the Premises requiring Landlord’s consent.

If this Lease shall be assigned, or if the Premises or any part hereof shall be sublet or occupied by any person other than Tenant, Landlord may, at any time and from time to time, following an uncured, continuing Event of Default, collect rent (or any amounts due to Landlord hereunder) from the assignee, subtenant or occupant and apply the net amount collected to the annual Fixed Rent, additional rent and all other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the provisions of this Section 6.1.6, or acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance of the terms, covenants and conditions of this Lease on the part of Tenant to be performed. In such event, after deducting Landlord’s share of the Rent Differential, equitably determined on a monthly basis, if applicable as hereinafter provided, Landlord agrees to remit to Tenant any excess on a month to month basis.

If Landlord’s approval of a sublease or assignment is necessary and Landlord approves a sublease or assignment, and said sublease or assignment is for a total rental amount which on an annualized basis is greater than the Fixed Rent and additional rent due from Tenant to Landlord under this Lease, Tenant shall pay to Landlord, forthwith upon Tenant’s receipt of each installment of such excess rent, during the term of any approved sublease or assignment, as additional rent hereunder, in addition to the Fixed Rent and other payments due under this Lease, an amount equal to fifty percent (50%) of the positive excess between all Fixed Rent and additional rent received by Tenant under the sublease or assignment and the Fixed Rent and the additional rent due hereunder after Tenant has recouped, in full, its reasonable out-of-pocket expenses with respect to such sublease or assignment, including without limitation, reasonable real estate brokerage commissions, utilities expenses, reasonable legal fees, reasonable free rent, reasonable marketing costs and the reasonable costs of refurbishment of the Premises for such sublease or assignment (the “Rent Differential”). The Rent Differential shall not include the sales or rental proceeds received by Tenant in connection with the sale or lease of its personal property to a proposed transferee. In the event the sublease is for less than the full Premises hereunder, the rent payable by Tenant shall be proportionately adjusted in determining the excess (but all expenses to be recouped will be deducted) pro rated on a square foot basis. Anything contained in the foregoing provisions of this section to the contrary notwithstanding, neither Tenant nor any other person having interest in the possession, use, occupancy or utilization of the Premises shall enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Premises which provides for rental or other payment for such use, occupancy or utilization based, in whole or primarily on the net income or profits derived by any person from the Premises leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession use, occupancy or utilization of any part of the Premises;

6.1.7 Indemnity - To defend, with counsel reasonably acceptable to Landlord, save harmless, and indemnify Landlord from any liability for injury, loss, accident or damage to any person or property occurring on the Premises, in the Building or the Lot, or elsewhere in the Park, and from any claims, actions, proceedings and expenses and costs in connection therewith (including, without implied limitation, reasonable counsel fees): (i) to the extent arising from the negligent acts, omissions and/or willful misconduct of Tenant or any of Tenant’s employees, agents, contractors, subtenants, assignees, licensees or invitees, not caused by the negligent acts, omissions and/or willful acts of Landlord, its agents, employees, contractors or invitees or (ii) resulting from the failure of Tenant to perform and discharge its covenants and obligations under this Lease. In no event shall Tenant be obligated to indemnify Landlord for any willful or negligent act or omission of Landlord or of any of Landlord’s employees, agents, contractors or licensees. The covenants and indemnifications set forth in this Section 6.1.7 shall survive the expiration or earlier termination of this Lease;

6.1.8 Tenant’s Liability Insurance - To maintain public liability insurance in the Premises in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1.1 and, not more than two times during the Term, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes and to furnish Landlord (and/or its mortgagees) with the certificates thereof, prior to occupancy hereunder, evidencing such coverage and providing that the insurance indicated therein shall not be cancelled without at least ten (10) days’ prior written notice to Landlord. Landlord and its mortgagee shall be named as additional insureds on any such policies;

6.1.9 Tenant’s Workmen’s Compensation Insurance - To keep all Tenant’s employees working in the Premises covered by workmen’s compensation insurance in statutory amounts;

6.1.10 Landlord’s Right of Entry - Upon not less than forty eight (48) hours notice or other reasonable notice and during regular business hours (except in the event of an emergency), to permit Landlord and Landlord’s agents entry; to examine the Premises at reasonable times and, if Landlord shall so elect, to make repairs or replacements; to remove, at Tenant’s expense, any changes, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing; and to show the Premises to prospective tenants during the nine (9) months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times. Notwithstanding anything to the contrary contained in this Lease, any entry by Landlord and Landlord’s agents shall not interfere with Tenant’s daily operations and shall comply with Tenant’s reasonable security procedures, and Tenant shall have the right to have an employee accompany Landlord and/or its agents at all times that Landlord and/or its agents are present on the Premises;

6.1.11 Loading - Except with Landlord’s prior written consent, not to place a load upon the Premises exceeding an average rate of one hundred (100) pounds of live load per square foot of floor area; and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such a manner and at such times as Landlord reasonably shall in each instance approve; Tenant’s business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other leased space in the Building shall be placed and maintained by Tenant in settings of cork, rubber, spring, or other types of vibration eliminators sufficient to eliminate such vibration or noise;

6.1.12 Landlord’s Costs - In case Landlord shall, without any fault on its part, be made party to any litigation commenced by or against Tenant or by or against any parties in possession of the Premises or any part thereof claiming under Tenant, to pay, as additional rent, all costs including, without implied limitation, reasonable counsel fees incurred by or imposed upon Landlord in connection with such litigation and as additional rent, also to pay all such costs and fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease;

6.1.13 Tenant’s Property - All the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building or on the Lot or elsewhere in the Park shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord except to the extent arising from Landlord’s willful act or negligence, or that of its agents, employees or contractors, as required by law;

6.1.14 Labor or Materialmen’s Liens - To pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors; not to cause or permit any liens for labor or material performed or furnished in connection therewith to attach to the Premises; and immediately to discharge any such liens which may so attach within twenty (20) business days after receipt of written notice of such attachment;

6.1.15 Changes or Additions - Except in connection with the construction of Tenant’s Work hereunder, not to make any material changes or additions to the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Tenant may, from time to time, at its own cost and expense and without the consent of Landlord, make non-structural alterations, additions or improvements to the Premises that are decorative in nature, so long as they do not affect any of the mechanical, electrical or plumbing systems or life safety systems of the Building (collectively herein called “Alterations”) whose cost in any one instance is Thirty-Five Thousand Dollars ($35,000.00) or less, provided that Tenant first notifies Landlord in writing of any such Alterations. If Tenant desires to make any Alterations costing in excess of Thirty-Five Thousand Dollars ($35,000.00) in any one instance or any other alteration, including any structural alteration or alteration affecting any of the mechanical, electrical or plumbing systems of the Building, Tenant must first obtain the consent of Landlord thereto, which consent shall not be unreasonably withheld, conditioned or delayed. If Landlord reasonably concludes that the Alterations involve any construction, alterations or additions requiring unusual expense to readapt the Premises to normal office use on the Term Expiration Date, Landlord shall notify Tenant in writing at the time of approval that such re-adaptation will be required to be made by Tenant prior to such Term Expiration Date without expense to Landlord. Landlord shall not unreasonably require removal in the event an Alteration is substantially similar (functionally and quality wise) of the item so being replaced.

Any and all alterations, including but not limited to the Alterations, shall be performed by GCCI at cost plus a profit equal to six percent (6%), unless Landlord elects not to so perform the same in which event such Alterations shall be done by any contractor chosen by Tenant provided any such contractor is reputable, bondable by reputable bonding companies, carries the kind of insurance and in the amounts set forth herein, and will work in harmony with Landlord’s contractors and laborers in the Building. Notwithstanding the foregoing, no such bonding is required for interior, non-structural, non-roof, non-mechanical Alterations.

Tenant in making any alterations, including Alterations if applicable (i.e. GCCI does not elect to perform the same as aforesaid), shall cause all work to be done in a good and workmanlike manner using all new materials substantially equal to or better than those used in the construction of the Premises and shall comply with or cause compliance with all laws and with any direction given by any public officer pursuant to law and GCCI’s standard consistent with other similarly situated Class A buildings in the area in which the Building is located. Tenant shall obtain or cause to be obtained and maintain in effect, as necessary, all building permits, licenses, temporary and permanent certificates of occupancy and other governmental approvals which may be required in connection with the making of the alterations, including the Alterations. Landlord shall cooperate with Tenant in the obtaining thereof and shall execute any documents reasonably required in furtherance of such purpose, provided any such cooperation shall be without expense and/or liability to Landlord, unless Landlord elects to have GCCI perform the same in which event it agrees to cause GCCI to comply with the foregoing provisions, including the obligation of GCCI to use all new materials in connection with any construction hereunder, and other provisions set forth herein applicable to Tenant’s contractor.

At least annually if such Alterations or any other alterations hereunder have occurred during the past calendar year, Tenant shall furnish to Landlord as-built sepias and, if applicable, operating manuals, or, at Landlord’s option and only if Tenant’s computer system is compatible with that of Landlord’s, computer disk specifications compatible with Landlord’s computer system of the work done by Tenant during such past year and copies of all permits issued in connection therewith.

Tenant shall have its contractor procure and maintain in effect during the term of such alterations, including Alterations, reasonably satisfactory insurance coverages with an insurance company or companies authorized to do business in the Commonwealth of Massachusetts, and shall, upon Landlord’s request, furnish Landlord with certificates thereof;

6.1.16 Holdover - To pay to Landlord an amount equal to one hundred and fifty percent (150%) of the Fixed Rent and additional rent then applicable for the first thirty (30) days of holdover by Tenant and thereafter twice (i.e. 200%) the Fixed Rent and additional rent then applicable for each month or portion thereof if Tenant shall retain possession of the Premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise, and also to pay all damages sustained by Landlord on account thereof (except that no damages, including consequential damages, shall be due from Tenant for any holdover by Tenant lasting sixty (60) days or less); the provisions of this subsection shall not operate as a waiver by Landlord of any right of re-entry provided in this Lease;

6.1.17 Hazardous Materials - Tenant shall not (either with or without negligence) cause or authorize the escape, disposal or release of any Hazardous Materials onto, in or under the Premises, the Lot or Park, except in accordance with the requirements of applicable laws and regulations. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Premises any such materials or substances except to use in the ordinary course of Tenant’s business, and then only after written notice is given to Landlord of the identity of such substances or materials. Landlord hereby consents to Tenant’s use of ordinary office and cleaning products in amounts reasonably necessary for Tenant’s Permitted Use of the Premises. Without limitation, “Hazardous Materials” shall include those hazardous materials and substances described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., the Massachusetts Hazardous Waste Management Act, as amended, M.G.L. c.21C, the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, as amended, M.G.L. c.21E, any applicable local ordinance or bylaw, and the regulations adopted under these acts, (collectively, the “Hazardous Waste Laws”). If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of any Hazardous Materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord within twenty (20) days after receipt of demand as additional charges if and only if the following conditions are satisfied: (i) if such requirement applies to the Premises, and

(ii) if an independent, reputable third party engineer employed by Landlord or persons acting under Landlord conclusively determines that such release has been or is likely to have been solely and exclusively caused by Tenant or persons acting under Tenant’s control. If Tenant receives from any federal, state or local governmental agency any notice of violation or alleged violation of any Hazardous Waste Law by Tenant, or if Tenant is obligated to give any notice under any Hazardous Waste Law, Tenant agrees to forward to Landlord a copy of any such notice within seven (7) business days of Tenant’s receipt or transmittal thereof (except if immediate response is required of Landlord, in which event reasonable immediate notice to be given to Landlord). In addition, Tenant shall execute reasonable affidavits, representations and the like from time to time at Landlord’s reasonable request concerning Tenant’s best actual knowledge or belief regarding the presence of Hazardous Materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of Hazardous Materials on the Premises or elsewhere in the Park occurring while Tenant is in possession if caused by Tenant or persons acting under Tenant’s control. Landlord shall indemnify Tenant from any release of Hazardous Materials on the Premises or elsewhere in the Building, Lot or Park occurring while Tenant is in possession if caused by Landlord or persons acting under Landlord’s control. Landlord retains the right to inspect the Premises at all reasonable times, upon reasonable notice to Tenant and compliance with Section 6.1,10, to ensure compliance with this paragraph. Tenant shall not be liable for any losses, costs, claims, liabilities or damages (including attorneys’ and consultants’ fees) of any type or nature, directly or indirectly arising out of or in connection with any Hazardous Materials present at any time on or about the Premises, Building, Lot or Park, or the violation of any environmental Laws, except to the extent that any of the foregoing actually results from the release or disposal of Hazardous Materials by Tenant or its agents, employees, contractors, sublessees or assignees. The within covenants shall survive the expiration or earlier termination of the Term;

6.1.18 Tenant’s Authority - Tenant has the power and authority to enter into this Lease and perform the obligations of Tenant hereunder. This Lease and all other documents executed and delivered by Tenant in connection herewith constitute legal, valid, binding and enforceable obligations of Tenant;

6.1.19 Confidentiality - This Lease is a confidential document by and between Landlord and Tenant and Tenant agrees that this Lease shall not be copied and distributed or circulated to any person(s) other than to such parties, and their respective mortgagees, successors or assigns, their legal counsel, accountants and brokers or to any prospective sublessees and assignees or affiliates of Tenant, or to any prospective acquirers, investors, or lenders of Tenant, or to regulatory authorities, or to the directors, shareholders or officers of Tenant, unless required by law (including rules and regulations of the Securities and Exchange Commission) or court order, without the prior written consent of Landlord. All public announcements regarding this Lease prior to Tenant’s occupancy hereunder must be approved by Landlord and Tenant in advance; and

6.1.20 Signs and Advertising - Except as hereinafter expressly provided, Tenant will not place or suffer to be placed or maintained on the exterior of the Premises, Building, or Lot, or elsewhere in the Park, or on the roof of the Building, any sign, decoration, lettering or advertising matter or any other thing of any kind. Tenant will, at its sole cost and expense, maintain such sign, decoration, lettering, advertising matter, or other thing as may be permitted hereunder in good condition and repair at all times.

Tenant shall have the right, at its sole cost and expense, subject to applicable sign ordinances and to Landlord’s prior approval (which shall not be unreasonably withheld, conditioned or delayed) and subject to receipt by Landlord of all required permits therefore, to have installed signage (which may be electrified) supplied by Tenant at Tenant’s expense, customary or appropriate in the conduct of Tenant’s business and with other signage along Route 128/95 designating Tenant on the exterior of the Building at the location facing Route 128/95 to be agreed upon by both Landlord and Tenant (“Tenant’s Signage”), provided that Tenant shall be leasing and occupying at all times at least one (1) full floor of the Building. Otherwise, Landlord shall have the right to remove Tenant’s Signage, at Tenant’s expense. Tenant’s right to install signage on the Building is non-exclusive, Landlord hereby agreeing, however, not to offer exterior Building signage to other tenants of the Building unless such tenant leases at least one (1) full floor in the Building. Landlord shall be responsible for installing Tenant’s Signage, at Tenant’s expense. Tenant’s name shall also be placed by Landlord on the Building directory, at no cost to Tenant. Notwithstanding the foregoing, Landlord agrees to provide Tenant with a $25,000 allowance towards the cost of building signage as aforesaid in Section 3.1 of this Lease. Landlord acknowledges that the Tenant’s Signage will reflect the “One Communications” name, In the event that Tenant changes its name during the Term, Tenant may change all then existing signage in the Building at its own expense, without prior approval of Landlord.

Landlord and Tenant hereby further acknowledge and agree that Landlord, upon Tenant’s request, shall use reasonable efforts to obtain all necessary permits and approvals in compliance with local codes and ordinances for Tenant’s Signage, at Tenant’s sole cost and expense. In no event shall Landlord be required to obtain such necessary permits and approvals therefor as a condition of the Premises being deemed Ready for Occupancy as determined in accordance with said Section 3.2. Tenant shall reimburse Landlord for the actual third-party reasonable costs and expenses incurred by Landlord in connection with obtaining said permits and approvals, including reasonable attorney’s fees and disbursements. Tenant agrees to cooperate with Landlord during the permitting process by (i) promptly executing the necessary documentation reasonably requested by Landlord, and (ii) by furnishing the same to Landlord promptly upon Landlord’s request, but in no event later than five (5) business days following Landlord’s request.

ARTICLE 7

CASUALTY AND TAKING

7.1	CASUALTY AND TAKING

In case during the Term any substantial part of the Premises, or all or any substantial part of the Building, or Lot or any one or more of them, are, in the reasonable judgment of Landlord’s architect, damaged materially by fire or any other cause, or by action of public or other authority in consequence thereof or are taken by eminent domain or Landlord receives compensable damage by reason of anything lawfully done in pursuance of public or other authority, this Lease shall terminate at Landlord’s election, which may be made, notwithstanding Landlord’s entire interest may have been divested, by notice given to Tenant within thirty (30) days after the occurrence of the event giving rise to the election to terminate, which notice shall specify the effective date of termination which shall be not less than thirty (30) nor more than sixty (60) days after the date of notice of such termination. If in any such case the Lease is not so terminated, Landlord shall use due diligence to put the Premises, or in case of taking, what may remain thereof into substantially the condition immediately prior to the casualty, subject to applicable law and Landlord’s right to terminate this Lease (as above provided) if the net award of insurance or damages are adequate, and a just proportion of the Fixed Rent and additional rent according to the nature and extent of the injury shall be abated until the Premises or such remainder shall have been put by Landlord in such condition; and in case of a taking which permanently reduces the area of the Premises, a just proportion of the Fixed Rent and additional rent shall be abated for the remainder of the Term and an appropriate adjustment shall be made to the Annual Estimated Operating Costs.

7.2	RESERVATION OF AWARD

Landlord reserves to itself any and all rights to receive awards made for damages to the Premises, Building or Lot and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all Tenant’s rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, hereby irrevocably designating and appointing Landlord as its attorney-in-fact to execute and deliver in Tenant’s name and behalf all such further assignments thereof. It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for (i) movable trade fixtures installed by Tenant or anybody claiming under Tenant, at its own expense, (ii) equipment, generators, furniture (including furniture purchased out of the Allowance (except in the event of a continuing, uncured Event of Default as aforesaid)), personal property or other items of Tenant located in the Premises or on the Lot, or (iii) relocation and moving expenses recoverable by Tenant from such authority in a separate action.

7.3	ADDITIONAL CASUALTY PROVISIONS

(a)	Landlord shall not be required to repair or replace any of Tenant’s business machinery, equipment, furniture, personal property or other installations not originally installed by Landlord.

(b)	In the event of any termination of this Lease pursuant to this Article 7, the Term of this Lease shall expire as of the effective termination date as fully and completely as if such date were the date herein originally scheduled as the Term Expiration Date. Tenant shall have access to the Premises at Tenant’s sole risk for a period of sixty (60) days after the date of termination in order to remove Tenant’s personal property except as prohibited by any applicable governmental agency or official.

(c)	Notwithstanding any language to the contrary contained in this Article 7, if all or any substantial part of the Premises and/or the Building or Lot or any part thereof

(as hereinabove defined), shall be damaged by fire or other casualty or taken by eminent domain during the last twelve (12) months of the Term, as the Lease may have theretofore been extended, then either Landlord or Tenant may terminate this Lease effective as of the date of such fire or other casualty or taking upon notice to the other as aforesaid. Also, notwithstanding anything to the contrary contained in this Article 7, Tenant may render any notice of Landlord’s termination null and void by exercising early an option to extend the initial Term or then Extended Term of this Lease in accordance with Exhibit “F”. In the event of such early exercise, Landlord and Tenant agree to determine the Fixed Rent for the applicable Extended Term at least twelve (12) months prior to the commencement date of the Extended Term in accordance with and in the manner set forth in said Exhibits “F” and “H.”

(d)	Notwithstanding anything to the contrary contained in this Lease, if the Premises are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to its terms, then as soon as reasonably practicable, Landlord shall furnish Tenant with a written opinion of Landlord’s architect or construction consultant as to when the restoration work required of Landlord may be completed. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised by delivery to Landlord of a written notice of election to terminate within thirty (30) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration: (x) the Premises, with reasonable diligence, cannot be fully repaired by Landlord within nine (9) months after the damage or destruction; or (y) if the Premises are damaged by any peril within ten (10) months of the last day of Term, and cannot be substantially restored within sixty (60) days after the date of such damage. During any period of construction hereunder, Landlord agrees to use reasonable efforts to relocate Tenant to one of its other properties, if available and at no cost to Landlord.

ARTICLE 8

RIGHTS OF MORTGAGEE

8.1	PRIORITY OF LEASE

Landlord shall have the option to subordinate this Lease to any future mortgagee or deed of trust of the Lot or Building, or both (“the mortgaged premises”), provided that the holder thereof enters into an agreement with Tenant by the terms of which the holder will agree to recognize the rights of Tenant under this Lease, assume the obligations of Landlord under this Lease and to accept Tenant as tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise and Tenant will agree to recognize the holder of such mortgage as Landlord in such event, which agreement shall be made to expressly bind and inure to the benefit of the successors and assigns of Tenant and of the holder and upon anyone purchasing the mortgaged premises at any foreclosure sale. Any such mortgage to which this Lease shall be subordinated may contain such terms, provisions and conditions as the holder reasonably deems usual or customary. Further, Landlord agrees to use diligent efforts to obtain and deliver to Tenant prior to the

Commencement Date a Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) from its current lender, Bank of America, N.A,, substantially in accordance with Exhibit “J” attached hereto (or from any future lender in such form as may be reasonably requested by such future lender and reasonably agreed to by Tenant).

8.2	LIMITATION ON MORTGAGEE’S LIABILITY

Upon entry and taking possession of the mortgaged premises for any purpose other than foreclosure, the holder of a mortgage shall have all rights of Landlord, and during the period of such possession, shall also have the duty to perform all Landlord’s obligations hereunder. Except during such period of possession, no such holder shall be liable, either as mortgagee or as holder of a collateral assignment of this Lease, to perform, or be liable in damages for failure to perform any of the obligations of Landlord unless and until such holder shall enter and take possession of the mortgaged premises for the purpose of foreclosing a mortgage. Upon entry for the purpose of foreclosing a mortgage, such holder shall be liable to perform all of the obligations of Landlord accruing after said entry (including performance of obligations arising prior to said entry), provided that a discontinuance of any foreclosure proceeding shall terminate the liability of die holder as Landlord.

8.3	MORTGAGEE’S ELECTION

Notwithstanding any other provision to the contrary contained in this Lease, if prior to the substantial completion of Landlord’s obligations under Article 3, any holder of a first mortgage on the mortgaged premises enters and takes possession thereof for the purpose of foreclosing the mortgage, such holder may elect, by written notice given to Tenant and Landlord at any time within ninety (90) days after such entry and taking of possession, not to perform Landlord’s obligations under Article 3, and in such event such holder and all persons claiming under it shall be relieved of all obligations to perform, and all liability for failure to perform, said Landlord’s obligations under Article 3, and Tenant may terminate this Lease and all its obligations hereunder by written notice to Landlord and such holder given within thirty (30) days after the day on which such holder shall have given its notice as aforesaid.

8.4	NO PREPAYMENT OR MODIFICATION, ETC.

No Fixed Rent, additional rent, or any other charge shall be paid more than ten (10) business days prior to the due dates thereof, and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee, and Tenant shall be liable for the amount of such payments to such mortgagee. No assignment of this Lease (except as set forth in Section 6.1.6 regarding Permitted Transferees) and no agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify so as to reduce the Rent, change the Term, or otherwise materially change the rights and obligations of either party under this Lease, shall be valid as against a mortgagee unless consented to in writing by such Landlord’s mortgagee and only as to mortgagees of record, if any, which consent shall not be unreasonably withheld, conditioned or delayed.

8.5	NO RELEASE OR TERMINATION

Except as provided in Section 8.7 below, no act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant’s obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord’s act or failure to act to Landlord’s mortgagees of record, if any, the addresses for whom previously have been provided in writing to Tenant, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant’s rights, and (ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, but nothing contained in this Section 8.5 shall be deemed to impose any obligation on any such mortgagee to correct or cure any such condition. “Reasonable time” as used above means and includes a reasonable time to obtain possession of the mortgaged premises, if the mortgagee elects to do so, and a reasonable time to correct or cure the condition if such condition is determined to exist.

8.6	CONTINUING OFFER

The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a mortgagee (particularly, without limitation thereby, the covenants and agreements contained in tins Article 8) constitute a continuing offer to any person, corporation or other entity, which by accepting or requiring an assignment of this Lease or by entry or foreclosure assumes the obligations herein set forth with respect to such mortgagee, and such mortgagee shall be entitled to enforce such provisions in its own name. Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may reasonably be deemed necessary to implement the provisions of this Article 8,

8.7	MORTGAGEE’S APPROVAL

Landlord’s obligation to perform its covenants and agreements hereunder is subject to the condition precedent that this Lease be approved by the holder of any senior mortgage of which the Premises are a part and by the issuer of any commitment to make a senior mortgage loan which is in effect on the date hereof. Unless Landlord gives Tenant written notice within ten (10) business days after the date hereof that such holder or issuer, or both, disapprove this Lease, then this condition shall be deemed to have been satisfied or waived and the provisions of this Section 8.7 shall be of no further force or effect. Should this Lease not be approved by such mortgagor, Tenant shall have the right to terminate this Lease without incurring any liability to Landlord.

ARTICLE 9

DEFAULT

9.1	EVENTS OF DEFAULT

It shall be an “Event of Default” under this Lease, if (i) Tenant fails to pay Fixed Rent or additional rent for more than ten (10) days, after notice thereof specifying such failure and that such failure may be an Event of Default hereunder; (ii) Tenant fails to perform its other non-monetary obligations hereunder for more than thirty (30) days after notice thereof from Landlord, together with such additional time, if any, as is reasonably required to cure the default if the default is of such a nature that it cannot reasonably be cured in thirty (30) days; or (iii) if Tenant makes any assignment for the benefit of creditors, or files a petition under any bankruptcy or insolvency law; or (iv) if such a petition is filed against Tenant and is not dismissed within one hundred and twenty (120) days; or (v) if a receiver becomes entitled to Tenant’s leasehold hereunder and it is not returned to Tenant within one hundred and twenty (120) days; or (vi) such leasehold is taken on execution or other process of law in any action against Tenant; Landlord and the agents and servants of Landlord may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any tune thereafter while such default continues and without further notice except as required by applicable law enter into and upon the Premises or any part thereof in the name of the whole and repossess the same as of Landlord’s former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and upon such entry or mailing as aforesaid, this Lease shall terminate, but Tenant shall remain liable as hereinafter provided. After the occurrence of an Event of Default as aforesaid, Tenant hereby waives all statutory rights of redemption, if any to the extent such rights may be lawfully waived, and Landlord, without notice to Tenant, may store Tenant’s effects and those of any person claiming through or under Tenant at the expense and risk of Tenant and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

9.2	TENANT’S OBLIGATIONS AFTER TERMINATION

In the event that this Lease is terminated under any of the provisions contained in Section 9.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants as follows:

(a)	to pay forthwith to Landlord, as compensation, a lump sum equal to the total rent reserved for the residue of the Term. In calculating the rent reserved, there shall be included, in addition to the Fixed Rent and all additional rent, the value of all other consideration agreed to be paid or performed by Tenant for said residue, less the net proceeds of any rents obtained by Landlord in reletting the Premises as provided in (b)(ii) below; and

(b)

and, to the extent not received in (a) above or the extent Landlord elects, in its sole discretion, to proceed under this subparagraph (b) rather than subparagraph (a), as an additional and cumulative obligation, to pay punctually to Landlord all of the sums and perform all of the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant under this subclause (b), Tenant shall be credited with: (i) any amount paid to Landlord as compensation as provided in subclause (a) of this Section 9.2 (if Landlord elects to proceed pursuant to subclause (a)); and (ii) the net proceeds of any rents obtained by Landlord by reletting the Premises, after deducting all of Landlord’s expenses in connection with such reletting, including, without implied limitation, all repossession costs, brokerage commissions, tenant improvements costs paid or tenant improvement allowances granted, fees for legal services, and any other expenses of reletting the Premises or preparing the Premises for the new tenant or tenants.

Landlord agrees to use commercially reasonable efforts to relet the Premises following termination provided, however, that Landlord: (x) may relet the Premises or any part or parts thereof for a term or terms which may, at Landlord’s option, be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term, and may grant such concessions and free rent as Landlord in its sole judgment considers advisable or necessary to relet same; (y) may make such alterations, repairs and decorations in the Premises as Landlord, in its reasonable judgment, considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing sub clauses (x) and/or (y), or Landlord’s failure to relet or to collect the rent through reletting, shall operate or be construed to release or reduce Tenant’s liability as aforesaid; and (z) shall have no duty to relet the Premises to a prospective tenant who is also interested in leasing other space that Landlord (or its affiliate(s)) then has available.

So long as at least twelve (12) months of the Term remain unexpired at the time of such termination, in lieu of any other damages of indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 9.2, Landlord may, by written notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 9.1, or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Fixed Rent and additional rent accrued under Article 4 in the twelve (12) months ended next prior to such termination (or if the Term has not yet commenced, the Fixed Rent and additional rent that would be due for said time period) plus the amount of Fixed Rent and additional rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Section 9.2 up to the tune of payment of such liquidated damages.

Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

ARTICLE 10

MISCELLANEOUS

10.1	TITLES

The titles of the Articles are for convenience and are not to be considered in construing this Lease.

10.2	NOTICE OF LEASE

Concurrently with the execution of this Lease, both parties shall execute and deliver, after the Commencement Date, a short form of this Lease in the form attached hereto as Exhibit “G”. If this Lease is terminated before the Term expires, the parties will execute an instrument acknowledging the date of termination.

10.3	RELOCATION

Intentionally Deleted.

10.4	NOTICES FROM ONE PARTY TO THE OTHER

No notice, approval, consent requested or election required or permitted to be given or made pursuant to this Lease shall be effective unless the same is in writing. Communications shall be addressed, if to Landlord, at Landlord’s Address, with a copy to Gloria M, Gutierrez, Esq., The Gutierrez Company, One Wall Street, Burlington, MA 01803, or at such other address as may have been specified by prior notice to Tenant and, if to Tenant, at Tenant’s Address or at such other place as may have been specified by prior notice to Landlord. Any communication so addressed shall be deemed duly served if mailed by registered or certified mail, return receipt requested, delivered by hand, or by overnight express service by a carrier providing a receipt of delivery.

10.5	BIND AND INURE

The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Landlord named herein and each successive owner of the Premises shall be liable only for the obligations accruing during the period of its ownership, said liability terminating as to future liability (but excluding the then existing liability for which such original Landlord shall remain responsible) upon termination of such ownership and passing to the successor in ownership. Neither the Landlord named herein nor any successive owner of the Premises, whether an individual, trust, a corporation or otherwise shall have any personal liability beyond their interest in the Building and the insurance and condemnation proceeds therefrom. Neither party shall be liable to the other party for consequential or punitive damages for a breach of any covenant of tins Lease or otherwise, except as may apply with respect to holdover damages described in Section 6.1.16 of this Lease.

10.6	NO SURRENDER

The delivery of keys to any employees of Landlord or to Landlord’s agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

10.7	NO WAIVER, ETC.

The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease or, with respect to such failure of Landlord, any of the Rules and Regulations referred to in Section 6.1.4, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Fixed Rent or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach by Landlord, unless such waiver be in writing signed by Landlord. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

10.8	NO ACCORD AND SATISFACTION

No acceptance by Landlord of a lesser sum than the Fixed Rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy in this Lease provided.

10.9	CUMULATIVE REMEDIES

The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

10.10	PARTIAL INVALIDITY

If any term, clause, provision, covenant or condition contained in this Lease is adjudicated to be illegal or unenforceable, all other terms, clauses, provisions, covenants or conditions of this Lease shall remain in force and effect, and the term, clause, provision, covenant or condition held illegal or unenforceable shall remain in effect as far as possible in accordance with the intention of the parties.

10.11	LANDLORD’S RIGHT TO CURE

If Tenant shall at any time default, beyond applicable notice and cure periods, in the performance of any material obligation under this Lease, Landlord shall have the right, but shall not be obligated, upon ten (10) business days’ prior written notice to Tenant and for non-material obligations upon thirty (30) days’ notice to Tenant (except in the event of an emergency where at least verbal notice will be given as soon as reasonably possible), to enter upon the Premises and to perform such obligation, notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the rate set forth in Section 4.3 hereof), and all necessary incidental costs and expenses in connection with the performance of any such acts by Landlord, shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

10.12	ESTOPPEL CERTIFICATE

Tenant agrees on the Commencement Date, and from time to time thereafter, upon not less than thirty (30) days’ prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing in substantially the form attached hereto as Exhibit “K”. Landlord agrees on the Commencement Date, and from time to tune thereafter, upon not less than thirty (30) days’ prior written request by Tenant, to execute, acknowledge and deliver to Tenant a statement in writing in substantially the form attached hereto as Exhibit “K”.

10.13	WAIVER OF SUBROGATION

Any insurance carried by either party with respect to the Premises and property therein or occurrences thereon shall, if the other party so requests and it can be so written without additional premium or with any additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by insurance containing such clause or endorsement to the extent of the indemnification received thereunder.

10.14	BROKERAGE

Landlord and Tenant each represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen in connection with this Lease, except Newmark, Knight &

Frank and Grubb & Ellis Company (collectively, the “Broker”). Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder’s fees, or other compensation made by any other agent, broker, salesman or finder as a consequence of said party’s actions or dealings with any such agent, broker, salesman, or finder. Landlord agrees to pay a fee to the Broker pursuant to a separate agreement.

10.15	COVENANTS INDEPENDENT

Each provision in this Lease constitutes an independent covenant, enforceable separately from each other covenant set forth herein. To the extent any provision hereof or any application of any provision hereof may be declared unenforceable, such provision or application shall not affect any other provision hereof or other application of such provision. Tenant acknowledges and agrees that Tenant’s obligation to pay Fixed Rent and additional rent is independent of any and all obligations of Landlord hereunder, with the result that Tenant’s sole remedy for any alleged breach by Landlord of its obligation hereunder shall be to commence a judicial proceeding against Landlord seeking specific performance and/or damages.

10.16	ACCESS

Subject to the terms and provisions of this Lease and all laws applicable to the Premises, Tenant shall have twenty-four (24) hours, seven (7) days per week, fifty-two (52) weeks per year, access to the Premises.

10.17	ENTIRE AGREEMENT

This Lease contains the entire and only agreement between the parties as to the Premises, and no oral statements or representations or prior written matter not contained in this instrument shall have any force or effect. This Lease shall not be modified in any way except by a writing signed by both parties,

10.18	GOVERNING LAW

This Lease shall be governed by and construed and enforced in accordance with the laws and the Courts of the Commonwealth of Massachusetts.

10.19	ADDITIONAL REPRESENTATIONS

Landlord represents and warrants to Tenant as follows:

(a)	that Landlord has the right, power and authority to enter into this Lease and grant Tenant quiet possession of the Premises and other rights set forth herein; and

(b)	that Landlord is the fee simple owner of the Lot and Building located thereon, and that Landlord (and/or its affiliate(s) or an affiliate(s) of The Gutierrez Company) are the fee simple owners of the Park;

(c)	that the Building (including the Tenant’s Work) and the Lot (including all common areas) will, upon substantial completion of Tenant’s Work and issuance of all necessary permits and approvals required to be obtained from any and all necessary governmental agencies prior to occupancy of the Premises by Tenant, if necessary, including without limitation, a certificate of occupancy from the Town of Burlington, which allows Tenant to use and occupy the Premises as herein provided, comply with all dimensional, use, parking, loading and other zoning requirements of the Town of Burlington, and all applicable building codes and governmental requirements, including, without limitation, all ADA, local and state requirements and regulations promulgated thereunder and other applicable laws and rules governing access to and use of facilities by people with disabilities, including the Massachusetts Architectural Access Board regulations;

(d)	that the Premises and common areas and all equipment and systems servicing such areas, shall be in good working order and repair as of the Commencement Date;

(e)	that the health club facility and the cafe to be located in the Building shall be completed and open for use within sixty (60) days following the Commencement Date; and

(f)	that Landlord shall use good faith diligent efforts to obtain LEED certification for the base Building.

10.20	GENERATOR

Subject to the provisions hereinafter provided, Tenant shall have the right, at no additional charge, to place a dedicated emergency generator and any other equipment, wiring, shaft space, etc. required in connection therewith on the roof of the Building or adjacent to the loading dock as agreed to by the parties, at Tenant’s sole cost and expense. Subject to all applicable laws, Landlord shall install the same as part of Tenant’s Work. The cost of the concrete pad shall be borne by Landlord and the generator and associated equipment, and installation thereof, shall be borne by Tenant and may be paid out of the Allowance described in Section 3.1 of this Lease. The size and the precise location of the installation shall not be unreasonably withheld, conditioned or delayed by Landlord. All installations shall be in accordance with sound construction practices, and in accordance with applicable law, and in a good and workmanlike manner, and shall not materially interfere with other tenants of the Building or Park or decrease the number of parking spaces on the Lot. The cost of any environmental review of the proposed equipment, if reasonably required, shall be at Tenant’s expense. Tenant shall be required to maintain the same at its sole cost in accordance with best industry standards, and Landlord’s agent shall, if reasonably practicable, accompany Tenant and/or any agent of Tenant when making necessary repairs to such equipment. Tenant agrees to maintain insurance on such generator, and to name Landlord as an additional insured thereon. Evidence of such insurance shall be provided to Landlord on or prior to the Commencement Date.

Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liability or loss arising (except as a result of the negligence or willful misconduct of Landlord, its agents, employees or contractors) from or out of the use or removal of such generator and related equipment. Upon expiration of the Term, Tenant shall be responsible for the removal of the same and for repairing any damage caused therefrom. This Section shall survive the expiration or earlier termination of this Lease.

ARTICLE 11

SECURITY

Security in the amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) shall be delivered by Tenant to Landlord on or prior to the Commencement Date (the “Security”). Such Security shall be, at Tenant’s option, in the form of (i) cash, or (ii) a Letter of Credit in substantially the form attached hereto as Exhibit “M”, and in the case of such Letter of Credit shall (a) name the Landlord as its beneficiary, (b) expire not less than one (1) year after the issuance thereof, and (c) be drawn on an FDIC-insured financial institution reasonably satisfactory to Landlord. Tenant shall, from time to time, as necessary, renew or replace or amend the Letter of Credit no fewer than twenty-five (25) banking days prior to the expiration date of the Letter of Credit then held by Landlord, and if Tenant fails to renew or replace or amend said Letter of Credit or provide cash in the applicable amount by not later than twenty-five (25) banking days prior to expiry date of the Letter of Credit, Landlord may draw upon such Letter of Credit and hold the proceeds thereof in an account as Security, without interest until Tenant provides to Landlord a replacement letter of credit complying with the requirements for the original Letter of Credit as set forth above. So long as Tenant is not in material default of its obligations hereunder, the amount of the required Security shall be reduced in accordance with the following schedule: $500,000 on the 1st day of month twenty five (25) of the Term; by an additional $500,000 on the 1st day of month thirty seven (37) of the Term; by an additional $500,000 on the 1st day of month forty nine (49) of the Term; and by an additional $500,000 on the 1st day of month sixty-one (61) of the Term. Thereafter, the Security shall be Five Hundred Thousand Dollars and 00/100 ($500,000.00). Failure of the Landlord to release any cash Security in accordance with the foregoing scheduled shall constitute a default by Landlord. In the event that Landlord fails to release the required funds within five (5) business days following the required date (assuming a cash deposit), Landlord shall be obligated to pay Tenant interest on any such amount at the Agreed Interest Rate, calculated on a daily basis.

Landlord may, from time to time, without prejudice to any other remedy, use all or a portion of the Security to cure any continuing Event of Default, including any uncured default in connection with any arrearages of Rent, costs incurred by Landlord to repair damage to the Premises caused by Tenant, and any costs incurred by Landlord to repair (other than normal wear and tear or damage caused by Landlord, its agents or employees) the Premises upon termination of this Lease. Following any such application of the Security, Tenant shall, within ten (10) business days after receipt of written demand, restore the cash security or Letter of Credit to the then applicable full amount. Tenant shall not have the right to call upon Landlord to apply all or any part of the Security to cure any continuing Event of Default, but such use shall be solely in the discretion of Landlord. If there is no continuing Event of Default, at the termination of this Lease, after Tenant surrenders the Premises to Landlord in accordance with this Lease and all amounts then due Landlord from Tenant are finally determined and paid by Tenant or through application of the Security, the balance of the Security, either cash or the Letter of Credit, as applicable, shall be returned to Tenant within ten (10) business days of expiration of the Term and surrender of the Premises, whichever may be later. If Landlord transfers its interest in the Premises during the Term, Landlord shall assign the Security to the transferee, Landlord shall promptly notify Tenant of the assignment in advance and thereafter have no further liability for the return of the Security. If the Security is in the form of a Letter of Credit, Landlord shall have no further liability for the return of such Letter of Credit once the Letter of Credit has been appropriately assigned to the assignee, the assignee has assumed all of Landlord’s obligations under this Lease, it and Landlord has notified Tenant, in writing, of both. Upon any such delivery and assignment, Tenant hereby releases the then existing Landlord of any and all liability with respect to the Letter of Credit, its application and return, and Tenant agrees to look solely to such assignee or transferee. It is further understood that this provision shall also apply to subsequent assignees or transferees. Upon request by Tenant, Landlord shall provide Tenant with a copy of the assignment and assumption or other written documentation that was entered into to effectuate the transfer of the Letter of Credit and this Lease. Landlord shall not be required to segregate the Security from its other accounts or, except as otherwise specified herein, to pay interest thereon, as aforesaid.

In the event the Lease is assigned by Tenant, Tenant’s assignee may provide a replacement Letter of Credit and the original Letter of Credit held by Landlord shall be promptly returned to Tenant, provided that such Letter of Credit shall remain subject to all of the terms and conditions of this Article 11. Landlord shall deliver the original prior Letter of Credit to the prior tenant simultaneously upon the delivery of the replacement Letter of Credit by Tenant’s assignee or as soon as possible thereafter.

EXECUTED as a sealed instrument in two or more counterparts on the day and year first above written.

LANDLORD:

Burlington Office Park V Limited Partnership

By:	The Gutierrez Company, its General Partner

By:	/s/ Arthur J. Gutierrez, Jr.
Arthur J. Gutierrez, Jr., President

TENANT:

Conversent Communications of Massachusetts, Inc. d/b/a One Communications

By:	/s/ John T. Hanson
Name:	John T. Hanson
Title:	Chief Financial Officer

EXHIBIT “A”

Plan Showing Tenant’s Space

[SEE ATTACHED]

EXHIBIT “B”

Plans and Specifications of Base Building Work

[SEE ATTACHED]

EXHIBIT “B”

List of Construction Documents

I.	List of Drawings

No.	Drawing Title	Prepared by	Date
C-l	Title Sheet	Vanasse Hangen Brustlin, Inc.	04/17/08
C-2	Legend&General Notes	Vanasse Hangen Brustlin, Inc.	08/29/07
C-3	Existing Conditions Plan	Vanasse Hangen Brustlin, Inc.	08/29/07
C-4	Existing Conditions Plan	Vanasse Hangen Brustlin, Inc.	08/29/07
C-5	Layout & Matierals Plan	Vanasse Hangen Brustlin, Inc.	04/17/08
C-6	Grading, Drainage&Erosion Control Plan	Vanasse Hangen Brustlin, Inc.	04/07/08
C-7	Utilities Plan	Vanasse Hangen Brustlin, Inc.	01/30/08
C-8	Landscape Plan	Vanasse Hangen Brustlin, Inc.	08/29/07
C-9	Details	Vanasse Hangen Brustlin, Inc.	08/29/07
C-10	Details	Vanasse Hangen Brustlin, Inc.	01/30/08
C-11	Details	Vanasse Hangen Brustlin, Inc.	08/29/07
C-12	Details	Vanasse Hangen Brustlin, Inc.	09/11/07
C-13	Details	Vanasse Hangen Brustlin, Inc.	09/11/07
A0.1	Legends, Notes, Code Analysis,&Door Schedule	Symmes, Maini&McKee Associates	03/06/08
A0.2	Rated Separation Key Plans	Symmes, Maini&McKee Associates	10/19/07
A0.3	Rated Separation Key Plans	Symmes, Maini&McKee Associates	10/19/07
A1.1	Ground&First Floor Plans	Symmes, Maini&McKee Associates	11/14/07
A1.2	Second&Third Floor Plans	Symmes, Maini&McKee Associates	11/14/07
A1.3	Fourth&Fifth Floor Plans	Symmes, Maini&McKee Associates	11/14/07
A1.4	Roof Plans	Symmes, Maini&McKee Associates	10/19/07
A2.0	Exterior Elevations	Symmes, Maini&McKee Associates	10/19/07
A2.1	Exterior Elevations	Symmes, Maini&McKee Associates	10/19/07
A2.2	Exterior Elevations	Symmes, Maini&McKee Associates	09/14/07
A3.1	Exterior Wall Sections	Symmes, Maini&McKee Associates	09/14/07
A3.2	Exterior Wall Sections	Symmes, Maini&McKee Associates	10/19/07
A3.3	Enlarged Entry Plans, Elevations&Sections	Symmes, Maini&McKee Associates	09/14/07
A4.1	Exterior Details	Symmes, Maini&McKee Associates	10/19/07
A4.2	Exterior Details	Symmes, Maini&McKee Associates	09/14/07
A4.3	Exterior Details	Symmes, Maini&McKee Associates	10/19/07
A5.0	Enlarged Atrium Floor& Ceiling Plans	Symmes, Maini&McKee Associates	12/28/07
A5.1	Enlarged Atrium Floor& Ceiling Plans	Symmes, Maini&McKee Associates	10/19/07
A5.2	Enlarged Atrium Lobby Sections	Symmes, Maini&McKee Associates	10/19/07
A5.3	Enlarged Stair&Elevator Plans, Sections&Details	Symmes, Maini&McKee Associates	09/14/07

No.	Drawing Title	Prepared by	Date
A5.4	Enlarged Stair&Elevator Plans, Sections&Details	Symmes, Maini&McKee Associates	10/19/07
A5.5	Enlarged Stair Plans& Sections	Symmes, Maini&McKee Associates	10/19/07
A5.6	Enlarged Toilet&Locker Room Plans	Symmes, Maini&McKee Associates	12/28/07
A7.0	Interior Elevations	Symmes, Maini&McKee Associates	12/28/07
A8.0	Millwork Details	Symmes, Maini&McKee Associates	10/19/07
A8.1	Ceiling Details	Symmes, Maini&McKee Associates	10/19/07
A9.0	Finish Plans	Symmes, Maini&McKee Associates	12/28/07
S-1	Ground Floor Foundation Plan	Patti Associates, Inc.	09/14/07
S-2	1st Floor Framing Plan	Patti Associates, Inc.	09/14/07
S-3	2nd Floor Framing Plan	Patti Associates, Inc.	09/14/07
S-4	3rd Floor Framing Plan	Patti Associates, Inc.	09/14/07
S-5	4th Floor Framing Plan	Patti Associates, Inc.	09/14/07
S-6	5th Floor Framing Plan	Patti Associates, Inc.	09/14/07
S-7	Roof Framing Plan	Patti Associates, Inc.	09/14/07
S-8	Foundations Details	Patti Associates, Inc.	09/14/07
S-9	Foundations Details	Patti Associates, Inc.	09/14/07
S-10	Precast Details	Patti Associates, Inc.	09/14/07
S-11	Precast Details	Patti Associates, Inc.	09/14/07
S-12	Details	Patti Associates, Inc.	09/14/07
S-13	General Notes Col. Schedule&Details	Patti Associates, Inc.	09/14/07
S-14	Parking Deck Foundation	Patti Associates, Inc.	09/14/07
S-15	Parking Deck Framing Plan	Patti Associates, Inc.	09/14/07
S-16	Parking Deck Details	Patti Associates, Inc.	09/14/07
S-17	Parking Deck General Notes&Details	Patti Associates, Inc.	09/14/07
FP1	Fire Protection Design Layout	Cummings Engineering	09/11/07
FP2	Fire Protection Design Layout	Cummings Engineering	09/11/07
FP3	Fire Protection Design Layout	Cummings Engineering	09/11/07
FP4	Fire Protection Design Layout	Cummings Engineering	09/11/07
FP5	Fire Protection Design Layout	Cummings Engineering	09/11/07
FP6	Fire Protection Design Layout	Cummings Engineering	09/11/07
FP7	Fire Protection Design Layout	Cummings Engineering	09/11/07
P-1	Plumbing Design Layout	Cummings Engineering	05/28/08
P-2	Plumbing Design Layout	Cummings Engineering	03/17/08
P-3	Plumbing Design Layout	Cummings Engineering	05/29/08
P-4	Plumbing Design Layout	Cummings Engineering	05/29/08
P-5	Plumbing Design Layout	Cummings Engineering	04/16/08
M-1	HVAC Design Layout	Cummings Engineering	05/15/08
M-2	HVAC Design Layout	Cummings Engineering	05/29/08
M-3	HVAC Design Layout	Cummings Engineering	05/29/08
M-4	HVAC Design Layout	Cummings Engineering	05/29/08

No.	Drawing Title	Prepared by	Date
M-5	HVAC Design Layout	Cummings Engineering	05/29/08
M-6	HVAC Design Layout	Cummings Engineering	05/29/08
M-7	HVAC Design Layout	Cummings Engineering	05/29/08
E-1	Legend, Schedules& Notes	Engineered Building Systems, Inc.	09/14/07
E-2	Legend, Schedules& Notes	Engineered Building Systems, Inc.	09/14/07
E-3	Ground Floor Lighting Plan	Engineered Building Systems, Inc.	09/14/07
E-3a	Ground Floor Lighting Plan	Engineered Building Systems, Inc.	09/14/07
E-4	First Floor Lighting Plan	Engineered Building Systems, Inc.	09/14/07
E-5	Second Floor Lighting Plan	Engineered Building Systems, Inc.	09/14/07
E-6	Third Floor Lighting Plan	Engineered Building Systems, Inc.	05/15/08
E-7	Fourth Floor Lighting Plan	Engineered Building Systems, Inc.	05/15/08
E-8	Fifth Floor Lighting Plan	Engineered Building Systems, Inc.	05/15/08
E-9	Ground Floor Power Plan	Engineered Building Systems, Inc.	05/15/08
E-10	First Floor Power Plan	Engineered Building Systems, Inc.	05/15/08
E-11	Second Floor Power Plan	Engineered Building Systems, Inc.	05/15/08
E-12	Third Floor Power Plan	Engineered Building Systems, Inc.	05/15/08
E-13	Fourth Floor Power Plan	Engineered Building Systems, Inc.	05/15/08
E-14	Fifth Floor Power Plan	Engineered Building Systems, Inc.	05/15/08
E-15	Roof Level Lighting& Power Plan	Engineered Building Systems, Inc.	05/15/08
E-16	One Line Power Riser Diagram	Engineered Building Systems, Inc.	05/15/08
E-17	Panelboard Schedule Sheet #1	Engineered Building Systems, Inc.	05/15/08
E-18	Panelboard Schedule Sheet #2	Engineered Building Systems, Inc.	05/15/08
FA-1	Ground Floor Fire Alarm Plan	Engineered Building Systems, Inc.	05/15/08
FA-1a	Ground Floor Fire Alarm Plan	Engineered Building Systems, Inc.	09/14/07
FA-2	First Floor Fire Alarm Plan	Engineered Building Systems, Inc.	05/15/08
FA-3	Second Floor Fire Alarm Plan	Engineered Building Systems, Inc.	05/15/08
FA-4	Third Floor Fire Alarm Plan	Engineered Building Systems, Inc.	05/15/08
FA-5	Fourth Floor Fire Alarm Plan	Engineered Building Systems, Inc.	05/15/08
FA-6	Fifth Floor Fire Alarm Plan	Engineered Building Systems, Inc.	05/15/08
FA-7	Roof Fire Alarm Plan	Engineered Building Systems, Inc.	05/15/08
FA-8	One Line Fire Alarm Riser	Engineered Building Systems, Inc.	05/15/08
SE-1	Site Electrical Plan	Engineered Building Systems, Inc.	09/14/07
SE-1A	Site Electrical Plan	Engineered Building Systems, Inc.	09/14/07
SE-1B	Site Lighting Calc.	Engineered Building Systems, Inc.	09/14/07
SE-2	Site Plan Details	Engineered Building Systems, Inc.	09/14/07
SED-1	Site Electrical Demo Plan	Engineered Building Systems, Inc.	09/14/07

GUTIERREZ CONSTRUCTION CO., INC.

OUTLINE SPECIFICATIONS FOR

BURLINGTON OFFICE PARK I, PHASE II

5 WALL STREET

BURLINGTON, MASSACHUSETTS

June 18, 2008

OUTLINE SPECIFICATIONS INDEX

INDEX

PAGE NO.

DIVISION 1 - GENERAL REQUIREMENTS	3
Section 1A - Scope of the Work
Section 1B - Assumptions
Section 1C - Area Summary

DIVISION 2 - SITE WORK	5
Section 2A - Site Preparation and Earthwork
Section 2B - Site Improvements
Section 2C - Lawns and Plantings
Section 2D - Site Drainage
Section 2E - Site Utilities
Section 2F - Irrigation

DIVISION 3 - CONCRETE	7
Section 3A - Concrete
Section 3B - Precast Concrete

DIVISION 5 - METALS	8
Section 5A - Structural Steel
Section 5B - Miscellaneous and Ornamental Iron

DIVISION 6 - CARPENTRY	9
Section 6A - Rough Carpentry
Section 6B - Millwork

DIVISION 7 - MOISTURE PROTECTION	9
Section 7A - Roofing and Flashing
Section 7B - Waterproofing, Dampproofing and Caulking
Section 7C - Fireproofing
Section 7D - Roof Screen

DIVISION 8 - DOORS, WINDOWS AND GLASS	11
Section 8A - Wood Doors
Section 8B - Metal Door Frames
Section 8C - Finish Hardware
Section 8D - Aluminum Entrance
Section 8E - Glass and Glazing
Section 8F - Metal Architectural Panels System
Section 8G - Overhead Doors

2

Outline Specifications - Index

DIVISION 9 - FINISHES	12
Section 9A - Resilient Base
Section 9B - Acoustical
Section 9C - Painting and Vinyl Wallcovering
Section 9D - Gypsum Drywall
Section 9E - Exterior Soffits
Section 9F - Insulation
Section 9G - Carpeting
Section 9H - Ceramic, Porcelain and Stone Tile

DIVISION 10 - SPECIALTIES	14
Section 10A- Toilet Partitions
Section 10B -Toilet Accessories
Section 10C - Dock Equipment

DIVISION 12 - FURNISHINGS	14
Section 12A - Blinds

DIVISION 14 - CONVEYING SYSTEM	15
Section 14A - Elevator

DIVISION 15 - MECHANICAL	15
Section 15A - Plumbing
Section 15B - Heating, Ventilating and Air Conditioning
Section 15C - Sprinklers

DIVISION 16 - ELECTRICAL	19
Section 16A - Electrical Work
Section 16B - Security System

DIVISION 17 - EXCLUSIONS	22

3

DIVISION 1

GENERAL REQUIREMENTS

SECTION 1A - SCOPE OF THE WORK

1A-01	Gutierrez Construction Co., Inc. will provide all labor, material and equipment necessary to complete the construction of the subject building in accordance with these Outline Specifications dated December 4, 2007, the preliminary drawings as prepared by Symmes, Maini & McKee Associates, Inc. dated September 14, 2007, and the Site Plan of Land dated November 5, 2007 as prepared by Vanasse Hangen Brustlin, Inc.

1A-02	All work shall be in accordance with all latest editions of all applicable federal, state and municipal laws, statutes and ordinances including the requirements of the Americans with Disabilities Act and the Massachusetts Energy Codes. Project shall include adequate toilet facilities, janitor, electric and telephone closets, two (2) loading docks, one (1) trash compactor pad, four (4) elevators, a central lobby and all related mechanical, electrical and plumbing equipment. The Base building will be LEEDS Certified.

1A-03	Includes a 3 story atrium with an architectural stair from the 1st floor to the 2nd floor with glass rails on stair and 2nd floor opening with accent wood wall panels and stone floor on the 1st floor.

1A-04	Includes a 2 story atrium at the fifth floor elevator lobby with a skylight above.

1A-05	Includes an attached suspended parking deck with parking under building. The structure shall be a reinforced poured in place type.

1A-06	Includes commissioning of base building for LEED certification,

SECTION 1B - FACTS

1B-01	All utilities required by these Outline Specifications are available at the site.

1B-02	This proposal is based on Class H-B high rise construction as specified in the current Massachusetts State Building Code.

SECTION 1C - AREA SUMMARY

1C-01	The building is a five (5) story, “open shell” building over parking and amenities for a total of 181,700 square feet.

1C-02	Two Hundred and Two (202) structured parking spaces and Four Hundred and Ninety Six (496) open parking spaces to be provided.

4

DIVISION 2

SITE WORK

SECTION 2A - SITE PREPARATION AND EARTH WORK

2A-01	The building site, including landscaped areas, shall be graded to ±0.1’ elevations with positive drainage, free of pockets, using existing materials. All grading is to be done in accordance with the site plan developed from the preliminary drawings adjusted so as to produce a balanced site.

2A-02	The building pad shall be graded and compacted with eight inches (8”) of suitable granular material to an elevation of minus five inches (-5”) from finished floor elevation and minus two and one half (-2 1⁄2) at parking areas. Compaction shall be 95% proctor method, ASTMD 1557.

2A-03	All paved areas shall receive a minimum of eight inches (8”) of suitable granular material compacted to 90% of its maximum density or as recommended by the Geotechnical Engineer.

SECTION 2B - SITE IMPROVEMENTS

2B-01	Parking areas shall be striped for parking spaces and paved with two and one half inches (2 1⁄2”) of bituminous concrete, one and one-half inches (1 1⁄2) binder coarse and one inch (1”) finish. Roads and driveways shall be paved as specified for parking areas.

2B-02	Sidewalks at the building shall be paved with four inches (4”) of 4,000 pound, air entrained concrete with a light broom finish, tooled edges and construction joints six feet (6’) on center. Remaining sidewalks shall be bituminous concrete.

2B-03	All necessary curbing shall be granite or modified Cape Cod bituminous berm as shown on the drawings.

2B-04	Miscellaneous site concrete shall include, hut not be limited to, compactor, generator, and transformer pads. The compactor pad to the 4,000 P.S.I., air entrained concrete and shall be ten feet (10’) wide and forty feet (40’) long and six inches (6”) thick with 6” X 6”, W2.1 X W2.1 welded wire fabric.

2B-05	Includes all retaining walls necessary to complete the proposed grading on the Site Plans.

5

SECTION 2C - LAWNS AND PLANTINGS

2C-01	Provide lawns and plantings in accordance with approved plans.

SECTION 2D - SITE DRAINAGE

2D-01	Parking areas, roadways and trucking areas shall be surface drained and underground drainage shall be installed as required.

SECTION 2E - SITE UTILITIES

2E-01	Domestic water service and fire sprinkler shall be from a water main at the property line. The water meter and piping shall be sized to suit the building requirements. Fire sprinkler service will be sized per NFPA 13 for light hazard.

2E-02	Sanitary sewer shall be connected to the existing town sewer system as indicated on the site plan,

2E-03	Electrical service shall be provided by the electric utility company’s pad-mounted transformer.

2E-04	Provide four (4) 4” PVC conduits for telephone.

2E-05	Provide a 2,000 gal grease trap.

SECTION 2F - IRRIGATION

2F-01	An automatic, underground drip lawn irrigation system will be provided for all lawn areas around the building perimeter and at the main entrance driveway.

6

DIVISION 3

CONCRETE

SECTION 3A - CONCRETE

3A-01	Provide all plain and reinforced concrete work, including all necessary form work, sleeves, inserts, etc. Concrete material shall be 3,000 p.s.i. for foundations and slab on grade, and 4,000 p.s.i., air entrained for sidewalks and 3,500 p.s.i. lightweight on Floors 2 thru 5.

3A-02	Floor slab-on-grade shall he five inch (5”) thick concrete reinforced with 6x6 W2.1 x W2.1 welded wire fabric. The second through fifth floor composite slabs shall be designed for a live load of 100 p.s.i. with 6x6 W1.4 x W1.4 welded wire fabric. A concrete sealer/hardener will be provided.

3A-03	Foundations shall be continuous reinforced concrete footings and walls and individual spread reinforced concrete footings under columns. All foundations shall bear on engineered fill, natural soil or ledge. Perimeter insulation, per code, will be provided. A 6 millimeter vapor barrier below the slab on grade will be provided per code requirements.

3A-04	All floor slabs shall receive a steel trowel finish. The slab-on-grade shall be placed to meet the following face criteria - Ff (flatness) = 25 and Fl (level) = 20. The second through the fifth floor slabs shall be placed to meet the following face criteria -Ff (flatness) = 20.

SECTION 3B - PRECAST CONCRETE

3B-01	Precast concrete, exterior, spandrel panels, six inches (6”) thick, shall be designed to meet wind loading as required by the governing code(s). Precast concrete wall panels texture and finish will be as selected by the Architect and Owner.

7

DIVISION 5 - METALS

SECTION 5A - STRUCTURAL STEEL

5A-01	All structural steel work shall conform to the “Specifications for Design, Fabrication and Erection of Structural Steel for Buildings” of the American Institute of Steel Construction and the requirements of the local building code.

5A-02	The structure shall be steel columns and beams. The building shall be designed in accordance with the latest building code requirements as of this specification.

5A-03	The roof construction shall be 22 gauge, prime-painted metal roof decking. Roof shall be designed to support a live load of 35 p.s.f., plus the loading required for an TPO mechanically fastened roofing system.

5A-04	The second through the fifth floor framing system shall be designed to support a live load of 100 p.s.f. at any location. Floor decking shall be 3” x 20 gauge galv. Composite deck.

5A-05	Provide 14’-6”+ from slab to slab on 1st floor, 14’-0”± from slab to slab on floors 2nd thru 5th to achieve a nine foot (9’) finished ceiling height. Provide fourteen feet (14’- 0”±) from the fifth floor slab to the underside of the roof deck at the high point.

5A-06	Provide wind framing and attachment for precast concrete and curtain wall. Wind framing will be by moment connections and not by “K” or “X” Bracing.

5A-07	Provide framing and supports for rooftop equipment as may be required.

SECTION 5B - MISCELLANEOUS AND ORNAMENTAL IRON

5B-01	Provide manhole and catch basin frames and covers where required.

5B-02	Stairs shall be metal pan, concrete filled type. Stairs shall be provided with integral nosings. Handrails shall be tubular steel, except as otherwise indicated on the drawings. One of the stairs will service the roof. All interior stairs will be painted in accordance with Specifications 9C-01.

5B-03	All necessary channel iron supports and hanging rods for toilet partitions, glass entrances, bathroom counter supports, floor and roof penetrations, framing for overhead doors, precast panels, rooftop equipment, elevator sill angles and loading dock bollards shall be provided.

5B-04	Includes an ornamental stair at the Atrium from the ground floor to the first floor.

8

DIVISION 6

CARPENTRY

SECTION 6A - ROUGH CARPENTRY

6A-01	Provide all roof wood blocking, mechanical equipment blocking and telephone backer boards. All blocking shall be pressure treated fireproofed.

6A-02	Install wood doors, metal door frames and finish hardware.

6A-03	Install toilet accessories in toilet rooms and shelves and mop hooks in janitor’s closet.

SECTION 6B - MILLWORK

6B-01	All men’s and women’s toilet rooms shall have stone lavatory counter tops with under counter mounted bowls, backsplash, endsplash and apron.

6B-02	Provide a plastic laminate sill at the perimeter windows.

6B-03	Provide plastic laminate splash sheet behind all janitor closet mop sinks.

6B-04	Includes accent wood panels in the main lobby.

DIVISION 7

MOISTURE PROTECTION

SECTION 7A - ROOFING AND FLASHING

7A-01	The roof shall be insulated to yield an “R” Value of R20 or the standards required by the Massachusetts Energy Code. Roof loading is to be in accordance with the building code requirements. The roofing shall be a mechanically fastened .045 Mill, white TPO roofing system. A ten (10) year labor and twenty (20) year material manufacturer’s standard warranty is included.

7A-02	Flashing at the precast concrete parapets and, HVAC equipment shall be provided.

7A-03	Vent pipe flashings shall be provided as necessary.

9

SECTION 7B - WATERPROOFING, DAMPPROOFING AND CAULKING

7B-01	Interior caulking shall be the type appropriate for the application as required.

7B-02	Caulk perimeter of all exterior doors and windows with monolasticmeric Thiokol caulking or approved equal.

7B-03	All precast concrete joints shall be caulked with monolastomeric Thiokol caulking or approved equal.

SECTION 7C - FIREPROOFING

7C-01	Spray-on fireproofing will be provided as applicable in the Massachusetts State Code for II B Construction.

SECTION 7D - ROOF SCREEN

7D-01	Provide corrugated metal roof screen at rooftop equipment.

DIVISION 8

DOORS, WINDOWS AND GLASS

SECTION 8A - WOOD DOORS

8A-01	Interior base building wood doors shall be 3’-0” x 8’-0” x 1-3/4” solid core.

Provide fire rated doors as required by code. All wood doors are to have matching edges.

SECTION 8B - METAL DOORS AND FRAMES

8B-01	All interior base building door frames shall be one piece welded pressed metal, 16 gauge, single, and/or double rabbet door frames with proper anchors for partitions. Provide fire rated frames as required by code.

SECTION 8C - FINISH HARDWARE

8C-01	Finish hardware shall be heavy duty Russwin, Schlage or approved equal.

8C-02	Key schedule shall be per the Owner’s requirements, but will meet the tenant’s specified needs and requirements.

8C-03	Lockset to have removable cores.

8C-04	Finish shall be as selected by the Architect and Owner.

10

SECTION 8D - ALUMINUM ENTRANCE

8D-01	Aluminum door frame assemblies, including window trim, shall be kynar painted aluminum. Color as selected by the Architect and Owner.

8D-02	Aluminum entrances shall be complete with all hardware (pivot hinges, push/pulls, closers, etc.), except cylinder, which is to be furnished under section 8C, Finish Hardware.

8D-03	Include a revolving door at the main entrance on the ground floor and the parking deck entrance on the first floor.

SECTION 8E - GLASS AND GLAZING

8E-01	Glass for entrances shall be 1⁄4” clear tempered.

8E-02	Mirrors shall be provided over each lavatory at the men’s and women’s toilet rooms. In addition, women’s toilet rooms shall be provided with a full-height mirror located on the wall opposite the lavatories. Mirrors above lavatories will be full sized, unframed, tempered.

SECTION 8E - GLASS AND GLAZING

8E-03	The exterior glass shall be 1” insulating tinted as manufactured by LOF, PPG or approved equal. Glass area shall be kept under 50% of the exterior wall area. Includes manufacturer’s standard ten (10) year warranty. Typical vision window shall be 6’-0”± in height.

8E-04	The aluminum framing for glass shall be kynar painted aluminum with a thermal break as manufactured by Kawneer or approved equal. All windows are to be the fixed type. The framing system shall be Kawneer 400 Series at windows and 1600 Series at curtain wall. Color will be as selected by the Architect and Owner.

SECTION 8F - METAL ARCHITECTURAL PANELS SYSTEM

8F-01	Provide Lucabond panels at building perimeter as indicated on the drawings.

SECTION 8G - OVERHEAD DOORS

8G-01	Provide two (2) manually operated, 8’ x 9’, insulated overhead doors.

11

DIVISION 9

FINISHES

SECTION 9 A - RESILIENT BASE

9A-01	Resilient base shall be 4” high vinyl cove or straight as applicable.

SECTION 9B - ACOUSTICAL WORK

9B-01	All base building stairways and public corridors shall have lay-in, ± regular edge units of 5/8” x 24” x 24”, mineral acoustic tile. Suspension system shall be exposed 9/16” bolt slot suspension system, and suspension members shall be finished white. Tile and suspension system shall be manufacturer’s standard white. Ceiling height in Tenant areas shall be nine feet (9’-0”).

9B-02	Provide USG radar ceramic climeplus w/ R-38 foil face batt insulation above at the ground floor parking.

9B-03	Acoustical ceiling tile and grid at the Tenant space is not included.

SECTION 9C - PAINTING

9C-01	All ferrous metals shall receive a primer coat and two coats of enamel.

9C-02	Interior painted walls scheduled to be painted are to receive one coat of primer and two coats of latex paint.

9C-03	Interior wood doors will be factory pre-finished.

9C-04	Toilet room walls that are not to receive ceramic tile shall be finished with polymix 400 series.

9C-05	Painting at the tenant space is not included.

SECTION 9D - GYPSUM DRYWALL

9D-01	Interior, ceiling high partitions shall be 25 ga., 3 5/8” galvanized metal studs, 16” O.C. with 5/8” gypsum wallboard on each side, taped, sanded and ready for paint. All full-height partitions shall be 25 ga., 3 5/8” galvanized metal studs, 16” O.C. with 5/8 gypsum wallboard on each side, taped, sanded and ready for paint. Insulation in partitions shall be as indicated on the drawings. Provide fire rating as required by code. All required fire rated walls shall be constructed with approved fire rated drywall assembly systems.

12

9D-02	The interior of the exterior walls shall be furred, insulated at Alucabond panels uninsulated elsewhere and covered with drywall taped and sanded ready for finish.

9D-03	Perimeter of toilet rooms, corridor and lobby sheetrock partition will be insulated with sound insulation to achieve a sound rating of FTC 45.

9D-03	Steel columns will be “H” type covered with drywall, taped, sanded and prepared for paint.

9D-04	Does not include sheetrock partitions at Tenant areas.

SECTION 9E - EXTERIOR SOFFITS

9E-01	All exposed exterior soffits shall be insulated, synthetic plaster (E.I.F.S.) and/or an insulated metal panel system.

SECTION 9F - INSULATION

9F-01	The interior (back) concealed face of the precast concrete wall panels will be rigid insulation or spray on type to meet the Massachusetts Energy Code.

9F-02	Rigid insulation shall be provided at the perimeter foundation walls in accordance with applicable code(s).

9F-03	Provide rigid insulation at spandrel panels.

9F-04	All insulation will meet the requirements of the Massachusetts Energy Code.

SECTION 9G - CARPETING

9G-01	Includes an allowance of $32.00/Sq. Yd. for carpet at base building lobbies and corridors.

9G-03	Does not include any floor finish in the Tenant space.

SECTION 9H - STONE, PORCELAIN & QUARRY TILE

9H-01	Provide porcelain floor tile and glass wall tile at the wet walls. Material as selected by the Architect and Owner.

9H-02	Include stone floor tile in the main lobby on the ground floor and stair treads and landing of the atrium stair.

9H-03	Provide porcelain floor tile and glass wall tile at the wet walls in the shower and toilet rooms on the ground floor.

9H-04	Provide a rubber membrane floor at the kitchen and serving area of the cafeteria.

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DIVISION 10

SPECIALTIES

SECTION 10A - TOILET PARTITIONS

10A-01	Provide phenocic ceiling hung partitions. Includes one handicapped stall at each toilet room.

SECTION 10B - TOILET ACCESSORIES

10B-01	Provide brushed stainless steel accessories as indicated on the drawings. Accessories shall include coat hooks, double roll toilet paper holders, electric hand dryer, disposals, liquid soap dispensers, sanitary napkin vendors, grab bars, and janitor closet shelves and mop hooks.

SECTION 10C - DOCK EQUIPMENT

10C-01	Provide two (2) mechanical edge of dock levelers. Dock bumpers integral with the dock leveler shall be provided. Truck dock will be standard 48” height.

DIVISION 12

FURNISHINGS

SECTION 12A - BLINDS

12A-01	Vertical blinds shall be LouverDrape, Model EL (Elite) or approved equal, both traversing and rotating type.

12A-02	Blinds shall have top track only with manufacturer’s anodized aluminum finish.

12A-03	Vertical blind blades are to be solid PVC, 3 1⁄2” wide, .03” thickness.

12A-04	Blinds shall be installed at all exterior wall office windows.

14

DIVISION 14

CONVEYING SYSTEM

SECTION 14A-ELEVATOR

14A-01	Provide four (4) standard package steel flat belt gearless passenger elevators as manufactured by Otis. Capacity shall be 3,500 pounds; speed shall be 350 feet per minute (in up direction with rated load). The operation shall be selective collective. Cab finish shall be stainless steel on the doors, millwork wall panels, carpet with stone border floors, stainless steel frame and entrance doors on hall side. Include protective pads and hooks, handrail at rear, telephone box with telephone and cable, certificate frame, emergency car lighting, exhaust fan, handicapped code requirements, and 3’-6” center opening doors. One of the four elevators will have a 5,000 pound capacity with 4’-0” x 8’-0” offset two speed doors. Elevators to be able to accept card readers if required.

DIVISION 15

MECHANICAL

15A-03	ROOF DRAINAGE SYSTEM

1.	Interior roof drains shall be adequately sized and installed to drain all roof surfaces and shall be connected to the storm drain outside the building line.

15A-04	COLD AND HOT WATER SYSTEMS

1.	Cold and hot water systems shall be installed to service all fixtures and equipment indicated on the drawings requiring cold and hot water.

2.	Cold and hot water shall be sized in accordance with the latest requirements of the applicable plumbing code.

15A-05	PIPING AND FITTINGS

1.	Piping and fittings shall be cast iron for sanitary and storm, and copper for water - all conforming to the latest ASTM and/or F.S. standards.

15

15A-06	PIPING AND DRAINAGE ACCESSORIES

1.	Roof drains, wall/ground hydrants, cleanouts, and fixture carriers shall be as manufactured by J.R., Smith, Josam, Zurn or approved equal. pressure-reducing valves and back flow preventors shall be as manufactured by Watts or approved equal.

15A-07	INSULATION

1.	All above-ground cold water piping, valves and fittings shall be insulated, including the air chamber. Horizontal rain leaders and all roof drains shall be insulated.

15A-08	WATER METER

1.	Water meter and piping shall be furnished and installed in accordance with the Town of Burlington, Massachusetts’ requirements.

15A-09	PLUMBING FIXTURES

1.	Water closets shall be wall-hung, low flow, elongated, flush valved closets with 1 1⁄2” top spuds and exposed valves as manufactured by American Standard Company or approved equal, with white, open front seats, no cover. Flush valves shall be electric eye operation low flowtype.

2.	Urinals shall be wall-hung, white with 1 1⁄2” top spuds, exposed valves as manufactured by American Standard Company or approved equal. Flush valves shall be electric eye operation type.

3.	Lavatories shall be vitras china and installed with under counter mounting.

4.	Drinking fountains (one on each floor) shall be electric, fully recessed, wall-mounted type as manufactured by Halsey Taylor or approved equal and shall be ADA compliant,

5.	Electric hot water heater(s), sized to suit the building requirements, shall be provided.

6.	Handicap type fixtures will be provided in the toilet rooms as required by applicable codes.

7.	Mop sinks at janitors’ closets at one (1) location per floor.

16

15A-10	TESTING

1.	All piping systems shall be tested in accordance with the applicable codes.

SECTION 15B - HEATING, VENTILATING AND AIR CONDITIONING

15B-01	Provide 5 rooftop, variable volume, heating, ventilating and air conditioning units to provide 525 tons of air conditioning (one ton per 350 square feet) with controlled night set back, economizing features, gas heat for morning warm-up and shall meet all applicable code requirements. Equipment shall be as manufactured by Trane or approved equal. A D.D.C. automatic temperature control system will be used. Rooftop units will include variable frequency drives. Includes HVAC equipment and distribution for the base building areas. Does not include low or medium-pressure ductwork, HVAC distribution, AV and fan powered VAV’s, grills and diffusers at Tenant areas. Control wiring will be double shielded.

15B-02 1.	Outside air will be introduced to the building at a minimum rate of 20 CFM per person, assuming one person per 150 square feet of floor area per ASHRAE, Standard 62-1989. Rooftop units are capable of 100% outside air.

2.	Acceptable sound and noise levels per ASHRAE standards:

Lobbies and corridors:	NC35-40
General offices:	NC35-40
All other offices:	NC30-40

3.	Rooftop equipment layout and installation will be designed to minimize noise and vibration transmission into occupied areas of the building.

4.	The exhaust rate shall be equal to 2 CFM per square foot of toilet room.

5.	Exhaust for janitors’ closets will be connected to the toilet room exhaust.

6.	Provide damper controlled gravity relief at elevator shaft per Massachusetts State Code.

7.	Rooftop units will not be operated without filters. Filters in roof top units will be changed just prior to tenant’s occupancy.

8.	Provide and maintain filter materials at the return duct to each duct shaft on every floor during construction.

17

15B-03	GRILLES AND DIFFUSERS

As required for the base building.

15B-04	TOILET ROOM EXHAUST

A toilet room exhaust system shall be installed in accordance with the code requirements.

15B-05	HEATING, VENTILATING AND AIR CONDITIONING FOR TENANT AREAS

A zoned heating, ventilating and air conditioning system, including distribution duct work, diffusers, return air grilles and thermostatic control for the tenant space use is not included.

SECTION 15C - SPRINKLERS

15C-01	An automatic wet pipe, light hazard sprinkler system with a fire pump shall be provided. System shall be designed to meet Insurance Services Offices (I.S.O.) and NFPA #13 requirements. Heads at acoustical ceilings shall be fully concealed center of tile. Heads in open areas shall be the brass upright type. Testing shall be in accordance with NFPA Pamphlet No. 13. Furnish and install tamper and flow switches. Wiring shall be by the electrical subcontractor. Sprinkler distribution for the Tenant areas is not included. Stubouts will be provided on each floor for Tenant distribution which will be sized for a density of one hundred twenty square feet (120 S.F.) to one hundred fifty square feet (150 S.F.) per sprinkler head. Includes standpipe and fire hose connections as required.

18

DIVISION 16

ELECTRICAL

SECTION 16A - ELECTRICAL WORK

16A-01	SERVICE ENTRANCE

Provide conduit for the primary cable from the existing service in the street to the pad mounted transformer.

Provide underground conduit systems as required for the primary and secondary electric and for the telephone service into the building. The pad mounted transformer will be provided by the local utility company.

Provide a 4,000 AMP, 480 Volt, 3-phase, 4-wire service which incorporates 2 watts/SF lighting, 6 watts/SF HVAC, and 6 watts/SF general power.

16A-02	CODES AND STANDARDS

Materials and workmanship shall conform with the latest editions of the following applicable codes, standards and specifications:

	1.	National Board of Fire Underwriters

	2.	Underwriter’s Laboratories, Inc.

	3.	National Electrical Code

	4.	National Bureau of Standards Handbook 11-30, National Safety Code

	5.	Local and State Building Codes, and all other authorities having jurisdiction

16A-03	RACEWAYS AND CONDUCTORS

Generally, wiring will consist of insulated conductors installed in 3/4” minimum size, rigid, zinc-coated steel conduit. Flexible conduit will be used for terminal connection at all motors. Electrical metallic tubing will be used in areas above hung ceilings. Aluminum conduit may be used in concealed areas or in areas eight feet (8’) above the floor. No aluminum conduit will be used in concrete or underground. “MC” cable with insulated green ground may be used where allowed by applicable codes. Above the ceiling is used as a return air plenum. Conductors will be 600 volt copper. The following conductors will be used:

1.	Power:	#12 Minimum 75°C THWN

2.	Lighting;	#12 Minimum 75°C THWN

3.	Control:	#14 Minimum 75° C THW

4.	Fixture;	#16 Minimum 90° C MTW

5.	Alarm:	#14 Minimum 75° C THW

19

16A-04	LIGHTNING PROTECTION AND GROUNDING SYSTEM

Grounding will consist of copper clad steel rods connected with bare copper cable. The grounding system will be connected to the existing ground in the utility company’s pad mounted transformer. The interconnection conductors will be built into the main feeder cable. Building steel and all electrical equipment enclosures will be grounded. All wiring systems shall contain a separate insulated equipment grounding conductor.

16A-05	FEEDER CIRCUITS

Feeders will supply 480/277 volt power from the main distributor to distribution panels. Main service will be adequately sized to serve the building’s requirements as specified in these outline specifications.

16A-06	TRANSFORMERS

Dry-type K13 rated transformers will be provided for 120/208 volt panels.

16A-07	PANEL BOARDS

Panelboards will be 480/277 volt, 3-phase, 4-wire and 120/208 volt, 3-phase, 4-wire with bolted in circuit breakers and will have 200% rated neutral buses.

16A-09	WIRING DEVICES, OUTLETS AND SWITCHES

	1.	Switches will be the quiet toggle type, NEMA standard.

	2.	Convenience outlets will be duplex grounding type, 20 amp rated, NEMA standard.

	3.	Device plates will be white or ivory-colored plastic.

16A-10	INDOOR LIGHTING

	1.	Lighting will be fluorescent direct/indirect and/or fluorescent high hats for the base building. Fluorescent fixtures to have electronic ballasts and T8 lamps. Does not include lighting at Tenant areas.

	2.	Provide fluorescent cove lighting in the toilet rooms in addition to the 2 x 2 parabolic light fixtures.

	3.	Provide fluorescent downlights at the lobby for accent lighting.

20

16A-11	OUTDOOR LIGHTING

Building lighting will be provided for security lighting and provide 400 watt, high pressure sodium or metal halide fixtures as selected by the Owner, energized at 277/480 volt with photocell control and time clock override. Fixtures, will have integral ballasts. Fixtures will be pole-mounted in parking areas. Provide lighting at sidewalks for pedestrians. Lighting at the parking areas will be in accordance with the latest energy code requirements, but will provide a minimum of 0.5 foot candles at the remote parking areas.

16A-12	EMERGENCY LIGHTING AND POWER SYSTEM

Provide emergency power for exit lights, emergency lighting, and fire pump system. Power source for emergency power shall be by a gas fired emergency generator. Provide exit lights and emergency lights at all common areas as required by applicable codes. Does not include devices and distribution at tenant areas.

16A-13	TELEPHONE EQUIPMENT

Provide four (4) 4” sleeves through the second, third, fourth and fifth floor slabs for telephone. Interconnection and telephone equipment will be by the telephone company. Telephone interface will be the responsibility of the tenant and will be installed in the tenant’s multiplexor panel.

I6A-14	FIRE ALARM SYSTEM

A local, fully addressable, fire alarm system with horn/light combinations, pull stations, voice announcement feature and annunciator panel will be provided for the base building. The main fire alarm panel will include up to a total of 190 points for base building and tenant’s requirements. Location of horn/lights, pull stations and annunciator panel shall be in accordance with applicable codes and the local Fire Department’s requirements. Includes connection to the local Fire Department. Double shielded cable will be used. Does not include devices and distribution at Tenant areas.

16A-15	SWITCHGEAR

480/277 volt panelboards, dry type transformers for 120/208 power and 120/208 volt panelboards for tenant power and lighting as described in these outline specifications will be provided in the electrical closet on each floor. Distribution in tenant space is not included.

21

16A-16	SECURITY

Provide a access controlled security system (card access) at all entry doors, stairway doors and elevators.

DIVISION 17

EXCLUSIONS

1.	Power wiring for any special equipment or outlets other than those specified in these Outline Specifications.

2.	Special floor finishes, other than those previously mentioned.

3.	Special wall finishes, other than those previously mentioned.

4.	Special millwork items, other than those previously mentioned.

5.	Health Department or other regulatory agency requirements resulting from tenant’s operations unknown to Gutierrez Construction Co., Inc.

6.	Furniture, furnishings, etc.

7.	Security, intercom or sound system except as specified.

8.	Vending machines or provisions for such.

9.	Moveable partitions.

10.	Underfloor duct systems.

11.	Drinking fountains, other than those specified.

12.	UPS System.

13.	Voice and data.

14.	Systems furniture.

15.	Any Tenant Improvements.

22

EXHIBIT “C”

Preliminary Plans and Specifications of Tenant’s Work

[SEE ATTACHED]

SMMA

1 CEO
15 VP
18 DIRECTOR/MANAGER
4 MANAGER CUBES
124 STAFF CUBES
2 ADMINISTRATIVE
1 MAILROOM
1 TELEPRESENCE ROOM
4 SMALL CONFERENCE ROOMS
4 CONFERENCE ROOMS LARGE/BOARD
1 LOCAL STORAGE ROOM
1 RECEPTION AREA
4 STORAGE
3 EQUIPMENT ROOM
1 TELE DATA ROOM
2 KITCHENETTES
2 REST ROOMS

SIXTH FLOOR
OPTION 1– REVISED 03/28/08

BURLINGTON OFFICE PARK I, PHASE II

PRELIMINARY FIT PLAN- NOT FOR CONST.

EXHIBIT "C"

OPTION1

SMMA

30 DIRECTOR/MANAGER
157 STAFF CUBES
4 MANAGER CUBES
2 HOTELING OFFICES
1 NOC
1 DATA CENTER
1 ENGINEERING LAB
1 IT-HELPDESK ROOM
1 TEL/ DATA ROOM
2 LARGE CONFERENCE ROOMS
4 SMALL CONFERENCE ROOMS
5 STORAGE
2 EQUIPMENT ROOM
2 KITCHENETTES
2 REST ROOMS

FIFTH FLOOR
OPTION 1- REVISED 03/28/08

EXHIBIT "C"

BURLINGTON
OFFICE PARK I,
PHASE II

PRELIMINARY
FIT PLAN-
NOT FOR CONST.

OPTION1

One Communication

3/25/08 Revised 6/17/08

Burlington Office Park V

5 Wall Street, Burlington, MA

Outline Specifications for Standard Tenant Allowances

GWB Partitions

•	All interior sheetrock partitions to be 3 5/8”, 25 ga. metal studs 24” o.c., with one layer 5/8” GWB on each side to 6” above ceiling.

•	Demising partitions to be full height partitions (to deck above) consisting of 3 5/8”, 20 ga. Metal studs, 24” o.c. with horizontal reinforcement and 3 1⁄2” thick batt insulation and one layer of 5/8” GWB on each side.

Flooring

•	General flooring to be broadloom carpet. Carpet to be selected from the Patcraft “Just Beautiful” series.

•	Provide a raised computer floor with ramp in the engineering lab.

Wall Treatment

•	Include a primer and two coats of latex paint on all interior sheetrock partitions.

Ceiling

•	2x2x5/8 + regular edge ACT Armstrong #1775 Dune tile in a silhouette XL 9/16” bolt-slot system with a 1⁄4” reveal in Manufacturers Standard White finish.

Doors/Frames & Glazing

•	Entrance doors and frames to be 3’-0” x 8-0” wood factory finished door in a matching wood frame w/heavy duty lever handle cylindrical lockset, 2 pair bb hinges, door stop and electric strike.

•	Interior doors and frames to be 3’-0” x 7’-0” wood factory finished door in a aluminum frames w/heavy duty latchset, 1 1⁄2 pair hinges and door stop.

Electrical Lighting

•	2x4 and 2x2 Recessed Indirect light fixtures to be the ovation series by Cooper or approved equal. They are 2’x4’ and 2’x2’ recessed direct/indirect in manufacturers standard white finish, with EB5, T5 biax electronic instant start ballast and 32 wt8 lamps @ 4’fixtures and 400 biax lamp @ the 2’ fixtures.

•	Lighting controls which consist of programmable lighting relay control panels and occupancy sensors. Also included are cast aluminum L.E.D. exit signs, Emergency lights will powered by emergency back-up generator.

•	Maintained lighting levels shall be in accordance with the Illuminating Engineering Society of North America 9th Edition.

Power

•	Distribution system panelboards, cables and circuit breakers shall be sized for present loads and future allowance. Future allowance shall include 20% spare/space for future feeder and branch circuit breakers in all panelboards.

•	Unless otherwise specially approved, all new wiring will be concealed.

•	The minimum wire size for power will be #12 AWG.

•	Ground fault protection for receptacles will be provided in accordance with National Electric Code requirements.

•	All interior receptacles shall be commercial grade, white thermoplastic with white thermoplastic plates.

•	Provide one single pole 10-amp circuit breaker per 120 gross S.F. for general office loads and miscellaneous power. One duplex wall receptacle shall be provided for every 500 square feet of open office area. Each enclosed office and conference rooms shall be provided with three duplex receptacles.

•	A single common ground or grounding bus shall be provided for the entire Premises.

•	Lighting control panels shall be provided for control of open area lighting in lobbies and open office spaces. System shall be provided with low voltage override switches to control zones for “after hours” use.

•	Occupancy sensors should be provided for enclosed offices, conference rooms, etc., to achieve compliance with the automatic lighting shutoff requirements of the Massachusetts Energy Code.

•	Wall mounted occupancy sensor switches will be provided in all full heights offices in conformance with The Massachusetts Energy Code,

•	All emergency life safety egress lighting in existing corridors will be connected to the existing base building life safety system.

•	Exit lights and emergency path of egress lighting will be provided in quantities in accordance with applicable codes.

•	Exit signs will be LED type.

•	New fire alarm devices shall be provided in compliance with all applicable codes and authorities having jurisdiction. New devices shall match building standard.

•	Smoke detectors will be installed in new tel/data rooms and electric rooms and will be connected to remote indicating lights located outside of the rooms.

•	Telephone/data closets will have plywood backboards and ground bar.

•	Fire alarm interface shall be provided to unlock all doors during fire alarm notification evacuation if required by code.

•	Provide a 600 Amp 480 volt, 3 phase, 4 wire service at the engineering lab.

•	Provide a 75 kw ups system for the engineering lab.

•	Engineering lab includes (2) 20 amp 120/208V single phase circuits.

•	NOC room includes (5) 20 amp and 230 amp 120/208V single phase circuits.

Mechanical

•	The HVAC system will be sized to maintain indoor conditions of 75° Fdb during summer conditions and 70° Fdb (no humidity control) under heating conditions. Use outdoor conditions as published in the 1997 ASHRAE Fundamentals Handbooks, 1% conditions for cooling and dehumidification design and 99.6% conditions for heating design.

•	A/C load based on 25 watts per square foot lighting and 1 person per 150 square feet. 1 watt miscellaneous electric loads and 20 CFM per person.

•	Ductwork will be galvanized sheet metal, low and medium pressure, in accordance with SMACNA standards.

•	Interior partitioned offices shall have at least one temperature zone per ten offices.

•	Perimeter partitioned offices shall have at least one temperature zone per 5 offices.

•	Corner offices shall be provided with their own temperature control zone.

•	Conference rooms shall be provided with their own temperature control zone.

•	Medium pressure duct in shaft only to get insulation.

•	Controls will be DDC. Special areas requiring something other than house system to be priced separately unless noted otherwise.

•	Testing and balancing of the system will be performed by a certified contractor.

•	Provide 40 tons of cooling in the engineering lab,

•	The engineering lab includes 1 VAV box w/600 CFM of air flow.

•	The NOC room includes 2 VAV boxes w/1605 CFM of air glow.

•	Includes 1⁄2” fiberglass duct lining 10’ down stream of all fan power boxes.

Sprinklers

•	Provide a wet piped automatic fire protection system. Designed for light hazard coverage per NFPA #13 and insurance services offices (ISO).

•	Heads shall be concealed type and will be center of tile.

•	Provide a FM 200 system in the engineering lab.

Telecommunications

•	Telepresence room fit-out per Tandberg Design Guidelines provided by Tenant. (telepresence equipment is excluded)

•	Provide a plaster ring and pull string for each tel/data outlet.

•	Provide (2) locations per each office.

•	Provide a minimum of (1) jack location for any room or work area not noted above.

•	Provide plywood backboards in telephone rooms and data closets.

•	Provide “rings & strings” from recessed wall junction boxes to points above the ceiling for each tel/data outlet, at a minimum one per 500 square feet of open floor area.

•	Cableways shall be provided to link the main telephone/data room to the building data closets.

QUALIFICATIONS

1)	AV wiring and equipment NIC

2)	Appliances NIC

3)	Security System NIC

4)	Special lighting NIC

5)	Special finishes (i.e. millwork @ conference rooms) NIC

6)	Tack boards, Caulkboards and Whiteboards NIC

7)	Projections Screens NIC

EXHIBIT “D”

LANDLORD’S SERVICES

I.	CLEANING

A.	Building Lobbies and Common Areas

1.	Entrance doors and partition glass to be cleaned nightly. Wipe down frames and fixtures as needed.

2.	Remove entrance mats and clean sand and dirt from pits and floors, clean and replace mats nightly.

3.	Floors to be swept and washed nightly. Maintain a high luster yet slip free finish following manufacturer’s specifications.

4.	Walls to be dusted and spot cleaned as necessary, thoroughly washed twice a year.

5.	Empty and wipe clean trash receptacles nightly including exterior smoker’s stations.

6.	Dust, with treated cloth, security desks, window sills> directory frames, planters, etc. nightly.

7.	Clean reception desk nightly.

8.	Vacuum all carpeted areas nightly, treat and spot clean stains, clean fully as needed.

9.	Vinyl tile floors to be dry mopped nightly, spot washed with clean water as needed and spray buffed weekly.

10.	Sweep all stairwells in building nightly and keep in clean condition, washing same as necessary.

11.	Do all high dusting (not reached in nightly cleaning) quarterly, which includes the following:

A.	Dust all pictures, frames, charts, graphs and similar wall hangings.

B.	Dust exposed pipes, ventilation and air conditioning grilles, louvers, ducts and high moldings, as needed.

12.	Clean and maintain luster on ornamental metal work as needed within arm’s reach.

13.	Dust all drapes and blinds as needed.

14.	Wash and disinfect drinking fountains using a non-scented disinfectant nightly. Polish all metal surfaces on the unit nightly.

15.	Strip and wax all resilient tile floors yearly.

16.	Shampoo all common area carpets at additional contract price at least once per year.

B.	Lavatories - Nightly

1.	Empty paper towel receptacles, bag and transport waste paper to designated area, disinfect receptacle and add new liner.

2.	Empty sanitary napkin disposal receptacles, bag and transport waste, disinfect receptacle and add new liner.

3.	Refill toilet tissue, hand towel dispensers, and sanitary napkin dispensers. Refill soap dispensers,

4.	Scour, wash and disinfect all basins, bowls and urinals using non-scented disinfectants.

5.	Wash, disinfect and wipe dry both sides of toilet seat using non-scented disinfectants.

6.	Wash and polish all mirrors, counters, faucets, flushometers, bright work and enameled surfaces.

7.	Spot clean toilet partitions, doors, door frames, walls, lights and light switches.

8.	Remove all cobwebs from walls and ceilings.

9.	Sweep and wash all floors, using proper non-scented disinfectants.

10.	Add water to floor drains weekly, disinfect monthly.

11.	Turn off lights.

C.	Elevators - Nightly

1.	Thoroughly clean walls.

2.	Wipe clean control panels, door frames and mirrors.

3.	Vacuum cab and floor door tracks.

4.	Vacuum floors, shampoo as needed, wash stone floors,

5.	Dust ceilings.

D.	General Cleaning (Monday through Friday, Holidays excluded) Tenant areas nightly - unless noted.

1.	Empty and clean all waste receptacles nightly and remove waste paper and waste materials, including folded paper boxes and cartons, to designated area. Replace liners as needed. Check and wash waste baskets if soiled.

2.	Weekly hand dust with treated cloth and wipe clean or feather duster all accessible areas on furniture, desks, files, telephones, fixtures and window sills.

3.	Clean all glass table tops and tenant entrance glass. Spot clean glass partitions.

4.	Spot clean all walls, door frames and light switches.

5.	Wipe clean and polish all bright metal work as needed within arm’s reach.

6.	All stone, ceramic, tile, marble, terrazzo and other un-waxed flooring to be swept, using approved dust-down preparation.

7.	All wood, linoleum, rubber asphalt, vinyl and other similar type of floors to be swept, using approved dust-down preparation and mopped or cleaned with dry system cleaner nightly.

8.	Reception areas, halls, high traffic areas to be vacuumed nightly.

9.	Offices and cubicles to be spot vacuumed nightly. All areas to receive a complete vacuum weekly.

10.	Spot clean carpet stains.

11.	Wash and clean all water fountains and coolers nightly. Sinks and floors adjacent to sinks to be washed nightly.

12.	Dust blinds as needed.

13.	Vinyl tile floors to be dry mopped nightly, spot washed with clean water as needed and spray buffed every two weeks. The VCT is to be stripped and waxed one time annually.

14.	Turn off coffee pots each night and empty filters.

E.	Showers

1.	Wash shower walls and floors nightly, using proper non-scented disinfectants.

2.	Clean and disinfect shower curtains weekly.

3.	Scrub showers with bleach weekly.

4.	Wash tile walls with proper grout cleaning compound as needed.

5.	Add water to floor drains weekly, disinfect monthly.

6.	Turn off lights.

7.	Restock soap, daily.

F.	Fitness Center Nightly

1.	Thoroughly clean all exercise equipment.

2.	Clean mirrors.

3.	Vacuum carpet.

4.	Wash rubber floor.

5.	Restock paper towel dispenser nightly.

G.	Cafeteria Dining Area / Kitchenettes Nightly

1.	Clean all areas outside the cafeteria servery which shall include, the dining tables, chairs, tray return areas.

2.	Wash flooring.

3.	Empty and clean inside and outside all waste receptacles nightly and remove waste paper and waste materials, including folded paper boxes and cartons, to designated area. Replace liners as needed. Check and wash waste receptacles if soiled.

4.	Wash all cafeteria / kitchenette tabletops and counters.

5.	Arrange all tables and chairs according to floor plan.

H.	Day Porter to police and clean as required in the following areas:

1.	Reception and lobby seating

2.	Entrances and lobbies

3.	Cafeteria and kitchenettes

4.	Fitness center

5.	All toilets, showers and locker rooms

6.	Outside entrances

7.	Smokers Gazebo

I.	Cleaning Products

Paper products such as toilet paper, paper towels, and vinyl trash liners will be supplied to the cleaning company. The cleaning company is to supply all solid and liquid cleaning products. The cleaning company is to supply all mops, buckets, vacuums, dusters, cloths etc.,

When possible the cleaning company is to use “Green Products.”

II.	HEATING, VENTILATING AND AIR CONDITIONING

1.	Heating, ventilation and air conditioning as required to provide reasonably comfortable temperatures for normal business day occupancy (except holidays), Monday through Friday, from 8:00 AM to 6:00 PM, and Saturday from 8:00 AM to 1:00 PM, if so requested by Tenant, by providing at least 24 hours notice. HVAC services beyond the aforesaid hours of operation can be made available to Tenant, if so requested by Tenant, by providing at least 24 hours prior written notice and at a cost of $50.00 per hour per unit.

2.	Maintenance on any additional or special air conditioning equipment, and the associated operating cost thereof, will be at Tenant’s expense.

III.	WATER

Hot water for lavatory and kitchen purposes and cold water for drinking, kitchen, lavatory and toilet purposes.

IV.	ELEVATORS

Elevators for the use of all tenants and the general public for access to and from all floors of the Building, programming of elevators (including, but not limited to, service elevators), shall be as Landlord from time to time determines best for the Building as a whole.

V.	SECURITY/ACCESS

Twenty-four (24) hour entry to the Building is available to Tenant and Tenant’s employees, after normal Building hours of operation. Tenant shall have unrestricted access to its Premises at all times, and not just during normal building hours and operation. All security within the Premises shall be the responsibility of the Tenant and Tenant shall have the right to control its space, including the right to install additional security measures.

VI.	BUILDING HOURS

Normal building hours of operation are Monday through Friday from 8:00 AM to 6:00 PM. The Building operates on Saturday from 8:00 AM to 1:00 PM, with access to the Building subject to the provisions as outlined in Item V contained herein. Except for the heating, ventilating and air conditioning system, which operates in accordance with the schedule as described in Item II contained herein, all Building systems, including but not limited to electrical, mechanical, elevator, fire safety and sprinkler, and water, operates 24 hours per day, 7 days per week, subject to repairs, failures and interrupted service beyond Landlord’s control.

VII.	CAFETERIA, VENDING AND PLUMBING INSTALLATIONS/INTERIOR LAVATORIES AND SHOWERS

1.	Except as expressly set forth in this Exhibit, any space within the Premises to be used primarily for lunchroom or cafeteria operation shall be Tenant’s responsibility to keep clean and sanitary. Cafeteria, vending machines or refreshment service installations by Tenant must be approved by Landlord in writing, which approval shall not be unreasonably withheld conditioned or delayed. All maintenance, repairs and additional cleaning necessitated by such installations shall be at Tenant’s expense.

2.	Tenant is responsible for the maintenance and repair of plumbing fixtures and related equipment installed in the Premises for its exclusive use (such as in any coffee room).

3.	All lavatories and showers located within the Premises, if applicable, shall be Tenant’s responsibility to maintain, repair and clean. At Tenant’s request, Landlord shall perform the same at reasonable and competitive rates from time to time established by Landlord to be paid by Tenant.

VIII.	SIGNAGE

Tenant shall be entitled to the Building’s standard signage at Tenant’s main entry and on the Building’s lobby directories, at Landlord’s cost. See also Section 6.1.20 regarding Tenant’s Signage.

IX.	ELECTRICITY

Tenant shall, in addition to paying Fixed Rent, pay for all electricity consumed in the Premises pursuant to Landlord’s reasonable estimate, or, at Landlord’s option if reasonably possible, pursuant to a Landlord installed electric sub-meter or check meter to measure Tenant’s actual usage consumed within the Premises. Tenant shall reimburse Landlord for all costs of such electricity on a monthly basis (currently estimated at $1.35/RSF), specifically within thirty (30) days upon receipt of Landlord’s invoice therefore. Common area electricity and Building HVAC electric charges are included in the common area maintenance charges set forth in Section 4.2 of this Lease.

Tenant’s use of electrical service in the Premises shall not at any time exceed the capacity of any of the electrical conductors or other equipment in or otherwise serving the Premises or the Building standard, as hereinafter provided. To ensure that such capacity is not exceeded and to avert possible adverse effects upon the Building’s electrical system, Tenant shall not, without at least thirty (30) days prior written notice to and consent of Landlord in each instance, connect to the Building electric distribution system any fixtures, appliances or equipment which operates on a voltage of 277/480 volts nominal, or make any alteration or addition to the electric system of the Premises. In the event Tenant shall use (or request that it be allowed to use) electrical service in excess of that reasonably deemed by Landlord to be standard for the Building, Landlord may refuse to provide such excess usage or refuse to consent to such usage or may consent upon such conditions as Landlord reasonably elects (including, but not limited to, the installation of utility service upgrades, sub-meters, air handlers or cooling units), and all such additional usage (except to the extent prohibited by law), installation and maintenance thereof shall be paid for by Tenant, as additional rent, upon Landlord’s demand, so long as no other tenants are receiving excess usage.

It is understood that the electrical generated service to the Premises may be furnished by one or more generators of electrical power and that the cost of electricity may be billed as a single charge or divided into and billed in a variety of categories, such as distribution charges, transmission charges, generation charges, congestion charges, capacity charges, public good charges, and other similar categories, and may also include a fee, commission or other charge by an unaffiliated broker, aggregator or other intermediary for obtaining or arranging the supply of generated electricity. Landlord shall have the right to select the generator of electricity to the Premises and to purchase generated electricity for the Premises through a broker, aggregator or other intermediary and/or buyers group or other group and to change the generator of electricity and/or manner of purchasing electricity from time to time.

If Landlord successfully undertakes activities for the purpose of reducing Tenant’s operating costs (such as negotiating an agreement with a utility or another energy generator or engaging an energy consultant or undertaking conservation or other energy efficient measures that may require capital expenditures), Tenant shall pay its proportionate share of all out of pocket costs and expenses associated with such actions (including, but not limited to, brokers’ commissions and legal fees, but excluding capital expenditures, which shall be amortized and paid by Tenant as set forth in Section 4.2 of the Lease), as additional rent, if, as and when payment is made by Landlord with no profit to Landlord.

As used herein, the term “generator of electricity” shall mean one or more companies (including, but not limited to, an electric utility, generator, independent or non-regulated company) that provides generated power to the Premises or to the Landlord to be provided to the Premises, as the case may be.

X.	OTHER UTILITIES

Tenant shall be responsible for the payment of all other utilities consumed by Tenant in the Premises, including telephone, cable, other communications and gas (if applicable). Tenant shall pay for such consumption directly to the provider of such utilities.

EXHIBIT “E”

RULES AND REGULATIONS

1.	The enhance, lobbies, passages, corridors, elevators and stairways shall not be encumbered or obstructed by Tenant, Tenant’s agents, servants, employees, licensees, and visitors, or be used by them for any purpose other than for ingress and egress to and from the Premises, The moving in or out of all safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord may reasonably determine from time to time. Landlord reserves the right to inspect all freight and bulky matter to be brought into the Building and to exclude from the Building all freight and bulky matter which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

2.	No curtains, blinds, shades, screens, advertisements, or signs, or the like other than those furnished by Landlord, shall be attached to, hung in, affixed to, or used in connection with any window or door of the Premises or to any other area of the Premises (including without limitation on interior windows, walls and doors) that is visible from the outside of the Building or visible from any common area of the Building without the prior written consent of the Landlord (taking into account such factors such as size, color and style and compatibility with the Building). If Tenant is not the sole Building tenant, interior signs on doors on the common areas of the Building shall be painted or affixed for Tenant by Landlord, or by sign painters first approved by Landlord, at the expense of Tenant and shall be of a size, color and style reasonably acceptable to Landlord and shall be compatible to the Building.

3.	Tenant shall furnish Landlord with master keys or access devices for any security (door access) system provided and installed by Tenant, so long as the same has been approved by Landlord. Tenant shall be allowed to place additional locks or bolts upon doors and windows within the Premises, as long as Tenant provides master keys to Landlord as aforesaid as these additional locks and bolts could prove to be a hindrance to Landlord providing building services, such as cleaning and maintenance. Tenant must, upon the termination of its tenancy, remove all additional locks and bolts and restore all original door hardware and provide Landlord all Building keys either furnished to or otherwise procured by Tenant; and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the reasonable replacement cost thereof.

4.	Canvassing, soliciting and peddling in the Building, or on the Lot or in the Park if applicable, are prohibited, and Tenant shall cooperate to prevent the same.

5.	Tenant shall comply with all reasonably necessary security measures from time to time established by Landlord for the Building or Park, if any; however, the parties acknowledge that Landlord has no obligation to provide any security.

6.	Tenant agrees that there shall be no smoking allowed anywhere in the Premises or Building or within 50’ of any entrance to the Building.

7.	No animals, with, the exception of “assistance animals” (e.g., seeing eye dogs), shall be brought into the Building by Tenant, Tenant’s agents, servants, employees, invitees, subtenants and assigns.

8.	Users of the common fitness room or shower facilities within the Building shall only place a lock on a locker during the time they are using the fitness, locker room and/or shower facilities. No overnight use of lockers is permitted and no locks are permitted on lockers except during workout. Also, no overnight storage of gym bags or like shall be permitted in the common fitness room or shower facilities.

9.	Bicycles shall be parked at the specific bicycle locations provided and shall not be permitted inside the Building.

EXHIBIT “F”

OPTION TO EXTEND

The Tenant has the option to extend this Lease for two (2) successive five (5) year terms (each, an “Extended Term”), the exercise of which shall automatically extend the Term of this Lease without the necessity of additional documentation. So long as there does not exist any continuing, uncured material default under the Lease at the time of exercise, the option to extend shall be deemed to have been exercised by Tenant’s written notification to Landlord that it elects to exercise its option to extend at least eight (8) months but not more than eighteen (18) months prior to the end of the initial Term hereunder or Extended Term, as the case may be. The Extended Terms shall be upon the same terms and conditions as are set forth in this Lease, including, without limitation, the Tenant’s obligations to pay Operating Cost Escalation as set forth in Section 4.2, except that, without the mutual agreement of the parties (i) there shall he no additional option to extend after the termination of the second Extended Term or the failure to exercise the applicable option, whichever shall first occur, and (if) the annual Fixed Rent for the Extended Terms shall be equal to ninety-five percent (95%) of the then Market Rent (as defined in and determined in accordance with Exhibit “H”). Notwithstanding the foregoing, in no event, however, shah the annual Fixed Rent for the Extended Terms be less than the annual Fixed Rent and additional rent payable during the last year of the initial Term or immediately preceding Extended Term, as applicable, unless the then Market Rent is more than ten percent (10%) lower than the applicable Fixed Rent in which case the rent shall he reduced to within five percent (5%) of such rate.

EXHIBIT “G”

NOTICE OF LEASE

In accordance with the provisions of Massachusetts General Laws (Ter. Ed.) Chapter 183, Section 4, as amended, notice is hereby given of a certain lease (hereinafter referred to as the “Lease”) dated as of              by and between Burlington Office Park V Limited Partnership (hereinafter referred to as “Landlord”) and Conversent Communications of Massachusetts, Inc., d/b/a One Communications, a Massachusetts corporation (hereinafter referred to as “Tenant”).

W I T N E S S E T H;

1.	The address of the Landlord is c/o The Gutierrez Company, One Wall Street, Burlington, Massachusetts 01803.

2.	The address of the Tenant is Five Wall Street, Burlington, Massachusetts 01803

3.	The Lease was executed on , 2008.

4.	The Term of the Lease is a period of approximately eleven (11) years beginning on the Commencement Date determined in accordance with Section 3.2 of the Lease, currently scheduled for November 1, 2008.

5.	Subject to the provisions of the Lease, the Tenant has the option to extend the Term of the Lease for two (2) additional five-year periods pursuant to Exhibit “F” of the Lease.

6.	The demised premises is approximately 75,495 rentable square feet within a six-story building containing approximately 181,680 rentable square feet located at Five Wall Street, Burlington, Massachusetts 01803 (the “Building”), and the areas of which are the subject of all appurtenant rights and easements set forth in Section 2.1 of the Lease.

7.	The Tenant shall have a Right of First Refusal to lease adjacent space located on the fourth floor of the Building pursuant to Exhibit “I” of the Lease.

8.	The lot upon which the Building is located is described in Exhibit “A” attached hereto.

This Notice of Lease has been executed merely to give notice of the Lease, and all of the terms, conditions and covenants of which are incorporated herein by reference. The parties hereto do not intend this Notice of Lease to modify or amend the terms, conditions and covenants of the Lease which are incorporated herein by reference.

IN WITNESS WHEREOF, the parties hereto have duly executed this Notice of Lease as of this      day of             , 2008.

LANDLORD:

Burlington Office Park V Limited Partnership
By:	The Gutierrez Company, General Partner

By:
Arthur I, Gutierrez, Jr., President

COMMONWEALTH OF MASSACHUSETTS

MIDDLESEX, SS

On this      day of             , 2008 before me, the undersigned notary public, personally appeared Arthur J. Gutierrez, Jr., President of The Gutierrez Company, General Partner of Burlington Office Park V Limited Partnership, proved to me through satisfactory evidence of identification, which was personal knowledge of the undersigned, to be the person whose name is signed on the preceding or attached document(s), and acknowledged to me that he signed it voluntarily for its stated purpose.

(official seal)

Notary Public

TENANT:

Conversent Communications of Massachusetts, Inc. d/b/a One Communications

By:

Name:

Title:

COMMONWEALTH OF MASSACHUSETTS

             COUNTY

On this      day of             , 2008 before me, the undersigned notary public, personally appeared John Hanson, the Chief Financial Officer of Conversent Communications of Massachusetts, Inc. d/b/a/ One Communications, proved to me through satisfactory evidence of identification, which was ☐ photographic identification with signature issued by a federal or state governmental agency, ☐ oath or affirmation of a credible witness, ☐ personal knowledge of the undersigned, to be the person whose name is signed on the preceding or attached document(s), and acknowledged to me that he/she signed it voluntarily for its stated purpose.

(official seal)

Notary Public

EXHIBIT “A” TO EXHIBIT “G”

Lot A shown on a plan entitled “Subdivision Plan of Land in Burlington, Massachusetts”, prepared for The Gutierrez Company by Vanasse Hangen Brustlin, Inc., Scale 1” = 80 feet, dated November 16, 2001, revised January 29, 2002 and recorded with said Deeds, as Plan No. 650 of 2002. A portion of Lot A is registered land, being Lots 6 and 7 shown on Land Court Plan 34820B.

EXHIBIT “H”

MARKET RENT

The market rent for the Premises shall be the then fair market rent for similar space in similar buildings (size, length of term, age and location) in the Town of Burlington, which such rent (the “Market Rent”) shall be determined as follows:

(a)	The Market Rent shall be proposed by Landlord within fifteen (15) business days of receipt of Tenant’s notice that it intends to exercise its option to extend the Term as specified in Exhibit “F” (the “Landlord’s Proposed Market Rent”), The Landlord’s Proposed Market Rent shall be the Market Rent unless Tenant notifies Landlord, within fifteen (15) business days of Tenant’s receipt of Landlord’s Proposed Market Rent that Landlord’s Proposed Market Rent is not satisfactory to Tenant (“Tenant’s Rejection Notice”).

(b)	If Tenant delivers Tenant’s Rejection Notice and the Market Rent is not otherwise agreed upon by Landlord and Tenant within forty-five (45) days after Landlord’s receipt of Tenant’s notice that it intends to exercise its option to extend the Term, then the Market Rent shall be determined by the following appraisal procedure:

1.	Within five (5) business days of the expiration of said forty-five (45) day period, Tenant shall give notice to Landlord, which notice shall specify the name and address of the appraiser designated by Tenant (the “Tenant’s Appraisal Notice”). Landlord shall within five (5) business days after receipt of Tenant’s Appraisal Notice, notify Tenant of the name and address of the appraiser designated by Landlord. Such two appraisers shall, within twenty (20) business days after the designation of the second appraiser, make their determinations of the Market Rent in writing and give notice thereof to each other and to Landlord and Tenant. Such two (2) appraisers shall have twenty (20) business days after the receipt of notice of each other’s determination to confer with each other and to attempt to reach agreement as to the determination of the Market Rent. If such appraisers shall concur in such determination, they shall give notice thereof to Landlord and Tenant and such concurrence shall be final and binding upon Landlord and Tenant. If such appraisers shall fail to concur as to such determination within said twenty (20) business day period, they shall give notice thereof to Landlord and Tenant and shall immediately designate a third appraiser. If the two appraisers shall fail to agree upon the designation of such thud appraiser within five (5) business days after said twenty (20) business day period, then they or either of them shall give notice of such failure to agree to Landlord and Tenant and if Landlord and Tenant fail to agree upon the selection of such third appraiser within five (5) business days after the appraisers) appointed by the parties give notice as aforesaid, then either party on behalf of both may apply to the American Arbitration Association or any successor thereto, or on his or her failure, refusal or inability to act, to a court of competent jurisdiction, for the designation of such third appraiser.

2.	All appraisers shall be independent real estate appraisers or consultants who shall have had at least seven (7) years continuous experience in the business of appraising real estate in the suburban Boston area.

3.	The third appraiser shall conduct such hearings and investigations as he or she may deem appropriate and shall) within ten (10) business days after the date of his or her designation, make an independent determination of the Market Rent.

4.	If none of the determinations of the appraisers varies from the mean of the determinations of the other appraisers by more than ten (10%) percent, the average of the determinations of the three (3) appraisers shall be the Market Rent for the Premises. If, on the other hand, the determination of any single appraiser varies from the average of the determinations of the other two (2) appraisers by more than ten (10%) percent, the average of the determination of the two (2) appraisers whose determinations are closest shall be the Market Rent.

5.	The determination of the appraisers, as provided above, shall be conclusive upon file parties and shall have the same force and effect as a judgment made in a court of competent jurisdiction.

6.	Each party shall pay fees, costs and expenses of the appraiser selected by it, its own counsel fees, and one-half (1/2) of all other expenses and fees of any such third appraisal.

EXHIBIT “I”

RIGHT OF FIRST REFUSAL

In no event shall Landlord, during the Term hereunder, lease or decide to lease, agree to lease, or accept any offer to lease space that from time to time becomes available during the Term on any portion of the fourth (4th) floor within the Building (each and collectively, the “ROFR Space”), unless Landlord first affords Tenant an opportunity to lease such area in accordance with the provisions of this Exhibit “I” and only after written notice to Tenant, provided that there does not then exist an uncured, continuing material default under this Lease. Such notice shall contain Landlord’s summary of the essential terms and conditions of any bonafide, third party written offer received by Landlord (i.e., description of such rentable area, the term and any options to extend or cancel the term, the annual fixed rent amounts, the basic operating cost provisions, and the allowances and other monetary concessions, if any) with respect to such rentable area (such summary shall herein in this Exhibit “I” be referred to as the “Offer”). Upon receipt of such notice and the Offer from Landlord, and as aforesaid, provided further that there does not then exist an uncured, continuing material default under this Lease, then Tenant shall have a right to lease any such space on the terms set forth in the Offer (except as hereinafter provided) by giving notice to Landlord to such effect within seven (7) business days after Tenant’s receipt of Landlord’s notice of such Offer, If such notice is not so timely given by Tenant, then Landlord shall be free to lease the subject space, or portion thereof, to such third party on the terms and conditions contained in the Offer. If Tenant declines to lease the space covered by the Offer and Landlord fails to close the leasing transaction contemplated within the Offer within three (3) months after Tenant’s receipt of the Offer, Landlord shall repeat the process set forth above prior to leasing the space covered by the Offer. The non-exercise by Tenant of its rights under this Exhibit “I” as to any one Offer by Landlord shall not be deemed to waive any of Tenant’s rights of first refusal as to the remainder of space that becomes available within the ROFR Space, or as to the rentable area described in the Offer if Landlord determines to modify or amend the terms by more than five percent (5%) of the aforesaid net effective rent offered in such notice and Offer given by Landlord to Tenant hereunder (in which event Tenant’s rights hereunder shall revive and continue with respect to such modified or amended terms) or the space covered by the Offer following expiration of any lease executed with respect to such space.

In the event that Tenant accepts Landlord’s offer to lease such rentable space within the ROFR Space, then Landlord and Tenant hereby agree that they shall enter into a mutually acceptable amendment to this Lease, specifying that such rentable area is a part of the Premises under this Lease and demising said premises to Tenant on the terms of the Offer with respect to such rentable space. Such amendment shall also contain other appropriate terms and provisions relating to the addition of such rentable space to this Lease or the leasing of such rentable space, as applicable, and as mutually agreed upon by the parties. The amendment shall be signed by Tenant within twenty (20) business days of receipt of the proposed agreement from the Landlord in the form as hereinabove required, Landlord and Tenant hereby agreeing to use good faith efforts to finalize the form of amendment as quickly as possible and within said twenty (20) business day period. In no event shall the foregoing affect the Tenant’s obligation to lease such space once Tenant provides Landlord with its notice exercising its option hereunder as aforesaid, as the parties hereby agree that Tenant’s notice shall serve as Tenant’s acceptance of Landlord’s offer to lease such space and that the amendment merely serves as confirmation that the parties shall enter into a written amendment to memorialize the previously accepted terms.

Notwithstanding anything to the contrary in this Exhibit “I”, if Tenant notifies Landlord of its election to lease such rentable space within the ROFR Space and then fails to execute and deliver the required amendment to this Lease once the terms of the amendment have been mutually agreed upon by Landlord and Tenant in accordance with this Exhibit “I”, than Tenant’s right of first refusal as to any other rentable space within the ROFR Space, as applicable, shall terminate and be of no further force and effect. The recording by the Landlord of an affidavit to such effect shall be conclusive evidence of the termination of Tenant’s first refusal hereunder.

EXHIBIT “J”

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

[SUBJECT TO FINAL LENDER APPROVAL

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (this “Agreement”) dated             , 20    , is made among Conversent Communications of Massachusetts, Inc. d/b/a One Communications (“Tenant”). Burlington Office Park V Limited Partnership (“Landlord”), and Bank of America, N.A., a national banking association (“Mortgagee”).

WHEREAS, Mortgagee is the owner of a promissory note (herein, as it may have been or may be from time to time renewed, extended, amended, supplemented, or restated, called the “Note”) dated December 19, 2007, executed by Landlord payable to the order of Mortgagee, in the principal face amount of $30,316,000, bearing interest and payable as therein provided, secured by, among other filings, a Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (herein, as it may have been or may be from time to time renewed, extended, amended or supplemented, called the “Mortgage”), recorded or to be recorded in the land records of Middlesex South Registry of Deeds, covering, among other property, the land (the “Land”) described in Exhibit “A” which is attached hereto and incorporated herein by reference, and the improvements “Improvements”) thereon (such Land and Improvements being herein together called the “Property”):

WHEREAS, Tenant is the tenant under a lease from Landlord dated             , as amended on             ,          (herein, as it may from time to time be renewed, extended, amended or supplemented, called the “Lease”), covering a portion of the Property (said portion being herein referred to as the “Premises”); and

WHEREAS, the term “Landlord” as used herein means the present landlord under the Lease or, if the landlord’s interest is transferred in any manner, the successor(s) or assign(s) occupying the position of landlord under the Lease at the time in question.

NOW, THEREFORE, in consideration of the mutual agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Subordination. Tenant agrees and covenants that the Lease and the rights of Tenant thereunder, all of Tenant’s right, title and interest in and to the Premises , and any lease thereafter executed by Tenant covering any part of the Property, are and shall be subject, subordinate and inferior to (a) the Mortgage and the rights of Mortgagee thereunder, and all right, title and interest of Mortgagee in the Property, and (b) all other security documents now or hereafter securing payment of any indebtedness of the Landlord (or any prior landlord) to Mortgagee which cover or affect the Property (the “Security Documents”). This Agreement is not intended and shall not be construed to subordinate the Lease to any mortgage, deed of trust or other security document other than those referred to in the preceding sentence, securing the indebtedness to Mortgagee.

2. Non-Disturbance. Mortgagee agrees that so long as the Lease is in full force and effect and Tenant is not in default in the payment of rent, additional rent or other payments or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant’s part to be performed (beyond the period, if any, specified in the Lease within which Tenant may cure such default),

(a) Tenant’s possession of the Premises under the Lease shall not be disturbed or interfered with by Mortgagee in the exercise of any of its foreclosure rights under the Mortgage, including any conveyance in lieu of foreclosure, and

(b) Mortgagee will not join Tenant as a party defendant for the purpose of terminating Tenants interest and estate under the Lease in any proceeding for foreclosure of the Mortgage.

3. Attornment.

(a) Tenant covenants and agrees that in the event of foreclosure of the Mortgage, whether by power of sale or by court action, or upon a transfer of the Property by conveyance in lieu of foreclosure (the purchaser at foreclosure or the transferee in lieu of foreclosure, including Mortgagee if it is such purchaser or transferee, being herein called “New Owner”), Tenant shall attorn to the New Owner as Tenant’s new landlord, and agrees that the Lease shall continue in full force and effect as a direct lease between Tenant and New Owner upon all of the terms, covenants, conditions and agreements set forth in the Lease and this Agreement, except for provisions which are impossible for New Owner to perform; provided, however, that in no event shall the New Owner be;

(i) liable for any act, omission, default, misrepresentation, or breach of warranty, of any previous landlord (including Landlord) or obligations accruing prior to New Owner’s actual ownership of the Property;

(ii) subject to any offset, defense, claim or counterclaim which Tenant might be entitled to assert against any previous landlord (including Landlord);

(iii) bound by any payment of rent, additional rent or other payments, made by Tenant to any previous landlord (including Landlord) for more than one (1) month in advance;

(iv) bound by any amendment, or modification of the Lease hereafter made, or consent, or acquiescence by any previous landlord (including Landlord) under the Lease to any assignment or sublease hereafter granted, without the written consent of Mortgagee; or

(v) liable for any deposit that Tenant may have given to any previous landlord (including Landlord) which has not, as such, been transferred to New Owner.

(b) The provisions of this Agreement regarding attornment by Tenant shall be self-operative and effective without the necessity of execution of any new lease or other document on the part of any party hereto or the respective heirs, legal representatives, successors or assigns of any such party. Tenant agrees, however, to execute and deliver upon the request of New Owner, any instrument or certificate which in the reasonable judgment of New Owner may be necessary or appropriate to evidence such attornment, including a new lease of the Premises on the same terms and conditions as the Lease for the unexpired term of the Lease.

4. Estoppel Certificate. Tenant agrees to execute and deliver from time to time, upon the request of Landlord or of any holder(s) of any of the indebtedness or obligations secured by the Mortgage, a certificate regarding the status of the Lease, consisting of statements, if true (or if not, specifying why not), (a) that the Lease is in full force and effect, (b) the date through which rentals have been paid, (c) the date of the commencement of the term of the Lease, (d) the nature of any amendments or modifications of the Lease, (e) to the best of Tenant’s knowledge no default, or state of facts which with the passage of time or notice (or both) would constitute a default, exists under the Lease, (f) to the best of Tenant’s knowledge, no setoffs, recoupments, estoppels, claims or counterclaims exist against Landlord, and (g) such other matters as may be reasonably requested.

5. Acknowledgment and Agreement by Tenant. Tenant acknowledges and agrees as follows:

(a) Tenant acknowledges that the Mortgage contains or will contain an assignment of rents and leases. Tenant hereby expressly consents to such assignment and agrees that such assignment shall, in all respects, be superior to any interest Tenant has in the Lease of the Property, subject to the provisions of this Agreement. Tenant will not amend, alter or waive any provision of, or consent to the amendment, alteration or waiver of any provision of the Lease without the prior written consent of Mortgagee. Tenant shall not prepay any rents or other sums due under the lease for more than one (1) month in advance of the due date therefor. Tenant acknowledges that Mortgagee will rely upon this instrument in connection with such financing.

(b) Mortgagee, in making any disbursements to Landlord, is under no obligation or duty to oversee or direct the application of the proceeds of such disbursements, and such proceeds may be used by Landlord for purposes other than improvement of the Property.

(c) From and after the date hereof, in the event of any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of time,

to terminate the Lease or to claim a partial or total eviction, Tenant will not exercise any such right (i) until it has given written notice of such act or omission to the Mortgagee; and (ii) until the same period of time as is given to Landlord under the Lease to cure such act or omission shall have elapsed following such giving of notice to Mortgagee and following the time when Mortgagee shall have become entitled under the Mortgage to remedy the same, but in any event thirty (30) days after receipt of such notice or such longer period of time as may be necessary to cure or remedy such default, act, or omission including such period of time necessary to obtain possession of the Property and thereafter cure such default, act, or omission, during which period of time Mortgagee shall be required to cure or remedy such default, act or omission. It is specifically agreed that Tenant shall not, as to Mortgagee, require cure of any such default which is personal to Landlord, and therefore not susceptible to cure by Mortgagee,

(d) In the event that Mortgagee notifies Tenant of a default under the Mortgage, Note, or Security Documents and demands that Tenant pay its rent and all other sums due under the Lease directly to Mortgagee, Tenant shall honor such demand and pay the full amount of its rent and all other sums due under the Lease directly to Mortgagee, without offset, or as otherwise required pursuant to such notice beginning with the payment next due after such notice of default, without inquiry as to whether a default actually exists under the Mortgage, Security Documents or otherwise in connection with the Note, and notwithstanding any contrary instructions of or demands from Landlord.

(e) Tenant shall send a copy of any notice or statement under the Lease to Mortgagee at the same time such notice or statement is sent to Landlord if such notice or statement has a material impact on the economic terms, operating covenants or duration of the Lease.

(f) Tenant has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Premises or the Property, or any portion thereof or any interest therein, and to the extent that Tenant has had, or hereafter acquires, any such right or option, same is hereby acknowledged to be subject and subordinate to the Mortgage and is hereby waived and released as against Mortgagee and New Owner.

(g) This Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement and Tenant waives any requirement to the contrary in the Lease.

(h) Mortgagee and any New Owner shall have no liability to Tenant or any other party for any conflict between the provisions of the Lease and the provisions of any other lease affecting the Property, including, but not limited to, any provisions relating to exclusive or non-conforming uses or rights, renewal options and options to expand, and in the event of such a conflict, Tenant shall have no right to cancel the Lease or take any other remedial action against Mortgagee or New Owner, or against any other party for which Mortgagee or any New Owner would be liable.

(i) Notwithstanding anything to the contrary in the Lease or the Security Documents, neither Mortgagee nor any New Owner shall be liable for or bound by any Construction-Related Obligation under the Lease. As used herein, a “Construction-Related Obligation” means any obligation of Landlord under the Lease to make, pay for, or reimburse Tenant for any alterations, demolition, or other improvements or work at the Property, including the Premises.

(j) Mortgagee and any New Owner shall have no obligation nor incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, Landlord’s title, Landlord’s authority, habitability, fitness for purpose or possession,

(k) In the event that Mortgagee or any New Owner shall acquire title to the Premises or the Property, Mortgagee or such New Owner shall have no obligation, nor incur any liability, beyond Mortgagee’s or New Owner’s then equity interest, if any, in the Property or the Premises, and Tenant shall look exclusively to such equity interest of Mortgagee or New Owner, if any, for the payment and discharge of any obligations imposed upon Mortgagee or New Owner hereunder or under the Lease or for recovery of any judgment from Mortgagee, or New Owner, and in no event shall Mortgagee, New Owner, nor any of their respective officers, directors, shareholders, agents, representatives, servants, employees or partners ever be personally liable for such judgment.

(l) Tenant has never permitted, and will not permit, the generation, treatment, storage or disposal of any hazardous substance as denned in the Lease on the Premises or Property except for such substances of a type and only in a quantity normally used in connection with the occupancy or operation of buildings (such as non-flammable cleaning fluids and supplies normally used in the day to day operation of first class establishments similar to the Improvements), which substances are being held, stored, and used in strict compliance with federal, state, and local laws. Tenant shall be solely responsible for and shall reimburse and indemnify Landlord, New Owner or Mortgagee, as applicable, for any loss, liability, claim or expense, including without limitation, cleanup and all other expenses, including, without limitation, legal fees that Landlord, New Owner or Mortgagee, as applicable, may incur by reason of Tenant’s violation of the requirements of this Paragraph 5(1).

6. Acknowledgment and Agreement by Landlord. Landlord, as landlord under the Lease and grantor under the Mortgage, acknowledges and agrees for itself and its heirs, representatives, successors and assigns, that: (a) this Agreement does not constitute a waiver by Mortgagee of any of its rights under the Mortgage, Note, or Security Documents, or in any way release Landlord from its obligations to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Mortgage, Note, or Security Documents; (b) the provisions of the Mortgage, Note, or Security Documents remain in full force and effect and must be complied with by Landlord; and (c) Tenant is hereby authorized to pay its rent and all other sums due under the Lease directly to Mortgagee upon receipt of a notice as set forth in paragraph 5(d) above from Mortgagee and that Tenant is not obligated to inquire as to whether a default actually exists under the Mortgage, Security Documents or otherwise in connection with the Note. Landlord hereby releases and discharges Tenant of and from any liability to Landlord resulting from Tenant’s payment to Mortgagee in accordance with this Agreement. Landlord represents and warrants to Mortgagee that a true and complete copy of the Lease has been delivered by Landlord to Mortgagee.

7. Lease Status. Landlord and Tenant certify to Mortgagee that neither Landlord nor Tenant has knowledge of any default on the part of the other under the Lease, that the Lease is bona fide and contains all of the agreements of the parties thereto with respect to the letting of the Premises and that all of the agreements and provisions therein contained are in full force and effect.

8. Notices. All notices, requests, consents, demands and other communications required or which any party desires to give hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by personal delivery, by facsimile, by overnight courier with proof of delivery, or by registered or certified United States mail, postage prepaid, at the addresses specified at the end of this Agreement (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt of a machine confirmation that the facsimile has been sent. Notwithstanding the foregoing, no notice of change of address shall be effective except upon receipt. This Paragraph 8 shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Agreement or in the Lease or in any document evidencing, securing or pertaining to the loan evidenced by the Note or to require giving of notice or demand to or upon any person in any situation or for any reason.

9. Miscellaneous,

(a) This Agreement supersedes any inconsistent provision of the Lease.

(b) Nothing contained in this Agreement shall be construed to derogate from or in any way impair, or affect the lien, security interest or provisions of the Mortgage, Note, or Security Documents.

(c) This Agreement shall inure to the benefit of the parties hereto, their respective successors and permitted assigns, and any New Owner, and its heirs, personal representatives, successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of Mortgagee, all obligations and liabilities of the assigning Mortgagee under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Mortgagee’s interest is assigned or transferred; and provided further that the interest of Tenant under this Agreement may not be assigned or transferred without the prior written consent of Mortgagee.

(d) THIS AGREEMENT AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND APPLICABLE UNITED STATES FEDERAL LAW EXCEPT ONLY TO THE EXTENT, IF ANY, THAT THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED NECESSARILY CONTROL.

(e) The words “herein”, “hereof, “hereunder” and other similar compounds of the word “here” as used in this Agreement refer to this entire Agreement and not to any particular section or provision.

(f) This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.

(g) If any provision of the Agreement shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not apply to or affect any other provision hereof, but this Agreement shall be construed as if such invalidity, illegality, or unenforceability did not exist.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and sealed as of the date first above written.

ADDRESS OF MORTGAGEE:

Bank of America, N.A.
One Federal Street
MA5-503-04-16
Boston, MA 02110

Attention: Douglas E. Kron, Senior Vice President/ Senior Relationship Underwriter

ADDRESS OF TENANT:

Communications

Attention:

ADDRESS OF LANDLORD:

The Gutierrez Company
Burlington Office Park
One Wall Street
Burlington, MA 01803
Attention: John A. Cataldo

MORTGAGEE:

Bank of America, NA.

By:

Name:

Title:

TENANT:

Conversent Communications of Massachusetts, Inc. d/b/a One Communications

By:

Name:

Title:

LANDLORD:

Burlington Office Park V Limited Partnership

By:	The Gutierrez Company, its General Partner

By:
	Name:	Arthur J. Gutierrez, Jr.
	Title:	President

COMMONWEALTH OF MASSACHUSETTS

MIDDLESEX, ss

On this      day of             , 2008, before me, the undersigned notary public, personally appeared Arthur J. Gutierrez, Jr., President of The Gutierrez Company, General Partner of Burlington Office Park V Limited Partnership, proved to me through satisfactory evidence of identification, which was personal knowledge of the undersigned, to be the person whose name is signed on the preceding or attached documents), and acknowledged to me that he signed it voluntarily for its stated purposes.

Notary Public
My Commission Expires:

COMMONWEALTH OF MASSACHUSETTS

            , ss

On this day of , 2008, before me, the undersigned notary public, personally appeared John Hanson, the Chief Financial Officer of Conversent Communications of Massachusetts, Inc. d/b/a One Communications, proved to me through satisfactory evidence of identification, ☐ photographic identification with signature issued by a federal or state governmental agency, ☐ oath or affirmation of a credible witness, ☐ personal knowledge of the undersigned, to be the person whose name is signed on the preceding or attached documents), and acknowledged to me that he/she signed it voluntarily for its stated purpose.

Notary Public
My Commission Expires:

COMMONWEALTH OF MASSACHUSETTS

            , ss

On this      day of             , 2008, before me, the undersigned notary public, personally appeared                     , the                      of Bank of America, N A„ proved to me through satisfactory evidence of identification, ☐ photographic identification with signature issued by a federal or state governmental agency, ☐ oath or affirmation of a credible witness, ☐ personal knowledge of the undersigned, to be the person whose name is signed on the preceding or attached document(s), and acknowledged to me that he/she signed it voluntarily for its stated purpose,

Notary Public
My Commission Expires;

EXHIBIT “A

LEGAL DESCRIPTION OF THE LAND

Lot A shown on a plan entitled “Subdivision Plan of Land in Burlington, Massachusetts”, prepared for The Gutierrez Company by Vanasse Hangen Brustlin, Inc., Scale 1” = 80 feet, dated November 16, 2001, revised January 29, 2002 and recorded with said Deeds, as Plan No. 650 of 2002. A portion of Lot A is registered land, being Lots 6 and 7 shown on Land Court Plan 34820B.

EXHIBIT “K”

Tenant Estoppel Certificate

[SUBJECT TO FINAL LENDER APPROVAL]

To:	Bank of America, N.A.
One Federal Street MA5-503-04-16
Boston, MA 02110

Attention:	Relationship Administration
Commercial Real Estate Banking

Re:

1. The undersigned, as Tenant of approximately 75,495 square feet of space (the “Premises”) under that certain Lease dated             , 2008 (the “Lease”) made with Burlington Office Park V Limited Partnership, Landlord, covering space in Landlord’s building (the “Building”‘) in Middlesex County, Massachusetts, known as Five Wall Street hereby certifies as follows:

(a) That attached hereto as Exhibit “A” is a true, correct and complete copy of the Lease, together with all amendments thereto;

(b) That the Lease is in full force and effect and has not been modified, supplemented or amended in any way except as set forth in Exhibit “A.” The interest of the undersigned in the Lease has not been assigned or encumbered;

(c) That the Lease, as amended as indicated in Exhibit “A,” represents the entire agreement between the parties as to said leasing, and that there are no other agreements, written or oral, which affect the occupancy of the Premises by the undersigned;

(d) That all insurance required of the undersigned under the Lease has been provided by the undersigned and all premiums have been paid;

(e) That the commencement date of the term of the Lease was             ,         ;

(f) That the expiration date of the term of the Lease is             , 2019, including any presently exercised option or renewal term, and that the undersigned has no rights to renew, extend or cancel the Lease or to lease additional space in the Premises or the Building, except as expressly set forth in the Lease;

(g) That in addition to the Premises, the undersigned has the right to use or rent 406 parking spaces in or near the Building during the term of the Lease;

(h) That the undersigned has no option or preferential right to purchase all or any part of the Premises (or the land or Building of which the Premises are a part), and has no right or interest with respect to the Premises or the Building other than as Tenant under the Lease;

(i) That all conditions of the Lease to be performed by Landlord and necessary to the enforceability of the Lease have been satisfied. On this date there are no existing defenses, offsets, claims or credits which the undersigned has against the enforcement of the Lease except for prepaid rent through             (not to exceed one month);

(j) That all contributions required by the Lease to be paid by Landlord to date for improvements to the Premises have been paid in full. All improvements or work required under the Lease to be made by Landlord to date, if any, have been completed to the satisfaction of the undersigned. Charges for all labor and materials used or furnished in connection with improvements and/or alterations made for the account of the undersigned in the Building have been paid in full. The undersigned has accepted the Premises, subject to no conditions other than those set forth in the Lease. The undersigned has entered into occupancy of the Premises;

(k) That the annual minimum rent currently payable under the Lease is $         and such rent has been paid through             ;

(1) That the annual percentage rent currently payable under the Lease is at the rate of              and such rent has been paid through             ;

(m) That additional rent is payable under the Lease for (i) operating, maintenance or repair expenses, (ii) property taxes, (iii) consumer price index cost of living adjustments, or (iv) percentage of gross sales adjustments (i.e., adjustments made based on underpayments of percentage rent). The base year amounts for additional rental items are as follows: (1) operating, maintenance or repair expenses $        , (2) property taxes $        , and (3) consumer price index              (indicate base year CPI level);

(n) That the undersigned has made no agreement with Landlord or any agent, representative or employee of Landlord concerning free rent, partial rent, rebate of rental payments or any other similar rent concession (except as expressly set forth in             , a copy of which is attached hereto). No rents have been prepaid more than one (1) month in advance and full rental, including basic minimum rent, if any, has commenced to accrue;

(o) That there are no defaults by the undersigned or, to the knowledge of the undersigned, the Landlord, under the Lease, and no event has occurred or situation exists that would, with the passage of time, constitute a default under the Lease;

(p) That the undersigned has paid to Landlord a security deposit in the amount of $        ;

(q) That the undersigned has all governmental permits, licenses and consents required for the activities and operations being conducted or to be conducted by it in or around the Building; and

(r) That as of this date there are no actions, whether voluntary or otherwise, pending against the undersigned or any guarantor of the Lease under the bankruptcy or insolvency laws of the United States or any state thereof.

2. The undersigned represents and warrants that it has not used, generated, released, discharged, stored or disposed of any Hazardous Material (as defined in the Lease) on, under, in or about the Building or the land on which the Building is located, other than in the ordinary and commercially reasonable course of the business of the undersigned in compliance with all applicable laws. Except for any such legal and commercially reasonable use by the undersigned, the undersigned has no actual knowledge that any Hazardous Material is present or has been used, generated, released, discharged, stored or disposed of by any party, on, under, in or about such Building or land.

3. The undersigned acknowledges the right of Lender to rely upon the certifications and agreements in this Certificate in making a loan to Landlord. The undersigned hereby agrees to furnish Lender with such other and further estoppel certificates as Lender may reasonably request. The undersigned understands that in connection with such loan, Landlord’s interest in the rentals due under the Lease will be assigned to Lender pursuant to an assignment of leases by Landlord in favor of Lender. The undersigned agrees that if Lender shall notify the undersigned that a default has occurred under the documents evidencing such loan and shall demand that the undersigned pay rentals and other amounts due under the Lease to Lender, the undersigned will honor such demand notwithstanding any contrary instructions from Landlord.

EXECUTED this      day of             ,         .

By:
Name:
Title:

EXHIBIT “L”

FORM OF CHANGE ORDER

LANDLORD, TENANT, CONTRACTOR

CHANGE PROPOSAL FORM

Project:
		R	NR
Proposal No.	Date:
From: (Landlord)		BB	TW
To: (Contractor)
Copy to: (Tenant)		Entity	Acct.

Step 1:	Contractor:	Provide an estimate for the described work.
	Architect:	Develop proper plans and specifications to clarify described work.
	Description:	(List Drawings).

Landlord:	Reason:

Step 2:	Contractor:	Proceed with work as definitive plans become available.

Landlord:	Reason:

Step 3:	COST OF WORK

a.	Gross cost of the work	$
(see attached breakdown)
b.	Less value of standard tenant allowances	$( )
(if applicable)
c.	Net additional cost of work	$
d.	Add construction fee and overhead %
x Item c
e.	Total Cost of Work		$

Submitted by:
	Contractor	Date

Step 4:	The submitted COST OF WORK has been reviewed and is (not) approved.

Architect	Date

DESIGN FEES (including mechanical, structural and electrical engineering)	$
TOTAL COST OF PROPOSAL	$

Step 5:	FINAL ACTION

a.	The Tenant hereby agrees to reimburse the Landlord the
(Name of Firm)
Total Cost of Proposal shown in Step 4 above.

Authorized Tenant’s Representative	Date

b.	This Bulletin is approved (rescinded) and the work above is (not) to be performed. Cost of this work shall be included in Change Order No. .

Landlord	Date

EXHIBIT “M”

FORM OF LETTER OF CREDIT

(THE ACTUAL FORM WILL DEPEND ON THE ISSUING BANK)

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER:

DATE:	DELIVERY BY COURIER SERVICE

BENEFICIARY:	APPLICANT:

Burlington Office Park V Limited Partnership c/o The Gutierrez Company
One Wall Street. Burlington. MA 01803

AMOUNT:	USD	$	EXPIRY
DATE:

AT OUR COUNTERS IN

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO.              IN YOUR FAVOR EFFECTIVE IMMEDIATELY, BY ORDER AND FOR THE ACCOUNT OF              FOR A SUM OR SUMS NOT EXCEEDING A TOTAL OF              (USD         ) AVAILABLE BY YOUR DRAFT(S) AT SIGHT DRAWN ON US AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS;

1.	THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENTS THERETO, IF ANY.

2.	A NOTARIZED STATEMENT FROM BURLINGTON OFFICE PARK V LIMITED PARTNERSHIP AS FOLLOWS:

“REFERENCE IS HEREBY MADE TO THAT CERTAIN LEASE (THE “LEASE”) DATED             , 2008 BETWEEN BURLINGTON OFFICE PARK V LIMITED PARTNERSHIP AS LANDLORD (THE “LANDLORD”) AND CONVERSENT COMMUNICATIONS OF MASSACHUSETTS, INC. D/B/A ONE COMMUNICATIONS AS TENANT (THE “TENANT”). I HEREBY CERTIFY THAT I AM AN AUTHORIZED REPRESENTATIVE OF LANDLORD OR PERMITTED TRANSFEREE AND FURTHER CERTIFY THAT:

(I)	EITHER (A) AN EVENT OF DEFAULT (AS DEFINED IN THE LEASE) HAS OCCURRED AND REMAINS UNCURED BEYOND THE APPLICABLE CURE PERIOD, OR (B) HAS NOT RENEWED, REPLACED OR AMENDED THE LETTER OF CREDIT BY NOT LATER THAN TWENTY-FIVE (25) BANKING DAYS PRIOR TO THE EXPIRATION THEREOF OR PROVIDED A CASH DEPOSIT, IN ACCORDANCE WITH THE REQUIREMENTS OF ARTICLE 11 OF THE LEASE; AND

(II)	THIS DRAWING IN THE AMOUNT OF USD (INSERT AMOUNT, NOT TO EXCEED AVAILABLE CREDIT) REPRESENTS FUNDS DUE TO LANDLORD UNDER AND PURSUANT TO THE LEASE.”

THIS LETTER OF CREDIT IS TRANSFERABLE IN ITS ENTIRETY (BUT NOT IN PART) TO ANY PERSON OR ENTITY THAT SUCCEEDS LANDLORD UNDER THE LEASE AND TO BANK OF AMERICA, N.A., AS THE HOLDER OF A FIRST MORTGAGE ON THE PROPERTY TO WHICH THE LEASE RELATES AND TO ANY PERSON OR ENTITY THAT SUCCEEDS BANK OF AMERICA, N.A. AS HOLDER OF THE FIRST MORTGAGE ON SUCH PROPERTY. TRANSFER OF THIS LETTER OF CREDIT TO SUCH TRANSFEREE SHALL BE EFFECTED ONLY BY PRESENTATION TO THE ISSUING BANK OF THE ORIGINAL OF THIS LETTER OF CREDIT TOGETHER WITH AMENDMENTS, IF ANY, ACCOMPANIED BY A SIGNED AND COMPLETED TRANSFER CERTIFICATE IN THE FORM ATTACHED HERETO AS EXHIBIT “A” AND PAYMENT OF A TRANSFER FEE EQUAL TO             . UPON SUCH PRESENTATION, THE BANK SHALL FORTHWITH TRANSFER. THE LETTER OF CREDIT TO THE DESIGNATED TRANSFEREE, OR IF SO REQUESTED BY SUCH TRANSFEREE, ISSUE A NEW LETTER OF CREDIT TO THE TRANSFEREE IN THE SAME FORM AS THIS LETTER OF CREDIT. THIS LETTER OF CREDIT MAY NOT BE TRANSFERRED TO ANY PERSON OR ENTITY WITH WHICH U.S. PERSONS ARE PROHIBITED FROM DOING BUSINESS UNDER U.S. FOREIGN ASSETS REGULATIONS OR OTHER APPLICABLE U.S. LAWS AND REGULATIONS.

ADDITIONAL CONDITION: PARTIAL DRAWINGS ARE ALLOWED.

ALL DOCUMENTS INCLUDING DRAFT(S) MUST INDICATE THE NUMBER AND DATE OF THIS CREDIT.

EACH DRAFT PRESENTED HEREUNDER MUST BE ACCOMPANIED BY THIS ORIGINAL LETTER OF CREDIT FOR OUR ENDORSEMENT THEREON OF THE AMOUNT OF SUCH DRAFT(S).

THE LEASE AGREEMENT MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND IT IS NOT INTENDED THAT SAID LEASE AGREEMENT BE INCORPORATED HEREIN OR FORM PART OF THIS CREDIT.

DOCUMENTS MUST BE SENT TO US VIA OVERNIGHT COURIER (I.E. FEDERAL EXPRESS, UPS, DHL OR ANY OTHER EXPRESS COURIER) AT OUR ADDRESS:

ATTENTION:	.

WE HEREBY ENGAGE WITH DRAWERS AND/OR BONAFIDE HOLDERS THAT DRAFT(S) DRAWN UNDER AND NEGOTIATED IN CONFORMANCE WITH THE TERMS AND CONDITIONS OF THE SUBJECT CREDIT WILL BE DULY HONORED ON PRESENTATION.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS LETTER OF CREDIT IS SUBJECT TO THE “UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDIT (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO, 500”,

VERY TRULY YOURS,

AUTHORIZED OFFICIAL

Exhibit “A”

TO:	BANK	DATE:

RE: LETTER OF CREDIT ISSUED BY:

LETTER OF CREDIT NO.
	ATTN:	AVAILABLE AMOUNT

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS

TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECT TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

YOURS VERY TRULY,

(BANK)	SIGNATURE OF
BENEFICIARY

AUTHORIZED SIGNATURE

EXHIBIT “N”

EARLY TERMINATION OPTION

So long as there does not then exist an uncured, continuing, material, Event of Default as defined in Section 9.1 of this Lease, Tenant may, at its sole option, terminate this Lease (the “Termination Option”) effective on the first (1st) day of month eighty four (84) of the Term (the “Early Termination Date”), by delivering notice of Tenant’s election to terminate (the “Termination Notice”) to Landlord during month seventy-two (72) of the Term, provided that Tenant pays to Landlord on or before the Early Termination Date a payment equal to the “Termination Fee” as set forth below.

If Tenant fails to timely deliver its Termination Notice or pay the Termination Fee as provided above, then Tenant will be deemed to have waived such Termination Option. The Termination Fee shall be equal to the unamortized balance of all Landlord’s Transaction Costs as of the Early Termination Date. If Tenant properly exercises its Termination Option in accordance with the foregoing, then the Lease shall automatically terminate as of the Early Termination Date without the necessity of any additional documentation. The term “Landlord’s Transaction Costs” as used above shall include, for example, the brokerage commissions paid to the broker(s) and the tenant improvement work completed in the Premises, architectural and engineering fees, legal fees and costs and any other cost or rental abatements or concessions that were provided to Tenant under the Lease (together with an interest rate equal to eight percent (8%) per annum), plus one year’s rent at such time, for an aggregate Termination Fee equal to $76.16/RSF, pursuant to the Schedule attached hereto as Exhibit “N-1”.

EXHIBIT “N-l”

LANDLORD’S TRANSACTION COSTS

Tenant Improvements 75,495 @ $42.66=	$3,220,617
Furniture	$600,000
Moving Expense	$250,000
Building Signage	$25,000
Free Rent 45,000 SF 2 months @ 33.35	$250,125
Free Rent 30,495 SF 10 months @ 33.35	$847,507
Commission	$1,154,119

TOTAL TRANSACTION COSTS	$6,347,368

Unamortized Costs at End of Year Seven	$2,968,020
Rent Year Eight	$2,781,991

TOTAL TERMINATION PAYMENT	$5,750,011

Payment per R.S.F.	$76.16/RSF

EXHIBIT “O”

GUARANTY

In consideration of the execution and delivery by Burlington Office Park V Limited Partnership, a Massachusetts limited partnership (together with its successors and assigns, “Landlord”), of the Lease dated as of July 2, 2008 as amended, supplemented, or otherwise modified from time to time (the “Lease”) between Landlord and Conversent Communications of Massachusetts, Inc. d/b/a One Communications, a Massachusetts corporation (together with its successors and assigns “Tenant”), and as an inducement to Landlord to execute the Lease with Tenant, the undersigned “Guarantor” hereby guarantees to Landlord the payment by Tenant when due of the Fixed Rent and the additional rent (including any Operating Cost Escalation due under Section 4.2 of the Lease) and all other Rent or other payment obligations payable under the Lease (collectively, the “Guaranteed Obligations”). It is specifically understood and agreed that this Guaranty is not a guaranty of performance of any of Tenant’s obligations under the Lease other than the Guaranteed Obligations. The Guarantor hereby consents to and waives notice of any extensions of time for performance which Landlord may grant to Tenant and to any modifications or amendments to the Lease to which Landlord and Tenant may agree. All capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Lease.

This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment of the Guaranteed Obligations and is in no way conditioned upon any requirement that the Landlord first attempt to collect any of the Guaranteed Obligations from the Tenant or resort to any security or other means of obtaining their payment. Should the Tenant default in the payment of any of the Guaranteed Obligations, the obligations of the Guarantor hereunder shall become immediately due and payable to the Landlord upon demand. Payments by the Guarantor hereunder may be required by the Landlord on any number of occasions.

The Guarantor further agrees that the Guarantor’s liability under this Guaranty shall be primary, and that in any right of action which may accrue to Landlord, under the Lease or this Guaranty.

The Guarantor agrees that the Guaranteed Obligations will be paid and performed strictly in accordance with their respective terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Landlord with respect thereto. The Guarantor waives presentment, demand, protest, notice of acceptance, notice of Guaranteed Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of the Tenant, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Guarantor agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Landlord to assert any claim or demand or to enforce any right or remedy against the Tenant; (ii) any extensions or renewals of the Lease; (iii)

any rescissions, waivers, amendments or modifications of any of the terms or provisions of the Lease; (iv) the substitution or release of any entity primarily liable for any Guaranteed Obligations; (v) the adequacy of any rights the Landlord may have against any collateral or other means of obtaining repayment of the Guaranteed Obligations; (vi) if applicable, the impairment of any collateral securing the Guaranteed Obligations, including without limitation the failure to perfect or preserve any rights the Landlord might have in such collateral or the substitution, exchange, surrender, release, loss or destruction of any such collateral; or (vii) any other act or omission which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of the Guarantor, ah of which may be done without notice to the Guarantor.

If for any reason the Tenant has no legal existence or is under no legal obligation to discharge any of the Guaranteed Obligations, or if any of the Guaranteed Obligations have become irrecoverable from the Tenant by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all such Guaranteed Obligations. In the event that acceleration of the time for payment of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Tenant, or for any other reason, all such amounts otherwise subject to acceleration under the terms of any agreement evidencing or securing or otherwise executed in connection with any Guaranteed Obligation shall be immediately payable by the Guarantor.

Guarantor hereby agrees that this Guaranty is made and executed under and shall be construed in accordance with the laws of the Commonwealth of Massachusetts without regard to conflicts of law principles, that the Courts of the Commonwealth of Massachusetts shall have jurisdiction of any action brought upon this Guaranty, and that venue may be placed in the Superior Court of Middlesex County with service of process in accordance with the Massachusetts Code of Civil Procedure as then in effect. Guarantor further agrees that General Counsel, with the notice address set forth below, may serve as agent for service of process for any action instituted by Landlord under this Guaranty. Any such service of process by mail may be made by certified mail, return receipt requested, addressed to the undersigned at the following address (or at such other address as the Guarantor may so notify the Landlord in accordance with Section 10.3 of the Lease):

Five Wall Street

Burlington, MA 01803

Attention: General Counsel

Landlord may, without notice, assign this Guaranty in whole or in part, and no assignment or transfer of the Lease shall operate to extinguish or diminish the liability of Guarantor hereunder.

In the event an action is commenced by Landlord against the Guarantor under this Guaranty and the Landlord prevails in such suit, the Guarantor agrees to pay all costs and expenses, including reasonable attorney’s fees, incurred by Landlord therein, which obligation on the part of the undersigned shall he deemed to have accrued on the date of the commencement of the action. In addition, in the event that Landlord commences an action against the Guarantor and does not prevail, Landlord agrees to pay all costs and expenses, including reasonable attorneys’ fees, incurred by Tenant in the defense of such claims.

EXECUTED under seal as of this 2nd day of July, 2008.

One Communications Corp.

By:
James P. Prenetta, Jr.
Executive Vice President and General Counsel

THE COMMONWEALTH OF MASSACHUSETTS

            , SS

On this 2nd day of July, 2008, before me, the undersigned notary public, personally appeared James P. Prenetta, Jr., Executive Vice President and General Counsel of One Communications Corp., proved to me through satisfactory evidence of identification, which was ☐ photographic identification with signature issued by a federal or state governmental agency, ☐ oath or affirmation of a credible witness, ☐ personal knowledge of the undersigned, to be the person whose name is signed on the preceding or attached document(s), and acknowledged to me that he signed it voluntarily for its stated purpose.

(official seal)

Notary Public
My Commission Expires:

Exhibit B

Furniture/Fixture/Equipment:

Subtenant is to have use of all furniture within the Subleased Premises at no cost during the Sublease Term and shall acquire title on the Expansion Date for consideration of one dollar ($1.00). Sublandlord shall keep all furniture existing at the Expansion Date in place on the floor of the Subleased Premises, unless as otherwise specified in Article 3 of the Sublease or Exhibit C hereto. Notwithstanding the forgoing, in the event Subtenant defaults on its obligations under the Sublease and Sublandlord recaptures any portion of the Subleased Premises, either for its own use or to sublet to a third party(ies), title to all of the furniture inventory set forth below to the extent that such inventory still remains at the Subleased Premises shall automatically revert to Sublandlord and Subtenant expressly releases any and all claim therein. Any inventory that reverts back to Sublandlord pursuant to the forgoing sentence shall be returned by Subtenant to Sublandlord in “as-is” condition without representation or warranty.

The furniture, fixture, and equipment inventory shall be as follows

Furniture Inventory

4 Large Conference Rooms:

•	(50) chairs (14 in one room and 12 in the other three)

•	(4) tables (1 in each)

1 Board Room:

•	(15) chairs

•	(1) table

3 Small Conference Room:

•	(12) chairs in all (4 in each)

•	(3) round tables (1 in each)

1 Training Room:

•	(36) chairs

•	(7) tables

4 Soft Seating Set-ups:

•	Include 2 chairs and 1 small round table w/ each set

3 High top tables:

•	(3) chairs w/ each table

1 Executive Office:

•	(1) desk w/ desk chair

•	(1) visitor chair

•	(1) table w/ (6) chairs

1 Executive Assistant Desk:

•	(1) desk w/ desk chair

•	(1) visitor chair with small round table

17 Medium Offices:

•	(17) desks w/ desk chair

•	(51) visitor chairs (3 in each)

4 Large Offices:

•	(4) desks w/ desk chair

•	(8) visitor chairs (2 in each)

•	(2) small round tables (only in 2 out of the 4 Lg Offices)

7 Small Offices:

•	(7) desks w/ desk chair

•	(14) visitor chairs (2 in each)

1 Misc. Office (to the left of the curved glass window-line)

•	(3) chairs

•	(1) desk

15 Large Cubes:

•	(15) desks w/ desk chair

•	(30) visitor chairs (2 in each)

139 Small Cubes:

•	(139) desks w/ desk chair

Additionally, Demandware requests the right to use all whiteboards in each one of the offices and the ice machine in the kitchen.

Exhibit C

Stairwell Plan/Work

See attached.

EXHIBIT C-1

5
4.4
7'-6"
7'-6"
EXIST. FLOOR OPNG.
(REFER TO BASE BLDG. PLANS)
Close off opening with Glass Guard & Handrail (2 locations)
EXIST. GLASS GUARD & HANDRAIL - REFER TO BASE BUILDING PLANS (MODIFY AT NEW STAIR)
5'-0"
2'-11" (TYP.)
3'-7" (TYP.)
SIXTH FLOOR
SUSP. CEILING 12'-0" A.F.F.
DRAFT STOP
1'-6"
CEILING 10'-0" A.F.F.
E
A5.01
DRAFT STOP
1'-6"
SUSP. CEILING 10'-0" A.F.F.
7'-0"
12 EQ. RISERS
8'-6"
1/2" GLASS GUARD (TYP.)
1 1/2" DIA. S.S. HANDRAIL (TYP.) (TOP 35" ABOVE NOSE OF TREAD)
STEEL STAIR STRINGER
G.W.B. SOFFIT (TYP.)
BACKSIDE OF G.W.B. PARTITION BEYOND
G.W.B. PARTITION BELOW LANDING
G
A5.01
SIM.
FIFTH FLOOR

Note: Engineering of stairs, glass guards and handrails by stair fabricator.
(Final stamped drawings and calculations will be submitted for approval)

1 SECTION @ STAIRS
SCALE: 1/4"=1'-0"

AMENDMENT TO SUBLEASE

THIS FIRST AMENDMENT TO SUBLEASE (this “Amendment”), effective as of April 14, 2014 (the “Effective Date”), is entered into by and between EARTHLINK, LLC, a Delaware limited liability company (“Sublandlord”), and DEMANDWARE, INC., a Delaware corporation (“Subtenant”).

RECITALS

WHEREAS, by Lease Agreement dated July 2, 2008 (the “Master Lease”), Sublandlord (as successor in interest to Conversant Communications of Massachusetts, Inc., d/b/a EarthLink Business, a Delaware corporation) leases approximately 75,495 rentable square feet of space located on the Fifth and Sixth Floors at Five Wall Street, Burlington, Massachusetts 01803 (the “Leased Premises”) from Burlington Office Park V Limited Partnership (“Landlord”). A copy of the Master Lease is attached as Exhibit A to the Sublease (as defined below).

WHEREAS, Sublandlord and Subtenant entered into that certain Sublease dated January 25, 2012 (the “Sublease”), whereby Sublandlord leased to Subtenant approximately 37,481 rentable square feet consisting of the entire Sixth Floor of the Leased Premises (the “Original Subleased Premises”), upon and subject to the terms, covenants and conditions herein contained.

WHEREAS, Sublandlord and Subtenant desire to enter into this Amendment for the purpose of evidencing their mutual understanding and agreement regarding the expansion of the Original Subleased Premises and certain other matters relating thereto as set forth hereinbelow.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and terms contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. All terms used herein and denoted by their initial capitalization shall have the meanings set forth in the Sublease unless set forth herein to the contrary.

2. Additional Subleased Premises.

(a) Effective as of the later to occur of (i) June 1, 2014 or (ii) the date that Sublandlord receives Landlord’s written consent to this Amendment (the “Expansion Date”), Sublandlord and Subtenant hereby agree that the Original Subleased Premises shall be expanded to include approximately 38,014 rentable square feet consisting of the entire Fifth Floor of the Leased Premises as shown on the drawing attached hereto as Exhibit A and incorporated herein by reference (the “Additional Subleased Premises”; the Original Subleased Premises and the Additional Subleased Premises are hereinafter collectively referred to as the “Subleased Premises”). Sublandlord has subleased and rented and does hereby sublease and rent to Subtenant, and Subtenant hereby subleases from Sublandlord, effective as of the Expansion Date, the Additional Subleased Premises. Subtenant hereby subleases the Additional Subleased Premises upon the same terms and conditions as the Original Subleased Premises except as specifically set forth herein to the contrary. The rentable area of the Additional Subleased Premises as specified in this Section 2 is only an approximation and no variation between the amount so stated and the actual rentable area of the Additional Subleased Premises shall alter the obligations of Sublandlord and Subtenant under the Sublease, as amended hereby.

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(b) On the Expansion Date, Sublandlord shall deliver the Additional Subleased Premises, and Subtenant agrees to accept the Additional Subleased Premises, in its “as is” broom clean condition as of the date hereof and free of all occupants and personal property except as set forth on Exhibit B attached hereto. Notwithstanding the forgoing, no later than ten (10) business days prior to the Expansion Date, Subtenant shall have the option to designate by written notice to Sublandlord any items listed on Exhibit B which Subtenant would like removed. Except as expressly set forth above, Sublandlord shall not be obligated to perform any work or furnish any materials in, to or about the Subleased Premises in order to prepare the Additional Subleased Premises for use or occupancy by Subtenant or otherwise. Subtenant agrees that in executing this Amendment, it has not relied upon any statements, representations, covenants or warranties made by Sublandlord or any person acting on behalf of Sublandlord other than those, if any, expressly set forth in this Amendment, and on such investigations, examinations and inspections as Subtenant has chosen to make or has made.

3. Term. The term of the Sublease with respect to the Additional Subleased Premises (“Additional Subleased Premises Term”) shall commence on the Expansion Date and shall expire on the Expiration Date (as defined in the Sublease).

4. Base Rent for Additional Subleased Premises. Commencing on the Expansion Date, Subtenant shall, in addition to the Base Rent described in the table in Section 4 of the Sublease, pay to Sublandlord additional Base Rent for the Additional Subleased Premises as follows:

Additional Subleased Premises Term	Monthly Rent Installment	Cost per rentable square foot, net of Tenant Electricity
Expansion Date - 8/31/2014	$0.00	$0.00
9/1/2014 - 1/31/15	$85,373.11	$26.95
2/1/15 - 1/31/16	$86,957.03	$27.45
2/1/16 - 1/31/17	$88,540.94	$27.95
2/1/17 - 1/31/18	$90,124.86	$28.45
2/1/18 - 1/31/19	$91,708.78	$28.95
2/1/19 - 10/31/19	$93,292.69	$29.45

5. Additional Rent for Additional Subleased Premises. In addition to the Base Rent for the Additional Subleased Premises as set forth in Section 4 above, Subtenant covenants and agrees to pay, from and after the Expansion Date, the amounts specifically defined in Article 4.2 of the Master Lease as Operating Cost Escalation, as such apply to the Additional Subleased Premises, except that (i) the Base Year for Operating Expenses shall be calendar year 2014 (ii) the Base Year Real Estate Taxes shall be fiscal year 2015 (i.e. July 1, 2014 to June 30, 2015) and (iii) all charges set forth on Exhibit D to the Master Lease (specifically including electricity charges set forth in Section IX thereof). Sublandlord shall bill Subtenant for each item of Operating Cost Escalation promptly after Sublandlord receives the corresponding bill from Landlord for items which were incurred or arose on and after the Expansion Date, and Subtenant shall pay each amount so billed within ten (10) business days after being billed therefore.

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6. Security Deposit.

(a) Sublandlord and Subtenant acknowledge that (i) Sublandlord is currently holding a security deposit of One Hundred Sixty-Five Thousand Two Hundred Twenty Eight and 74/100 Dollars ($165,228.74) (the “Existing Security Deposit”). In connection with the Amendment, Subtenant shall pay to Sublandlord an additional security deposit equal to One Hundred Seventy-Six Thousand and No/100 Dollars ($176,000.00) to further secure the performance of the Subtenant’s obligations under the Sublease (the “Additional Security Deposit”; the Existing Security Deposit and the Additional Security Deposit are hereinafter collectively referred to as the “Security Deposit”). Provided that Subtenant is not in default under the Sublease or this Amendment beyond applicable notice and cure periods on the Additional Security Deposit Reduction Date (as defined below), the required amount of the Additional Security Deposit shall be reduced to an amount equal to the sum of Eighty-Eight Thousand and No/100 Dollars ($88,000.00) on June 1, 2017 (the “Additional Security Deposit Reduction Date”), and provided that Subtenant has provided the Additional Security Deposit, in cash, as opposed to a Letter of Credit (as set forth in Section 6(b) below), Sublandlord shall promptly refund to Subtenant the applicable amount of such Security Deposit reductions on such dates.

(b) Notwithstanding the foregoing provisions of Section 6(a) above, Subtenant may deliver the Additional Security Deposit to Sublandlord in the form of a letter of credit (the “Letter of Credit”), subject to the provisions of this Section 6(b). The Letter of Credit shall name Sublandlord as its beneficiary and shall be transferable (without the payment of any fee), unconditional and irrevocable. The form and substance of the Letter of Credit and the identity of the issuing bank (the “Issuer”) shall be satisfactory to Sublandlord in its sole discretion. The following provisions shall govern the Letter of Credit:

(i) Subtenant shall be entitled to either provide a Letter of Credit providing for a term which expires on the Expiration Date or separate Letters of Credit having earlier expiration dates. In the event Subtenant elects to provide separate Letters of Credit, Subtenant shall cause a replacement Letter of Credit meeting the requirements of this provision to be prepared, issued and delivered to Sublandlord not less than thirty (30) days prior to the stated expiration of the Letter of Credit then being held by Sublandlord. In the event that Subtenant fails to deliver such replacement Letter of Credit to Sublandlord in a timely manner, Sublandlord shall have the right, regardless of whether there then exists an default by Subtenant under the Sublease or this Amendment, to present the Letter of Credit to the Issuer for payment in which case any drawn funds shall be held by Sublandlord as a security deposit by Sublandlord pursuant to the terms of Section 22 of the Sublease and Section 6(a) of this Amendment.

(ii) Upon the occurrence of a default by Subtenant under the Sublease or this Amendment, Sublandlord shall be entitled to present the Letter of Credit to the Issuer for payment; provided, however, if Sublandlord is prohibited by applicable law from giving Subtenant notice of a breach under the Sublease or this Amendment, Sublandlord shall still be entitled to present the Letter of Credit to the Issuer for payment upon the occurrence of a breach or default under the Sublease or this Amendment.

(iii) Neither the Letter of Credit nor its proceeds shall be considered a measure of Sublandlord’s damage in case of an default by Subtenant under the Sublease or this Amendment. After having presented the Letter of Credit to its issuer for payment, Sublandlord may, from time to time in its sole discretion, without prejudice to any other right or remedy of Sublandlord, use the proceeds thereof to perform the obligation of Subtenant which was not performed and which resulted in

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the default by Subtenant under the Sublease or this Amendment. Any sums remaining after any such expenditure by Sublandlord, shall be held as a security deposit by Sublandlord pursuant to the terms of Section 22 of the Sublease and Section 6(a) of this Amendment. The presentment of the Letter of Credit to the Issuer for payment shall be cumulative of Sublandlord’s other rights and remedies available at law or in equity. No failure or delay by Sublandlord in presenting the Letter of Credit to Sublandlord for payment shall constitute a waiver of any default by Subtenant under the Sublease or this Amendment.

(iv) At the time of presentment of the Letter of Credit to the Issuer, Sublandlord shall provide the Issuer a certificate stating “The undersigned representative of the Sublandlord pursuant to the terms of that certain Sublease agreement between Earthlink, LLC, as Sublandlord, and Demandware, Inc., as Subtenant, hereby certifies that the holder of this Letter of Credit is entitled to present the Letter of Credit for payment.” The execution of this certificate is the only condition to the presentment of the Letter of Credit to the issuer for payment.

7. Restoration of the Premises. The first grammatical sentence of Section 7(b) of the Sublease is hereby deleted in its entirety and replaced with the following:

“Except as otherwise expressly provided in this Sublease, Subtenant assumes and shall keep, observe and perform every term, provision, covenant and condition on Sublandlord’s part pertaining to the Subleased Premises which is required to be kept, observed and performed pursuant to the Master Lease and which arises or accrues during the Term, specifically including, but not limited to, all of Sublandlord’s obligations to restore the Premises at the expiration of the Master Lease as set forth in Section 6.1.2 of the Master Lease.”

8. Right of First Offer. Section 9 of the Sublease is hereby deleted in its entirety.

9. Signage. Section 10 of the Sublease is hereby deleted in its entirety and replaced with the following:

“Subject to the terms of the Master Lease, Subtenant shall have the right to maintain its existing signage rights as of the Effective Date of the Amendment and all of Sublandlord’s signage rights under the Master Lease, including the signage rights set forth in Section 6.1.20 of the Master Lease; provided that Subtenant shall not have any right to the $25,000 allowance provided in the second to last grammatical sentence of the second grammatical paragraph of Section 6.1.20. Notwithstanding anything to the foregoing contained in this Sublease, the provision of such signage is the sole responsibility of Landlord, and not Sublandlord, subject to Sublandlord’s obligations under Section 14 below. As part of the process of assigning Sublandlord’s signage rights to Subtenant, Sublandlord shall remove the existing exterior signage of Sublandlord as soon as practicable after obtaining Landlord’s consent pursuant to Section 14 below and shall use good faith, commercially reasonable efforts to remove such signage prior to the Expansion Date.”

10. Brokerage. Sublandlord and Subtenant warrant and represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen in connection with this Amendment, except T3 Advisors (collectively, the “Broker”). Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder’s fees, or other compensation made by any other agent, broker, salesman or finder as a consequence of said party’s actions or dealings with any such agent, broker, salesman, or finder. Sublandlord agrees to pay Broker a brokerage commission pursuant to a separate agreement.

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11. Continued Validity. Except as hereinabove provided, all other terms and conditions of the Sublease shall remain unchanged and in full force and effect, and are hereby ratified and confirmed by Sublandlord and Subtenant. Subtenant hereby acknowledges and agrees that, as of the date hereof, the Sublease is subject to no offsets, claims, counterclaims or defenses of any nature whatsoever.

12. Binding Effect. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, representatives and assigns, but always subject, in the case of Subtenant, to the limitations on assignment and sublease set forth in the Sublease. In the event of any inconsistency or conflict between the terms of this Amendment and the terms of the Sublease, the terms hereof shall control. Time is of the essence of all of the terms of this Amendment.

13. Modifications. This Amendment may not be changed, modified, discharged or terminated orally in any manner other than by an agreement in writing signed by Sublandlord and Subtenant or their respective heirs, representatives, successors and permitted assigns.

14. Landlord’s Consent to Sublease. This Amendment is subject to the consent of Landlord, which consent shall be evidenced by such form as may be acceptable to Landlord. Sublandlord agrees to use continuing, good faith, commercially reasonable efforts to obtain the consent of Landlord to this Amendment as soon as reasonably possible following execution of this Amendment by Subtenant and Sublandlord. In the event that Landlord’s consent is not obtained within thirty (30) days following the submittal of this Amendment by Sublandlord to Landlord for consent, each of Sublandlord and Subtenant shall have the right to terminate this Amendment by providing written notice of termination to the other party. For purposes of this paragraph, Landlord’s consent shall be deemed to have been given as of the date when Landlord’s unconditional consent to this Amendment has been obtained, or, in the event such consent is conditional, the date upon which such conditions have been fully satisfied or waived by Landlord.

15. Counterparts. This Amendment may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Amendment as of the Effective Date, intending to be bound hereby.

SUBLANDLORD:

EARTHLINK, LLC, a Delaware limited liability company

By:	/s/ Bradley A. Ferguson
Name:	Bradley A. Ferguson
Its:	EVP & CFO

SUBTENANT:

DEMANDWARE, INC., a Delaware corporation

By:	/s/ Sheila Flaherty
Name:	Sheila Flaherty
Its:	SVP & General Counsel

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EXECUTION VERSION

Exhibit B

Furniture/Fixture/Equipment:

Subtenant is to have use of all furniture within the Additional Subleased Premises at no cost during the Additional Subleased Premises Term and shall acquire title on the Expansion Date for consideration of one dollar ($1.00). Sublandlord shall keep all furniture existing at the Expansion Date in place on the floor of the Subleased Premises, unless as otherwise specified in Article 3 of the Sublease or Exhibit C hereto. Notwithstanding the forgoing, in the event Subtenant defaults on its obligations under the Sublease and Sublandlord recaptures any portion of the Subleased Premises, either for its own use or to sublet to a third party(ies), title to all of the furniture inventory set forth below to the extent that such inventory still remains at the Subleased Premises shall automatically revert to Sublandlord and Subtenant expressly releases any and all claim therein. Any inventory that reverts back to Sublandlord pursuant to the forgoing sentence shall be returned by Subtenant to Sublandlord in “as-is” condition without representation or warranty.

The furniture, fixture, and equipment inventory shall be as follows:

Location	Item	Please Remove from space

Front Desk Area	Front desk, chair, one small end table and TV	2 White chairs, lights and misc. vase décor

Mail Room	9 large metal shelf’s, large folding table and 2 rolling carts	File cabinets (3)

General office area	All existing cubes, chairs & plants	All metal file cabinets & network on walls

Kitchen	Atlas water hookup	Microwaves, refrigerators and Toasters

NOC	Existing desk furniture and chairs	Black small Pedi files, lazy boy chair

Conference rooms	4 large conference table with chairs Hawthorne room TV, all white boards

CEO office	Desk furniture and credenza	TV?

Broom Closet (IT build room)	all shelves and work tables

Server room	4 racks left	12 racks

Date Room	Data Closet – All patch panels w/ racks stay, portable AC unit stays.	Remove Security controller – leave readers and wires,

FIRST AMENDMENT TO LANDLORD’S CONSENT TO SUBLEASE

THIS FIRST AMENDMENT TO LANDLORD’S CONSENT TO SUBLEASE (this “Agreement”) is entered into as of the 14 day of April, 2014 among Burlington Office Park V Limited Partnership, with a notice address c/o The Gutierrez Company, One Wall Street, Burlington, Massachusetts 01803, Attention: Arthur J. Gutierrez, Jr., President (“Landlord”), EarthLink, LLC (as successor in interest to Conversent Communications of Massachusetts, Inc., d/b/a EarthLink Business), with a notice address of Earthlink, Inc., 1375 Peachtree Street NE, Atlanta, Georgia 30309 (“Tenant”), and Demandware, Inc., with a notice address of 5 Wall Street, Burlington, Massachusetts 01803 (“Subtenant”).

Recitals

A.	Reference is made to that certain lease dated July 2, 2008 (the “Master Lease”) between Tenant and Landlord of certain premises of approximately 75,495 rentable square feet of space on the fifth and sixth floors (the “Premises”) comprising a portion of the building (the “Building”) located on that certain parcel of real property known and numbered Five Wall Street, Burlington, MA 01803 (the “Property”);

B.	Landlord is the current owner of the Property and the current landlord under the Master Lease and Tenant is the current tenant under the Master Lease;

C.	Tenant agreed to sublease approximately 37,481 rentable square feet consisting of the entire sixth floor of the Premises (the “Sublease Premises”) to Subtenant as of the commencement date set forth in that certain sublease dated as of January 25, 2012 (the “Sublease”);

D.	Landlord consented to the Sublease pursuant to a Landlord’s Consent to Sublease dated as of February 14, 2014 and executed by and between Landlord, Tenant and Subtenant (the “Landlord’s Consent”);

E.	Pursuant to Section 9 of the Sublease, Subtenant has elected to exercise its Right of First Offer as to the fifth (5th) floor space contained within the Premises;

F.	Pursuant to Section 6.1.6 of the Master Lease, Tenant has requested Landlord’s consent to the exercise of Subtenant’s Right of First Offer under the Sublease, and Tenant and Subtenant have executed this Agreement to induce Landlord to render such consent; and

G.	Landlord desires to consent to such exercise of Subtenant’s Right of First Offer under the Sublease, strictly in accordance with the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the parties hereto agree as follows:

Agreement

1. Capitalized Terms. Each capitalized term appearing but not defined herein shall have the meaning, if any, ascribed to such term in the Master Lease.

2. Recitals. The recitals above are true and correct and are incorporated herein by reference.

3. Consent. Landlord hereby consents to the exercise of Subtenant’s Right of First Offer as set forth in Section 9 of the Sublease. All terms and provisions set forth in Landlord’s Consent shall be, and hereby are, ratified and confirmed, and shall apply and extend to the fifth (5th) floor of the Premises. As of the effective date of this Agreement set forth in Section 4g below, the fifth (5th) floor space shall constitute part of the Sublease Premises.

4. Amendment. Subtenant hereby agrees that in the event that the Master Lease is terminated and the provisions of Paragraph 15 of Landlord’s Consent become applicable, then, at Landlord’s election, Subtenant shall obtain a reinstatement of the Master Lease in accordance with and upon the terms and conditions set forth in said Paragraph 15. Accordingly, Paragraph 15 shall be, and hereby is, amended by deleting Paragraph 15 in its entirety, and by replacing the same with Exhibit “A” attached hereto and made a part hereof.

5. Miscellaneous.

a.	No Recording. Tenant and Subtenant each agrees not to record this Agreement.

b.	Entire Agreement. This Agreement and the Landlord’s Consent contain the entire agreement between Landlord, Tenant and Subtenant with respect to its subject matter, and incorporate and supersede all prior negotiations, discussions and agreements between the parties. This Agreement may be amended only by subsequent written agreement between Landlord, Tenant and Subtenant.

c.	Brokers. Tenant and Subtenant each agree that any fees or commissions due to any broker or finder with regard to the Sublease Premises or the Sublease shall be paid by Tenant or Subtenant as they may agree. Tenant and Subtenant agree to indemnify, defend (with counsel reasonably satisfactory to Landlord), and hold Landlord harmless from and against any loss, liability and expense (including, without limitation, reasonable attorneys’ fees and disbursements) arising out of claims for fees or commissions with regard to the Sublease Premises or the Sublease.

d.	Construction. This Agreement shall be governed by, and construed in accordance with, the laws of the state in which the Property is located. Time is of the essence of each and every provision of this Agreement. If any provision of this Agreement shall be held to be invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected thereby and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

e.	Counterparts. This Agreement may be executed in one or more counterparts all of which when taken together will constitute a single agreement. All signatures need not appear on any one counterpart.

f.	Effectiveness of Agreement. This Agreement is submitted to Tenant and Subtenant on the understanding that it will not be considered an offer and will not bind Landlord in any way until (a) Tenant and Subtenant have duly executed and delivered duplicate originals hereof and of the Sublease to Landlord, (b) Landlord has executed and delivered one of such originals of this Agreement to Tenant and Subtenant, and (c) Landlord’s mortgagee has consented to this Agreement in writing, whereupon Landlord shall deliver a copy of such approval to Tenant and Subtenant.

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g.	Binding on Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto, and upon their respective successors and assigns; provided, however, that nothing in this paragraph shall be interpreted to create any rights of assignment or transfer that do not already exist pursuant to the Master Lease and/or this Agreement.

(Signature on Next Page)

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IN WITNESS WHEREOF, the undersigned have executed this Agreement under seal as of the date first above set forth.

LANDLORD:

BURLINGTON OFFICE PARK V LIMITED PARTNERSHIP

	By:	The Gutierrez Company, Its General Partner
/s/ [Illegible]
Witness
	By:	/s/ Arthur J. Gutierrez, Jr.
Arthur J. Gutierrez, Jr., President

ACCEPTED AND AGREED TO:

TENANT/SUBLANDLORD:

EARTHLINK, LLC.

	By:	/s/ Bradley A. Ferguson
/s/ Rosalie Swoboda	Name:	Bradley A Ferguson
Witness	Title:	EVP & CFO

SUBTENANT:

DEMANDWARE, INC.

	By:	/s/ Sheila Flaherty
	Name:	Sheila Flaherty
	Title:	SVP & General Counsel
/s/ Sara Ann McGill
Witness

EXHIBIT “A

15. Termination of Master Lease. If the Master Lease shall be terminated for any reason, or Landlord shall accept a surrender of the same, then, subject to the terms set forth in this Paragraph 15, the Sublease and the term and estate thereby granted shall terminate upon written notice from Landlord to Subtenant, and Subtenant shall vacate the Sublease Premises on the effective date of such termination or surrender, unless the Master Lease is so being reinstated as provided below. Notwithstanding anything to the contrary contained in the Master Lease or the Sublease, in the event of the termination of the Master Lease (including, without limitation, following rejection of the Master Lease in any bankruptcy or similar proceeding or following Tenant’s exercise of its termination right pursuant to Exhibit N of the Master Lease) or Master Landlord’s reentry and repossession of the Premises prior to the expiration of the Term, the Master Landlord shall serve upon Subtenant written notice that the Master Lease has been terminated (or shall be terminated on a fixed date) together with a statement of any and all sums which would at that time be due under the Master Lease but for such termination, and of all other defaults, if any, under the Master Lease. At Landlord’s election, exercisable by giving written notice to Subtenant simultaneously with said notice from Landlord to Subtenant, Subtenant shall thereupon have the obligation to obtain a reinstatement of the Master Lease in accordance with and upon the following terms and conditions:

(a) Upon the written request of Landlord requesting reinstatement of the Master Lease, within thirty (30) days after receipt of such notice from Master Landlord that the Master Lease has been terminated or Master Landlord has reentered and repossessed the Premises, the Master Landlord shall reinstate the Master Lease of the entire Premises with Subtenant, whereupon Subtenant shall cure any previously uncured defaults of Sublandlord under the Master Lease beyond applicable notice and cure periods which are reasonably susceptible of cure by Subtenant prior to the reinstatement of the Master Lease, and shall reimburse Master Landlord for all of Master Landlord’s costs and expenses arising from Sublandlord’s defaults under the Master Lease, including, without limitation, Master Landlord’s reasonable attorneys fees.

(b) Such reinstatement of the Master Lease shall be effective as of the date of termination of the Master Lease, and shall be for the remainder of the Term (which shall include the right to exercise any applicable extension options subject to the terms and provisions of the Master Lease) and at the rent and upon all the agreements, terms, covenants and conditions thereof and rental adjustments shall be made between the parties, as applicable. In addition to curing prior defaults of Sublandlord as provided in paragraph (a) above such reinstatement shall require Subtenant to perform any unfulfilled obligations of Sublandlord under the Master Lease first arising, or continuing, after the event of default which occasioned the termination of the Master Lease. Upon the execution of such reinstatement of the Master Lease, Subtenant shall expressly assume in writing all obligations as tenant under the Master Lease from and after the date thereof, including, without limitation, the obligation to pay any and all sums thereafter arising under the Master Lease.